      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 1996



                                                      REGISTRATION NO. 333-04451

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              MEDAPHIS CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                              7374                             58-1651222
  (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
   incorporation or organization)       Classification Code Number)            Identification Number)

                       2700 CUMBERLAND PARKWAY, SUITE 300
                             ATLANTA, GEORGIA 30339

                                 (770) 444-5300

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                               RANDOLPH G. BROWN
                       2700 CUMBERLAND PARKWAY, SUITE 300
                             ATLANTA, GEORGIA 30339

                                 (770) 444-5300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:


          ROBERT W. MILLER                  WILLIAM R. SPALDING                   EDWARD J. PIERCE
          KING & SPALDING                 SENIOR VICE PRESIDENT--                 ROBERT F. WEBER
        191 PEACHTREE STREET          ADMINISTRATION, GENERAL COUNSEL      SEYFARTH, SHAW, FAIRWEATHER &
       ATLANTA, GEORGIA 30303                  AND SECRETARY                         GERALDSON
           (404) 572-4600                   MEDAPHIS CORPORATION               2029 CENTURY PARK EAST
                                          2700 CUMBERLAND PARKWAY                    SUITE 3300
                                                 SUITE 300                 LOS ANGELES, CALIFORNIA 90067
                                           ATLANTA, GEORGIA 30339                  (310) 277-7200
                                               (770) 444-5300


                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

     If any securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


                             ---------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              MEDAPHIS CORPORATION

                             CROSS REFERENCE TABLE
             LOCATION IN PROXY STATEMENT/PROSPECTUS OF INFORMATION
                         REQUIRED BY ITEMS OF FORM S-4

         ITEM NUMBER AND CAPTION IN FORM S-4                LOCATION IN PROSPECTUS
     -------------------------------------------  -------------------------------------------
  1. Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus...  Outside Front Cover of Proxy
                                                    Statement/Prospectus; Facing Page of the
                                                    Registration Statement
  2. Inside Front and Outside Back Cover Pages
       of Prospectus............................  Available Information; Incorporation of
                                                    Certain Documents by Reference; Table of
                                                    Contents
  3. Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information............  Summary
  4. Terms of the Transaction...................  Summary; The Merger
  5. Pro Forma Financial Information............  Summary; Unaudited Pro Forma Combined
                                                    Financial Information
  6. Material Contacts with the Company Being
       Acquired.................................  Summary; The Merger
  7. Additional Information Required for
       Reoffering by Persons and Parties Deemed
       to be Underwriters.......................  Not Applicable
  8. Interests of Named Experts and Counsel.....  Not Applicable
  9. Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities..............................  Not Applicable
 10. Information With Respect to S-3
       Registrants..............................  Summary; Unaudited Pro Forma Combined
                                                    Financial Information; Business of
                                                    Medaphis
 11. Incorporation of Certain Information by
       Reference................................  Incorporation of Certain Documents by
                                                    Reference
 12. Information With Respect to S-2 or S-3
       Registrants..............................  Not Applicable
 13. Incorporation of Certain Information by
       Reference................................  Not Applicable
 14. Information With Respect to Registrants
       Other Than S-3 or S-2 Registrants........  Not Applicable
 15. Information With Respect to S-3
       Companies................................  Not Applicable
 16. Information With Respect to S-2 or S-3
       Companies................................  Not Applicable

         ITEM NUMBER AND CAPTION IN FORM S-4                LOCATION IN PROSPECTUS
     -------------------------------------------  -------------------------------------------
 17. Information With Respect to Companies Other
       Than S-2 or S-3 Companies................  Summary; Selected Consolidated Financial
                                                    Information of HDS; Management's
                                                    Discussion and Analysis of Financial
                                                    Condition and Results of Operations of
                                                    HDS; Business of HDS; Ownership of HDS
                                                    Capital Stock; Index to Consolidated
                                                    Financial Statements of HDS
 18. Information if Proxies, Consents or
       Authorizations Are to be Solicited.......  Summary; The Merger; Ownership of HDS
                                                    Capital Stock; The HDS Special Meeting;
                                                    Stockholder Proposals
 19. Information if Proxies, Consents or
       Authorizations Are not to be Solicited,
       or in an Exchange Offer..................  Not Applicable

[HDS LOGO]
268 W. Hospitality Lane
San Bernardino, CA 92408 (909) 888-3282
Telex: 298889 HDSC UR  Facsimile: (909) 885-0124


                                  June 3, 1996


Dear Stockholder:


     You are cordially invited to attend an important Special Meeting of the Stockholders of Health Data Sciences Corporation ("HDS") to be held on June 29, 1996, at 10:00 a.m., local time, at the Mission Inn, 3649 Seventh Street, Riverside, California.



     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Amended and Restated Merger Agreement dated as of May 23, 1996 (the "Merger Agreement"), by and among HDS, Medaphis Corporation ("Medaphis") and HDSSub, Inc., a wholly-owned subsidiary of Medaphis ("Newco"), which provides for (i) the acquisition of HDS by Medaphis, and (ii) the merger of Newco with and into HDS (the "Merger"). If the Merger is consummated, each outstanding share of HDS Common Stock, HDS Series B Preferred Stock, HDS Series C Preferred Stock and HDS Series F Preferred Stock will be converted into the right to receive .7912 of a share of Medaphis Common Stock.


     The Merger Agreement has been approved and adopted by the Boards of Directors of HDS and Medaphis and is subject to approval by (i) the holders of a majority of the outstanding shares of HDS Common Stock, HDS Series B Preferred Stock, HDS Series C Preferred Stock and HDS Series F Preferred Stock, voting together as a single class, and (ii) the holders of at least 85% of the outstanding shares of HDS Series F Preferred Stock, voting as a separate class.

     THE BOARD OF DIRECTORS OF HDS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF HDS AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT THE HDS STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

     Details of the background and reasons for the proposed Merger appear and are explained in the accompanying Proxy Statement/Prospectus. Additional information regarding HDS and Medaphis also is set forth in the Proxy Statement/Prospectus and, with respect to Medaphis, incorporated therein by reference to other documents.

     It is important that your shares be represented at the Special Meeting either in person or by proxy. HDS has prepared a proxy card for the HDS Common Stock, the HDS Series B Preferred Stock and the HDS Series C Preferred Stock, and a separate proxy card for the HDS Series F Preferred Stock. A proxy card or cards for the HDS Common Stock or HDS Preferred Stock you own is enclosed. Whether or not you plan to attend the Special Meeting, please complete, sign and date the appropriate enclosed proxy card(s) and return such card(s) in the enclosed postage paid envelope. Holders of HDS Series F Preferred Stock who are also holders of any other class of HDS stock are requested to sign and return both proxy cards enclosed. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          /s/ Ralph A. Korpman, M.D.

                                          Ralph A. Korpman, M.D.
                                          Chairman of the Board and Chief
                                          Executive Officer

                        HEALTH DATA SCIENCES CORPORATION
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 29, 1996

                             ---------------------


     Notice is hereby given that a Special Meeting of Stockholders of Health Data Sciences Corporation ("HDS") will be held on June 29, 1996, at 10:00 a.m., local time, at the Mission Inn, 3649 Seventh Street, Riverside, California, for the following purposes:



          (1) To consider and vote upon a proposal to approve the Amended and Restated Merger Agreement (the "Merger Agreement") dated as of May 23, 1996, by and among HDS, Medaphis Corporation ("Medaphis") and HDSSub, Inc., a wholly owned subsidiary of Medaphis ("Newco"), pursuant to which (i) Newco will be merged with and into HDS (the "Merger"), and (ii) each outstanding share of HDS Common Stock, HDS Series B Preferred Stock, HDS Series C Preferred Stock and HDS Series F Preferred Stock will be converted into the right to receive .7912 of a share of Medaphis Common Stock.


          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of shares of HDS Common Stock, HDS Series B Preferred Stock, HDS Series C Preferred Stock and HDS Series F Preferred Stock have the right to dissent from the Merger and receive payment for the statutory "fair value" of their shares, upon compliance with the provisions of the Delaware General Corporation Law regarding appraisal rights, a copy of which is attached as Annex B to the accompanying Proxy Statement/Prospectus and is summarized therein under the caption "The Merger -- Appraisal Rights."


     The Board of Directors has fixed the close of business on May 28, 1996, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and at any adjournment thereof.


     Your attention is directed to the Proxy Statement/Prospectus submitted with this Notice.

                                          By order of the Board of Directors

                                          /s/ Janice E. Ticich

                                          Janice E. Ticich
                                          Secretary

San Bernardino, California

June 3, 1996


     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD(S) AND RETURN SUCH CARD(S) PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD(S).

                        HEALTH DATA SCIENCES CORPORATION
                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 29, 1996

                             ---------------------

                              MEDAPHIS CORPORATION
                                   PROSPECTUS

                             SHARES OF COMMON STOCK


     This Proxy Statement/Prospectus is being furnished to stockholders of Health Data Sciences Corporation ("HDS") in connection with the solicitation of proxies on behalf of the Board of Directors of HDS for use at the Special Meeting of Stockholders of HDS to be held on June 29, 1996, and at any adjournment thereof (the "Special Meeting"). At the Special Meeting, stockholders of HDS will be asked to consider and vote upon a proposal to approve the Amended and Restated Merger Agreement (the "Merger Agreement"), dated as of May 23, 1996, by and among HDS, Medaphis Corporation ("Medaphis") and HDSSub, Inc., a wholly owned subsidiary of Medaphis ("Newco"), pursuant to which Newco will be merged with and into HDS (the "Merger"). If the Merger is consummated, each outstanding share of common stock, $.10 par value per share, of HDS ("HDS Common Stock"), Series B Convertible Preferred Stock, $.10 par value per share, of HDS ("HDS Series B Preferred Stock"), Series C Convertible Preferred Stock, $.10 par value per share, of HDS ("HDS Series C Preferred Stock") and Series F Convertible Preferred Stock, $.10 par value per share, of HDS ("HDS Series F Preferred Stock" and, along with the HDS Series B Preferred Stock and the HDS Series C Preferred Stock, the "HDS Preferred Stock") (other than treasury shares or shares held by HDS stockholders who perfect their appraisal rights under Delaware law) will be converted into the right to receive
 .7912 of a share of the Common Stock, par value $.01 per share, of Medaphis ("Medaphis Common Stock").



     This Proxy Statement/Prospectus and the form(s) of proxy for the Special Meeting will first be sent to stockholders of HDS on or about June 3, 1996.



     FOR A DESCRIPTION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN MEDAPHIS COMMON STOCK, SEE "RISK FACTORS.


     This Proxy Statement/Prospectus also constitutes a prospectus of Medaphis relating to the issuance of shares of Medaphis Common Stock to stockholders of HDS pursuant to the terms of the Merger Agreement. Medaphis has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of Medaphis Common Stock to be issued in connection with the Merger.

     No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer of Medaphis Common Stock to be issued in connection with the Merger, and, if given or made, such information or representation must not be relied upon as having been authorized by Medaphis, HDS or any other person. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase Medaphis Common Stock in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it would be unlawful. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of such Medaphis Common Stock shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     THE SHARES OF MEDAPHIS COMMON STOCK TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Proxy Statement/Prospectus is May 31, 1996.

                             AVAILABLE INFORMATION

     Medaphis is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by Medaphis can be inspected and copied at the office of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661, and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Medaphis has filed with the Commission the Registration Statement under the Securities Act. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information relating to Medaphis and the shares of Medaphis Common Stock offered hereby, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by Medaphis are incorporated by reference into this Proxy Statement/Prospectus:

          (i) Medaphis' Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed on April 1, 1996;

          (ii) Medaphis' Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed on May 15, 1996;


          (iii) Medaphis' Current Reports on Form 8-K filed on April 3, 1995 (as amended by Form 8-K/A filed on April 5, 1995), October 13, 1995, January 19, 1996, February 12, 1996, February 29, 1996, April 3, 1996, May 21,
     1996, May 24, 1996 and May 29, 1996; and


          (iv) The description of the Medaphis Common Stock in Medaphis' Registration Statement on Form 8-A/A filed on May 22, 1996.


     In addition, all documents filed by Medaphis pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus except as so modified or superseded.



     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, FROM MELISSA COLEY, INVESTOR RELATIONS COORDINATOR, MEDAPHIS CORPORATION, 2700 CUMBERLAND PARKWAY, SUITE 300, ATLANTA, GEORGIA 30339; TELEPHONE NUMBER (770) 444-5300. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY SUCH REQUEST SHOULD BE MADE BY JUNE 24, 1996.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
Available Information.................................................................    ii
Incorporation of Certain Documents by Reference.......................................    ii
Summary...............................................................................     1
  The Parties.........................................................................     1
  The HDS Special Meeting.............................................................     2
  The Merger..........................................................................     3
  Results of Operations...............................................................     8
  Markets and Market Prices...........................................................     8
  Comparative Per Share Information...................................................     9
  Selected Historical and Pro Forma Financial Data....................................    11
Risk Factors..........................................................................    15
General Information...................................................................    18
The HDS Special Meeting...............................................................    18
  Time, Date, Place and Purpose.......................................................    18
  Record Date and Shares Entitled to Vote.............................................    18
  Vote Required; Security Ownership of Management.....................................    19
  Solicitation and Revocation of Proxies..............................................    19
The Merger............................................................................    20
  Background of the Merger............................................................    20
  Reasons for the Merger..............................................................    20
  Terms of the Merger Agreement.......................................................    21
  Effective Time of the Merger........................................................    23
  Recommendation of the HDS Board of Directors........................................    23
  Opinion of Financial Advisor to HDS.................................................    23
  Interests of Certain Persons in the Merger..........................................    27
  Certain Agreements in Connection with the Merger....................................    27
  HDS Options.........................................................................    27
  Accounting Treatment................................................................    28
  Certain Federal Income Tax Consequences.............................................    28
  Resale of Medaphis Common Stock.....................................................    29
  Comparison of Rights of Holders of Medaphis Common Stock and HDS Common Stock and
     HDS Preferred Stock..............................................................    30
  Comparison of Rights of Holders of Medaphis Common Stock and HDS Preferred Stock....    32
  HDS Preferred Stock Purchase Agreements.............................................    33
  Certain Repurchase Rights and Transfer Restrictions.................................    34
  Appraisal Rights....................................................................    34
Business of Medaphis..................................................................    37
  General.............................................................................    37
  Medaphis Re-Engineering Project.....................................................    37
  Recently Completed and Future Acquisitions..........................................    38
  Completed Acquisitions..............................................................    38
  Future Acquisitions.................................................................    39
  Results of Operations...............................................................    39
  Other events........................................................................    39
Unaudited Pro Forma Combined Financial Information....................................    40
Selected Consolidated Financial Information of HDS....................................    45
Management's Discussion and Analysis of Financial Condition and Results of Operations
  of HDS..............................................................................    46
  Overview............................................................................    46
  Results of Operations...............................................................    46
  Fiscal Year Ended March 31, 1996 Compared to Fiscal Year Ended March 31, 1995.......    47
  Fiscal Year Ended March 31, 1995 Compared to Fiscal Year Ended March 31, 1994.......    47
  Liquidity and Capital Resources.....................................................    48

                                                                                        PAGE
                                                                                        ----
Business of HDS.......................................................................    49
  Industry Background.................................................................    49
  Demand for Information Technology...................................................    49
  The HDS Approach....................................................................    49
  The ULTICARE System.................................................................    50
  Security and Privacy Assurance......................................................    50
  Other Products......................................................................    51
  Services............................................................................    51
  Market and Customers................................................................    51
  Sales and Marketing.................................................................    52
  Business Relationships..............................................................    52
  HDS Employees.......................................................................    52
  Competition.........................................................................    53
  Proprietary Technology..............................................................    53
  Facilities..........................................................................    54
  Legal Proceedings...................................................................    54
Ownership of HDS Capital Stock........................................................    54
Experts...............................................................................    57
Legal Matters.........................................................................    58
Stockholder Proposals.................................................................    58
Index to Consolidated Financial Statements............................................   F-1
Annex A: Merger Agreement.............................................................   A-1
Annex B: Text of Section 262 of the Delaware General Corporation Law..................   B-1
Annex C: Fairness Opinion of Hambrecht & Quist........................................   C-1

                                    SUMMARY

     The following is a summary of certain information contained, or incorporated by reference, elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements appearing elsewhere, or incorporated by reference, in this Proxy Statement/Prospectus.

                                  THE PARTIES

MEDAPHIS


     Medaphis is a leading provider of business management services and systems to the healthcare industry. Medaphis' services and systems are designed to assist its clients with the business management functions associated with the delivery of healthcare services, thereby permitting physicians and hospitals to focus on providing quality medical services to their patients. Medaphis also provides subrogation and related recovery services primarily to healthcare payors, scheduling and information management systems to hospitals and emerging integrated healthcare delivery systems and systems integration and work flow engineering systems. Medaphis' scheduling and information systems are designed to improve efficiency by automating certain scheduling and related management functions within a healthcare facility; and its systems integration and work flow engineering systems and services are designed to increase flexibility, improve end-user access to information and increase decision-making capabilities through the strategic use and development of client/server, imaging and other advanced technologies. Medaphis currently provides business management services and systems to approximately 19,700 physicians and over 2,200 hospitals in all 50 states, subrogation and recovery services to healthcare plans covering in excess of 24 million people throughout the United States and systems integration and work flow engineering services in the United States and abroad.



     Medaphis is incorporated under the laws of the State of Delaware. Medaphis Common Stock is traded on The Nasdaq Stock Market under the symbol "MEDA." Unless the context otherwise requires, reference to Medaphis includes Medaphis Corporation and its subsidiaries. Medaphis' principal executive offices are located at 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339, and its telephone number is (770) 444-5300.


HDS


     HDS is a developer and supplier of healthcare information systems to institutions, payers, healthcare networks, and providers. HDS offers a product line generally known as ULTICARE(R), an integrated information system which addresses a healthcare enterprise's information needs through the integrated monitoring, scheduling, documentation, and control of patient care activities. To accomplish this, patient care workstations are situated throughout the enterprise: at patient bedsides, at nursing stations, in ancillary departments (laboratory, radiology, pharmacy, etc.), in physician offices and with mobile health workers such as home care staff. HDS forms relationships throughout the organization, especially with senior management of integrated delivery systems (whether payer, provider, or practitioner based).


     HDS has extensive experience in most phases of patient care automation: nursing, physicians, laboratories, radiology, pharmacy, case management, and quality assurance, among others. HDS customers include hospitals, integrated healthcare enterprises, health maintenance organizations, municipal healthcare systems and elder care organizations.

     ULTICARE offers functional modules to meet the specific information needs of each customer. They may be purchased together as a package or separately, by module. ULTICARE Modular, a four-module package, is a way to obtain patient information throughout an enterprise without having to purchase the entire system at once. It combines HDS's patient-centered Registration/ADT (admission, discharge, transfer), order communications, nursing, and results reporting modules to provide a core clinical information system. A wide selection of additional modules are also available for integration. The following ULTICARE modules are currently available:

        - Patient Registration/ADT
        - Point-of-Care Nursing Support
        - Physician Support
        - Health Maintenance Record
        - Case Management/Critical Pathways
        - Order Communication/Charge Capture
        - Result Reporting
        - Quality Assurance/Utilization Review
        - Laboratory Departmental Processing
        - Medical Records Departmental Processing
        - Pharmacy Departmental Processing
        - Radiology Departmental Processing
        - Other Ancillary Departmental Processing
        - Patient Scheduling and Control
        - Call Center Management
        - Physician/Professional Staff Registry
        - Cost Finding and Analysis
        - Outpatient Appointment and Encounter Processing
        - Report Writer/Query Processor
        - Criteria Evaluation Processor
        - Electronic Mail

     HDS is incorporated under the laws of the State of Delaware. There is no public market for the HDS Common Stock or the HDS Preferred Stock. HDS's principal executive offices are located at 268 West Hospitality Lane #300, San Bernardino, California 92408, and its telephone number is (909) 888-3282.

                            THE HDS SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE


     The Special Meeting will be held on June 29, 1996, at 10:00 a.m. local time, at the Mission Inn, 3649 Seventh Street, Riverside, California. At the Special Meeting, holders of HDS Common Stock and HDS Preferred Stock, voting together as a single class, as well as holders of HDS Series F Preferred Stock, voting as a separate class, will be asked to consider and vote upon a proposal to approve the Merger Agreement. A copy of the Merger Agreement is attached hereto as Annex A and is incorporated herein by this reference.


RECORD DATE AND SHARES ENTITLED TO VOTE


     Only holders of record of shares of HDS Common Stock and HDS Preferred Stock at the close of business on May 28, 1996 (the "Record Date"), are entitled to notice of and to vote at the Special Meeting. As of such date, there were issued and outstanding: 4,083,990 shares of HDS Common Stock held by 158 holders of record, 742,000 shares of HDS Series B Preferred Stock held by 147 holders of record, 1,312,500 shares of HDS Series C Preferred Stock held by 49 holders of record and 1,605,353 shares of HDS Series F Preferred Stock held by 12 holders of record. Holders of record of HDS Common Stock and HDS Preferred Stock on the Record Date for the Special Meeting are entitled to one vote per share on any matter that may properly come before the Special Meeting.

VOTE REQUIRED; SECURITY OWNERSHIP OF MANAGEMENT


     The presence in person or by proxy of the holders of a majority of the shares of HDS Common Stock and HDS Preferred Stock (collectively, the "HDS Capital Stock") outstanding as of the Record Date is necessary to constitute a quorum at the Special Meeting. The affirmative vote of (i) the holders of a majority of the outstanding shares of HDS Common Stock and HDS Preferred Stock, voting together as a single class, and (ii) the holders of at least 85% of the outstanding shares of HDS Series F Preferred Stock, voting as a separate class, in each case, outstanding as of the Record Date, voting in person or by proxy, is necessary to approve the Merger Agreement. As of the Record Date, the executive officers and directors of HDS beneficially owned an aggregate of (i) 1,950,423 shares of HDS Common Stock and HDS Preferred Stock (not including any shares which might be deemed to be beneficially owned on account of outstanding options), or approximately 25.19% of the shares of HDS Common Stock and HDS Preferred Stock then outstanding and (ii) 2,040 shares of HDS Series F Preferred Stock, or less than 1% of the HDS Series F Preferred Stock then outstanding. Approval of the Merger Agreement by the stockholders of Medaphis is not required.


PROXIES

     HDS has prepared a form of proxy card for the HDS Common Stock, the HDS Series B Preferred Stock and the HDS Series C Preferred Stock, and a separate form of proxy card for the HDS Series F Preferred Stock. HDS has enclosed the applicable proxy card or cards with this Proxy Statement/Prospectus. Holders of HDS Common Stock, HDS Series B Preferred Stock or HDS Series C Preferred Stock are requested to sign and return the proxy marked "HDS Common and Series B and C Preferred Stock." Holders of the HDS Series F Preferred Stock are requested to sign and return the proxy marked "HDS Series F Preferred Stock." Holders of HDS Series F Preferred Stock who are also holders of any other class of HDS Capital Stock are requested to sign and return both proxy cards enclosed. All shares of HDS Common Stock and HDS Preferred Stock represented by properly executed proxies, unless such proxies have been previously revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted for approval of the Merger Agreement and, in the discretion of the proxy holder, as to any other matter which may properly come before the Special Meeting. See "The HDS Special Meeting -- Solicitation and Revocation of Proxies."

                                   THE MERGER

BACKGROUND OF THE MERGER


     Beginning in early May 1996, Medaphis and HDS engaged in substantive discussions regarding a possible acquisition transaction. A definitive Merger Agreement was executed on May 23, 1996. Prior to the execution of the Merger Agreement, there was no material relationship between Medaphis and HDS.


REASONS FOR THE MERGER

     HDS. The Board of Directors of HDS formed a special committee consisting of the three non-employee members of the Board (the "Special Committee") to consider the proposed terms of the Merger. In approving and adopting the Merger Agreement and formulating its recommendation that the stockholders of HDS approve and adopt the Merger Agreement and consummate the Merger, the HDS Board of Directors considered a number of factors, including, without limitation, the following: (i) the recommendation of the Special Committee that the Board of Directors approve and adopt the Merger Agreement; (ii) the current privately-held status of HDS; (iii) the quality of, and risks associated with, Medaphis Common Stock to be received by HDS stockholders in the Merger; (iv) the terms of the Merger Agreement; (v) the expectation that the Merger will be treated as a tax-free reorganization for federal income tax purposes so that generally no gain or loss will be recognized by HDS stockholders in connection with the exchange of HDS Common Stock or HDS Preferred Stock for Medaphis Common Stock in the Merger; (vi) the opinion rendered to the HDS Board of Directors by Hambrecht & Quist LLC ("Hambrecht & Quist") that the consideration to be received by the holders of HDS Common Stock and HDS Preferred Stock in the Merger is fair, from a financial point of view, to such stockholders, the full text of which is set forth as Annex C to the Proxy Statement/Prospectus (see "The Merger -- Opinion of Financial Advisor to HDS"); and (vii) certain strategic and business reasons for the Merger, as set forth below as Medaphis' reasons for pursuing the Merger.

     THE BOARD OF DIRECTORS OF HDS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF HDS AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT THE HDS STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

     Medaphis. In approving the Merger, the Merger Agreement and the transactions contemplated thereby, the Board of Directors of Medaphis considered, among other things, the following strategic and business reasons for the Merger.

     First, the Merger provides Medaphis with an advanced clinical information management system which organizes data and processes around a patient-centered model and facilitates the delivery of protocol-based care on a real-time basis. ULTICARE, HDS's lead system, represents an integrated information management system which addresses a healthcare enterprise's information needs through the integrated monitoring, scheduling, documentation and control of all patient care activities. As the evolving healthcare environment continues to promote consolidation among healthcare providers and the growth of managed care, Medaphis believes that the demand for clinical information management systems designed to reduce costs within a healthcare enterprise and improve the quality of care across the enterprise should increase. The Merger provides Medaphis with established and deliverable products and expertise to take immediate advantage of this market opportunity. Moreover, management of Medaphis believes that ULTICARE will complement Medaphis' existing product and service offerings.


     Second, Medaphis believes that the Merger will present opportunities for Medaphis to cross sell systems and services among the consolidated Medaphis/HDS customer base. Through its recent acquisitions of BSG Corporation ("BSG") and Rapid Systems Solutions, Inc. ("Rapid Systems"), Medaphis has become one of the leading client/server systems integration and work flow engineering companies in the United States. Management of Medaphis believes that Medaphis' systems integration and work flow engineering resources and expertise should prove helpful in connection with the sale and installation of HDS's clinical information systems, particularly in integrated healthcare delivery systems ("IHDS") and other large healthcare enterprises which have an ever increasing need for integration of clinical, financial, operational, administrative and analytical systems and data across the enterprise. Similarly, management of Medaphis believes that opportunities exist for Medaphis to provide business management outsourcing services and information management systems to the HDS client base, and to offer HDS's clinical information systems to Medaphis' existing base of healthcare providers and payor clients. Medaphis currently provides business management services and systems to approximately 19,700 physicians and over 2,200 hospitals in all 50 states and subrogation and recovery services to 45 payors covering in excess of 24 million lives.



     Third, Medaphis believes that the Merger will enhance Medaphis' ability to pursue its mission of seeking to achieve an unequaled level of measurable quality and productivity in the delivery of information technology systems and business services which respond to the wants, needs and values of its customers. Management believes that HDS's clinical information systems and expertise together with Medaphis' existing product development expertise should assist Medaphis in developing a proprietary data model for its clients which captures and organizes data relating to the delivery of healthcare services and utilizes such data in real-time to reduce costs, increase efficiency and improve the quality of care provided. It has been estimated that the healthcare industry spends in excess of $40 billion per year and employs in excess of 1 million people to capture data relating to the provision of healthcare services and then to price, bill and collect for such services. The industry is impacted by increasing administrative and other costs and ever increasing information needs. The Merger will provide Medaphis with an advanced clinical information management system which, in management's opinion, represents an integral part of the overall technology and systems needed to address in a meaningful manner the cost and management problems currently confronting the healthcare industry.

TERMS OF THE MERGER AGREEMENT

     General. The Merger Agreement provides that, following approval of the Merger Agreement by the stockholders of HDS and the satisfaction or waiver of the other conditions to the Merger, at the Effective Time (as hereinafter defined), Newco will be merged with and into HDS in accordance with the provisions of the Delaware General Corporation Law ("DGCL"). HDS will be the surviving corporation in the Merger. As a result of the Merger, the separate corporate existence of Newco will cease, and HDS will become a wholly owned subsidiary of Medaphis.


     Conversion Ratio. Each share of HDS Capital Stock issued and outstanding at the time of the Merger (other than treasury shares and shares held by HDS stockholders who perfect their appraisal rights under the DGCL) will be converted into the right to receive .7912 of a share of Medaphis Common Stock (the "Conversion Ratio"). The Conversion Ratio was determined in arms' length negotiations between representatives of Medaphis and HDS. See "The
Merger -- Background of the Merger."


     Cash will be paid in lieu of issuing fractional shares of Medaphis Common Stock in an amount equal to the average closing price of Medaphis Common Stock, as reported on The Nasdaq Stock Market, for the ten consecutive trading days ending on the trading day immediately prior to the date of the Special Meeting (the "Average Closing Price"), multiplied by the fraction of a share which the holder of HDS Capital Stock would otherwise be entitled to receive. See "The Merger -- Terms of the Merger Agreement -- Conversion Ratio."

     Issuance of Additional Options. In connection with the Merger, Medaphis has agreed to issue additional options covering 100,000 shares of Medaphis Common Stock to certain employees of HDS. The exercise price for such options will be the fair market value of Medaphis Common Stock at the time of grant and the options shall vest over five years.

     Conditions to the Merger. In addition to approval of the Merger Agreement by the stockholders of HDS and certain customary conditions, consummation of the Merger is subject to the satisfaction or waiver of, among others, the following conditions: (i) that HDS and Medaphis shall have received the written opinion of King & Spalding concerning certain federal income tax consequences of the Merger; (ii) that HDS and Medaphis shall have been advised in writing by Deloitte & Touche LLP that, in accordance with generally accepted accounting principles, the Merger qualifies to be treated as a pooling of interests for accounting purposes; (iii) that holders of not more than 10% of the outstanding shares of HDS Capital Stock shall have elected to exercise appraisal rights pursuant to the DGCL; (iv) that the Registration Statement of which this Proxy Statement/Prospectus forms a part shall be effective; and (v) that the applicable waiting periods shall have terminated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). See "The
Merger -- Terms of the Merger Agreement -- Conditions to the Merger."

     Amendment. The Merger Agreement may be amended by mutual agreement of the parties thereto. Any amendment to the Merger Agreement must be in writing and signed by the parties to the Merger Agreement.

     Termination. The Merger Agreement may be terminated (i) by mutual agreement of the Boards of Directors of HDS and Medaphis; (ii) by HDS or Medaphis if any of the conditions to such party's obligations to consummate the Merger have not been complied with or performed, and such noncompliance or nonperformance has not been cured or eliminated on or before August 15, 1996;
(iii) by HDS or by Medaphis if the Merger Agreement has not been approved by the holders of a majority of the outstanding shares of HDS Common Stock and HDS Preferred Stock, voting together as a single class, and the holders of at least 85% of the outstanding shares of HDS Series F Preferred Stock, voting as a separate class; and (iv) by HDS if the Average Closing Price is less than $37.

     Fees and Expenses. Medaphis will pay its own fees, costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby. HDS will pay its own fees, costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby but such fees, costs and expenses shall not exceed certain specified amounts and the reasonable fees and expenses of accountants and counsel for HDS. In addition, HDS has agreed that, if (i) the Merger Agreement is terminated solely as a result of the failure of HDS's stockholders to approve the Merger Agreement, (ii) on or prior to the date scheduled for the Special Meeting, HDS receives a proposal or offer from another entity concerning a merger, sale of substantial assets or stock or similar transaction involving HDS (an "Acquisition Transaction"), (iii) HDS engages in negotiations or enters into a letter of intent, agreement in principle or definitive agreement with another entity concerning an Acquisition Transaction within 182 days after the date of such termination of the Merger Agreement and (iv) such Acquisition Transaction is consummated during or after such 182-day period, then HDS shall pay Medaphis $7,500,000 to reimburse and compensate Medaphis for its expense, time and effort in connection with the matters contemplated by the Merger Agreement.

EFFECTIVE TIME OF THE MERGER AND EXCHANGE OF SHARES

     Effective Time of the Merger. The Merger will become effective upon the filing of a certificate of merger relating thereto with the Secretary of State of the State of Delaware (the "Effective Time"). The Merger Agreement provides that the parties thereto will cause such certificate of merger to be filed as soon as practicable after all of the conditions to the consummation of the Merger have been satisfied or waived. See "The Merger -- Effective Time of Merger."

     Exchange of HDS Stock Certificates. Prior to the Effective Time, instructions and a letter of transmittal will be furnished to all stockholders of HDS for use in exchanging their stock certificates for certificates evidencing the shares of Medaphis Common Stock they will be entitled to receive as a result of the Merger. STOCKHOLDERS OF HDS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL INSTRUCTIONS AND THE LETTER OF TRANSMITTAL ARE RECEIVED. See "The Merger -- Terms of the Merger Agreement -- Exchange of HDS Stock Certificates."

RECOMMENDATION OF THE HDS BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF HDS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF HDS AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT, AND RECOMMENDS THAT THE HDS STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the Merger, holders of HDS Capital Stock should be aware that certain executive officers and directors of HDS have certain interests that may present them with potential conflicts of interest with respect to the Merger. See "The Merger -- Interests of Certain Persons in the Merger."


     Ownership of HDS Capital Stock. As of the date of this Proxy Statement/Prospectus, executive officers and directors of HDS beneficially owned an aggregate of 1,950,423 shares of HDS Capital Stock (not including any shares which might be deemed to be beneficially owned on account of outstanding options). If the Special Meeting had been held on May 30, 1996, the trading day before the date of this Proxy Statement/Prospectus (the "Last Trading Date"), executive officers and directors of HDS would have been entitled to receive in the Merger an aggregate of 1,543,175 shares of Medaphis Common Stock having an aggregate market value of approximately $60.1 million based on the closing price per share of Medaphis Common Stock reported on The Nasdaq Stock Market on the Last Trading Date. See "Ownership of HDS Capital Stock."



     Employment Agreements. In connection with the Merger, Ralph A. Korpman, M.D., Jere Chrispens, Peter Gladkin, Janice E. Ticich and Karen C. Miller (collectively, the "Key Employees" and individually a "Key Employee") will enter into employment agreements (the "Employment Agreements") pursuant to which Medaphis will agree to employ each of them for a term of two years. Certain other employees of HDS will enter into Employment Agreements with terms varying from one to two years. Each person entering into an Employment Agreement will be paid an agreed upon annual salary and will be entitled to receive certain incentive compensation payments. The Employment Agreements will contain certain non-competition and non-solicitation covenants and will be in form and substance mutually satisfactory to each party. Each Key Employee will also enter into a separate Non-competition and Non-solicitation Agreement with Medaphis (the "Non-Compete Agreement") that will be in form and substance mutually satisfactory to each party. See

"The Merger -- Certain Agreements in Connection with the Merger -- Employment Agreements" and "-- Certain Agreements in Connection with the
Merger -- Non-competition and Non-solicitation Agreement."


HDS OPTIONS

     Pursuant to the Merger, Medaphis shall assume all of HDS's rights and obligations with respect to the outstanding and unexercised options to acquire shares of HDS Common Stock (the "HDS Options"). Prior to the Effective Time, Medaphis will request that each holder of an HDS Option enter into an Option Notice and Assumption Agreement (an "Option Assumption Agreement") with Medaphis. Upon receipt of an Option Assumption Agreement from a holder of an HDS Option following the Effective Time, Medaphis will issue to such holder a non-qualified option (a "Non-Qualified Option") to be granted under Medaphis' Non-Qualified Stock Option Plan for Employees of Acquired Companies (the "Medaphis Stock Option Plan"). Each Non-Qualified Option issued to a holder of an HDS Option will be subject to vesting as follows: the Option shall vest as to 25% of the shares of Medaphis Common Stock for which it may be exercised for each year that the Optionholder has been employed by HDS.

     Pursuant to the Merger Agreement, Medaphis is not entitled or required to substitute a Non-Qualified Option for an HDS Option until it has received from the holder of an HDS Option a properly completed and executed Option Assumption Agreement with respect to the HDS Option. Each Non-Qualified Option issued in substitution for an HDS Option will evidence the right to purchase the number of shares of Medaphis Common Stock equal to the product of the number of shares of HDS Common Stock covered by the HDS Option immediately prior to the Effective Time multiplied by the Conversion Ratio. The exercise price for each such Non-Qualified Option will be equal to the quotient obtained by dividing the exercise price of the HDS Option immediately prior to the Effective Time by the Conversion Ratio.

     In addition, Medaphis has agreed to issue new options to certain employees of HDS. See "The Merger -- Terms of the Merger Agreement -- Issuance of Additional Options."

ACCOUNTING TREATMENT


     The Merger is expected to qualify as a pooling of interests for accounting purposes. The obligations of Medaphis and HDS to consummate the Merger are conditioned upon the receipt of an opinion from Deloitte & Touche LLP that, in accordance with generally accepted accounting principles, the Merger qualifies to be treated as a pooling of interests for accounting purposes. Medaphis and HDS have agreed that neither they nor any of their respective subsidiaries or affiliates will knowingly take or fail to take any action that would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     Medaphis and HDS expect the Merger to be a tax-free reorganization for federal income tax purposes so that no gain or loss will be recognized by stockholders of HDS, except in respect of cash received in lieu of fractional shares or payments received by stockholders exercising appraisal rights. The obligations of Medaphis and HDS to consummate the Merger are conditioned upon the receipt of an opinion of King & Spalding, counsel to Medaphis, to the effect that, subject to the assumptions, qualifications and limitations set forth therein, the Merger will qualify as a tax-free reorganization for federal income tax purposes under the Internal Revenue Code of 1986, as amended ("Code"). In addition, Non-Qualified Options substituted for outstanding HDS Options will, as a result of such substitution, no longer qualify as incentive stock options for federal income tax purposes. See "The Merger--Certain Federal Income Tax Consequences."


APPRAISAL RIGHTS

     Holders of HDS Common Stock and HDS Preferred Stock are entitled to appraisal rights and, if the Merger is consummated, to receive payment in cash for the statutory "fair value" of their shares (excluding any element of value arising from the accomplishment or expectation of the Merger), upon compliance with the provisions of Section 262 of the DGCL. In order to perfect these rights, a stockholder must not vote in favor of the Merger and must deliver to HDS a written demand for appraisal of such stockholder's shares prior to the vote on the Merger at the HDS Special Meeting. The delivery of a proxy or vote against the Merger will not constitute such a demand. Failure to follow any of these or other applicable procedures may result in the loss of statutory appraisal rights. Holders of Medaphis Common Stock are not entitled to appraisal rights in connection with the Merger. See "The Merger -- Appraisal Rights" and Annex B, which sets forth the full text of
Section 262 of the DGCL relating to appraisal rights.

                             RESULTS OF OPERATIONS


     Medaphis expects to record charges of approximately $900,000 and $6.5 million in the quarter ended June 30, 1996 associated with the acquisitions of Rapid Systems and BSG, respectively, which are being accounted for as poolings-of-interests. The charges relate to transaction fees, costs and expenses incurred in connection with the mergers. Medaphis also expects to incur an additional charge of $4.8 million for similar fees, costs and expenses in connection with the Merger. The charge is expected to be recorded in the period in which the Merger is consummated.


                           MARKETS AND MARKET PRICES

     Medaphis Common Stock is listed on The Nasdaq Stock Market under the symbol "MEDA." No cash dividends have ever been declared or paid on Medaphis Common Stock.

     The following table sets forth for the calendar quarter indicated the high and low closing prices per share of Medaphis Common Stock as reported on The Nasdaq Stock Market.


                                                                            MEDAPHIS COMMON
                                                                               STOCK(1)
                                                                         ---------------------
                                                                          HIGH           LOW
                                                                         ------         ------
1994:
  First Quarter.....................................................     $18.88         $15.69
  Second Quarter....................................................      18.50          13.25
  Third Quarter.....................................................      18.13          12.50
  Fourth Quarter....................................................      23.44          17.88
1995:
  First Quarter.....................................................     $31.50         $22.19
  Second Quarter....................................................      34.00          21.25
  Third Quarter.....................................................      29.38          20.88
  Fourth Quarter....................................................      37.00          26.50
1996:
  First Quarter.....................................................     $52.50         $34.50
  Second Quarter (through May 30, 1996).............................      53.82          38.63


- ---------------

(1) On May 3, 1995, Medaphis' Board of Directors declared a two-for-one stock split of the outstanding shares of Medaphis Common Stock. The stock split was effected in the form of a stock dividend payable on May 31, 1995, to Medaphis stockholders of record as of May 24, 1995. The high and low closing prices per share of Medaphis Common Stock have been retroactively adjusted to reflect the stock split. As of the date hereof, Medaphis had approximately 450 stockholders of record.


     On (i) May 23, 1996, the last trading date prior to public announcement of the Merger, and (ii) May 30, 1996, the closing sale price of Medaphis Common Stock, as reported on The Nasdaq Stock Market, was $39.38 and $38.88 per share, respectively.



     HDS is privately held and there is no established public market for any of the HDS Common Stock or HDS Preferred Stock. As of the date of this Proxy Statement/Prospectus, there were 158 holders of record of HDS Common Stock and 181 holders of record of HDS Preferred Stock.

                       COMPARATIVE PER SHARE INFORMATION

     The following table sets forth certain per common share information for Medaphis and HDS on both historical and pro forma combined bases (giving effect to the Merger using the pooling-of-interests method of accounting) and certain information on an equivalent pro forma combined basis for each share of HDS Common Stock. No cash dividends have ever been declared or paid on Medaphis Common Stock or HDS Common Stock.


                                                                      PER SHARE OF COMMON STOCK
                                                                  ---------------------------------
                                                                   INCOME         CASH        BOOK
                                                                   (LOSS)     DIVIDENDS(9)   VALUE
                                                                  ---------   ------------   ------
Medaphis -- Historical(1)(2)(3)(4)
  Year ended December 31, 1993..................................   $  0.16       $   --      $   --
  Year ended December 31, 1994..................................      0.45           --          --
  Year ended December 31, 1995..................................     (0.00)          --        6.85
  Quarter ended March 31, 1996..................................      0.18           --        7.68
Medaphis -- Pro Forma Combined(1)(2)(3)(4)(5)(6)
  Year ended December 31, 1993..................................   $  0.36       $   --      $   --
  Year ended December 31, 1994..................................      0.56           --          --
  Year ended December 31, 1995..................................      0.08           --        6.89
  Quarter ended March 31, 1996..................................      0.17           --        7.57
HDS -- Historical(7)
  Year ended March 31, 1994.....................................   $  1.13       $   --      $   --
  Year ended March 31, 1995.....................................      1.15           --          --
  Year ended March 31, 1996.....................................     (0.98)          --        0.50
HDS -- Equivalent Pro Forma Combined(8)
  Year ended December 31, 1993..................................   $  0.28       $   --      $   --
  Year ended December 31, 1994..................................      0.44           --          --
  Year ended December 31, 1995..................................      0.06           --        5.45
  Quarter ended March 31, 1996..................................      0.13           --        5.99


- ---------------

 (1) Income (loss) represents income (loss) from continuing operations.
 (2) Historical book value per share information for Medaphis as of the end of each period presented is computed by dividing historical stockholders' equity by the number of shares of Medaphis Common Stock outstanding at the end of each period presented, excluding common stock equivalents. Pro forma combined book value per share information as of the end of each period presented is computed by dividing pro forma stockholders' equity by the number of shares of Medaphis Common Stock outstanding on such dates and the shares of Medaphis Common Stock to be issued in the Merger.

 (3) On April 3, 1996, Medaphis acquired Rapid Systems in a merger transaction accounted for as a pooling-of-interests. In addition, on May 6, 1996, Medaphis acquired BSG in a merger transaction accounted for as a pooling-of-interests. Accordingly, the historical financial statements of Medaphis have been restated to reflect the mergers.


 (4) In 1995 and 1996, Medaphis acquired Automation Atwork and affiliates ("Atwork"), Medical Management Sciences, Inc. ("MMS"), Rapid Systems and BSG in merger transactions that were accounted for as poolings of interests. Prior to such mergers, Atwork, MMS, Rapid Systems and a company acquired by BSG prior to the BSG merger had elected "S" corporation status for income tax purposes. As a result of such mergers (or, in the case of the company acquired by BSG, its acquisition by BSG), such entities terminated their "S" corporation elections. Per share of Common Stock information for Medaphis is presented on a pro forma basis as if the entities had been "C" corporations during the years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1996.


 (5) The Medaphis Pro Forma Combined Income (Loss) per share amounts for the years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1996 give effect to (i) the Merger as if it had occurred on January 1, 1993 and (ii) certain pro forma adjustments related to the mergers with Atwork, MMS, Rapid Systems and BSG. The amounts for the year ended December 31, 1995 also give effect to the 1995 Acquisitions, as hereinafter defined, as if each had occurred on January 1, 1995.

 (6) For purposes of preparing Pro Forma Combined per share information, HDS's operating results for the years ended March 31, 1994 and 1995 were combined with Medaphis' operating results for the years ended December 31, 1993 and 1994, respectively. For the year ended December 31, 1995, Medaphis' 1995 operating results were combined with HDS's 1995 operating results which were restated to a calendar year basis. See "Unaudited Pro Forma Combined Financial Information."

 (7) Historical book value per share information for HDS as of the end of each period presented is computed by dividing historical stockholders' equity attributable to holders of HDS Common Stock by the number of shares of HDS Common Stock outstanding at the end of the period.

 (8) Equivalent pro forma combined per share information for HDS is determined by multiplying the Medaphis pro forma combined amounts by the Conversion Ratio to represent equivalent per share amounts to stockholders of HDS.
 (9) Medaphis has entered into pooling-of-interests transactions with entities that were formerly "S" corporations for federal income tax purposes. Distributions made by the "S" corporations prior to the related merger transactions are not included in Cash Dividends Per Share.

           SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA



     The following tables set forth (i) selected consolidated financial information for Medaphis for and as of each of the five fiscal years in the period ended December 31, 1995, for the three months ended March 31, 1995 and 1996 and as of March 31, 1996; (ii) selected consolidated financial information for HDS for and as of each of the three fiscal years in the period ended March 31, 1996, for and as of the six month period ended March 31, 1993 and for and as of the two fiscal years ended September 30, 1992; (iii) selected unaudited pro forma combined financial information for the years ended December 31, 1993 and 1994, giving effect to the Merger using the pooling-of-interests method of accounting and certain pro forma adjustments related to the Atwork, MMS, Rapid Systems and BSG mergers; and (iv) selected unaudited pro forma combined financial information for the year ended December 31, 1995, and for and as of the three months ended March 31, 1996, giving effect to the Merger using the pooling-of-interests method of accounting and certain pro forma adjustments related to the Atwork, MMS, Rapid Systems and BSG mergers and the 1995 Acquisitions (as hereinafter defined) that were recorded using the purchase method of accounting. For purposes of preparing the unaudited pro forma combined statements of operations for the years ended December 31, 1993 and 1994, HDS's operating results for the years ended March 31, 1994 and 1995 were combined with Medaphis' operating results for the years ended December 31, 1993 and 1994, respectively. The pro forma combined statement of operations for the year ended December 31, 1995 was prepared by combining Medaphis' 1995 operating results with HDS's 1995 operating results which were restated to a calendar year basis. Accordingly, HDS's historical operating results for the three months ended March 31, 1995 were included in each of the years ended December 31, 1994 and 1995. HDS's revenues and net income for that three month period were $12,716,000 and $6,314,000, respectively. The selected consolidated financial information of Medaphis for each of the three fiscal years in the period ended December 31, 1995, and as of December 31, 1994 and 1995, has been derived from the audited supplemental consolidated financial statements of Medaphis, which give retroactive effect to the Rapid Systems and BSG mergers, both of which have been accounted for as poolings-of-interests. The selected consolidated financial data of Medaphis for the two fiscal years in the period ended December 31, 1992, as of December 31, 1991, 1992 and 1993, for the three-month periods ended March 31, 1995 and 1996 and as of March 31, 1996, have been derived from the unaudited supplemental consolidated financial statements of Medaphis, which give retroactive effect to the Rapid Systems and BSG mergers. Management of Medaphis believes the unaudited supplemental consolidated financial statements referred to above include all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the financial position and results of operations for such periods. The selected consolidated financial information of HDS for all of the periods presented has been derived from the audited financial statements of HDS. The pro forma information is provided for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the Merger been consummated at the beginning of the periods presented or of future results. The selected unaudited pro forma combined financial information is derived from the Unaudited Pro Forma Combined Financial Information appearing elsewhere herein.


     The information set forth below should be read in conjunction with (i) the supplemental consolidated financial statements of Medaphis and the historical consolidated financial statements of HDS and in each case the notes thereto which are, in the case of Medaphis, incorporated herein by reference and, in the case of HDS, included elsewhere herein; (ii) the Unaudited Pro Forma Combined Financial Information and notes thereto appearing elsewhere herein; and (iii) Management's Discussion and Analysis of Financial Condition and Results of Operations of Medaphis and HDS, which is, in the case of Medaphis, incorporated herein by reference and, in the case of HDS, included elsewhere herein.

                             MEDAPHIS -- HISTORICAL


                                                                                  THREE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                       MARCH 31,
                          -----------------------------------------------------   -------------------
                            1991       1992        1993       1994       1995       1995       1996
                          --------   --------    --------   --------   --------   --------   --------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
  Revenue...............  $ 94,579   $160,252    $259,575   $376,870   $552,132   $130,367   $159,869
  Salaries and wages....    60,022    100,607     158,703    221,575    318,014     74,811     88,963
  Other operating
     expenses...........    29,043     47,246      66,412     90,836    130,714     29,027     38,618
  Depreciation..........     3,140      4,405       6,960      9,269     14,346      3,376      4,917
  Amortization..........       532      2,170       5,317      7,748     14,112      3,522      4,023
  Interest expense,
     net................     1,763        966       6,517      5,896     10,417      3,931      2,242
  Restructuring and
     other charges......        --         --          --      1,905     54,950     31,750        150
  Income before
     extraordinary items
     and cumulative
     effect of
     accounting change..      (181)     2,288       8,617     26,486      2,676     (7,118)    12,343
  Net income (loss).....      (181)     5,764(1)    8,617     26,486      2,676     (7,118)    12,343
  Pro forma net
     income (loss)(2)...  $     --   $  6,383    $  7,437   $ 24,669   $   (207)  $(10,992)  $ 12,697
  Weighted average
     shares
     outstanding........    27,014     41,338      45,505     54,623     53,362     47,704     69,164
PRO FORMA PER SHARE
  DATA(2):
  Pro forma income
     (loss) before
     extraordinary items
     and cumulative
     effect of
     accounting
     change.............        --   $   0.07    $   0.16   $   0.45   $  (0.00)  $  (0.23)  $   0.18
  Pro forma net income
     (loss).............        --   $   0.15    $   0.16   $   0.45   $  (0.00)  $  (0.23)  $   0.18


                                                      AS OF DECEMBER 31,                      AS OF
                                      ---------------------------------------------------   MARCH 31,
                                       1991       1992       1993       1994       1995       1996
                                      -------   --------   --------   --------   --------   ---------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital...................  $41,126   $ 27,940   $ 57,176   $ 66,502   $ 79,009   $ 114,017
  Intangible assets.................   22,158    109,478    175,368    368,813    448,613     463,278
  Total assets......................   99,988    205,102    331,833    580,622    746,826     810,035
  Long-term debt....................   22,965     16,059      9,803    148,261    150,566     191,823
  Convertible subordinated
     debentures.....................       --     60,000     63,375     63,375     63,375          --
  Stockholders' equity..............   42,196     70,292    173,296    234,808    381,649     468,230

- ---------------

(1) Reflects the extraordinary loss of $2.1 million relating to the prepayment of certain indebtedness net of income tax benefit and the cumulative benefit for the change in accounting for income taxes arising from the adoption of Statement of Financial Accounting Standards No. 109 of $5.6 million.

(2) In 1995 and 1996, Medaphis acquired Atwork, MMS, Rapid Systems and BSG in merger transactions which were recorded as poolings-of-interests. Prior to such mergers, Atwork, MMS, Rapid Systems and a company acquired by BSG prior to the BSG merger had elected "S" corporation status under the Code for income tax purposes. As a result of such mergers (or, in the case of the company acquired by BSG, its acquisition by BSG), such entities terminated their "S" corporation elections. Pro forma net income (loss) and pro forma net income (loss) per common share are presented as if the entities had been "C" corporations during the years ended December 31, 1992, 1993, 1994 and 1995 and the three months ended March 31, 1995 and 1996. Pro forma net income per common share is not presented for the year ended December 31, 1991.

                              HDS -- HISTORICAL(1)


                                            YEAR ENDED       SIX MONTHS
                                           SEPTEMBER 30,       ENDED         YEAR ENDED MARCH 31,
                                         -----------------   MARCH 31,    ---------------------------
                                          1991      1992        1993       1994      1995      1996
                                         -------   -------   ----------   -------   -------   -------
                                                                (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA(1)
Net sales..............................  $20,593   $24,451     $4,646     $26,040   $30,454   $22,727
Cost of sales..........................   10,953    12,419        739      11,875    13,767    15,185
Gross margin...........................    9,640    12,032      3,907      14,165    16,687     7,542
Expenses:
  Research and development.............    1,145     1,308        903       1,775     1,754     1,793
  Sales and marketing..................    3,044     2,577      1,406       3,028     3,672     4,870
  General and administrative...........    2,029     2,873      1,676       3,219     2,194     6,107
  Interest.............................      735         8         45         129       232       265
  Income (loss) from operations........    2,687     5,266       (123)      6,014     8,835    (5,493)
  Interest income......................       86        58         36          73       202       620
  Income (loss) before provision for
     income taxes......................    2,773     5,324        (87)      6,087     9,037    (4,873)
  Provision (benefit) for income
     taxes.............................       --        --         --          --     3,000    (1,700)
  Net income (loss)....................    2,773     5,324        (87)      6,087     6,037    (3,173)


                                          AS OF SEPTEMBER
                                                30,                      AS OF MARCH 31,
                                         -----------------   ----------------------------------------
                                          1991      1992        1993       1994      1995      1996
                                         -------   -------   ----------   -------   -------   -------
                                                                (IN THOUSANDS)
BALANCE SHEET DATA(1)
Working capital........................  $ 4,931   $ 9,046     $8,630     $14,102   $22,760   $23,689
Intangible assets......................    4,360     6,226      6,905       7,822     8,014     7,768
Total assets...........................   20,297    26,973     23,203      35,448    46,529    55,043
Convertible subordinated debentures....    7,000        --         --          --        --        --
Redeemable preferred stock.............       --        --         --       6,910     6,565        --
Stockholders' equity...................   12,284    17,672     17,584      16,554    22,289    44,781

- ---------------


(1) HDS changed its fiscal year end in 1993 from September 30 to March 31.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


                                                        YEAR ENDED DECEMBER 31,       THREE MONTHS
                                                     ------------------------------   ENDED MARCH
                                                       1993       1994       1995       31, 1996
                                                     --------   --------   --------   ------------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA(1):
Revenue............................................  $279,338   $398,985   $597,060     $163,612
Salaries and wages.................................   155,684    220,261    331,213       90,527
Other operating expenses...........................    71,569     95,425    147,391       39,378
Depreciation.......................................     7,192      9,383     15,059        4,950
Amortization.......................................     7,878     10,691     17,902        4,909
Interest expense, net..............................     6,573      5,926     11,987        2,105
Restructuring and other charges....................        --      1,905     54,200          150
Income before income taxes.........................    30,442     55,394     19,308       21,593
Income per share...................................  $   0.36   $   0.56   $   0.08     $   0.17
Weighted average shares outstanding................    52,045     61,163     68,060       75,704



                                                                                  AS OF MARCH
                                                                                    31, 1996
                                                                                 --------------
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA(2):
Working capital................................................................     $132,956
Intangible assets..............................................................      471,046
Total assets...................................................................      865,078
Long-term debt.................................................................      191,823
Stockholders' equity...........................................................      508,261


- ---------------


(1) The Unaudited Pro Forma Combined Statement of Operations Data for the years ended December 31, 1993, 1994 and 1995 and for the three months ended March 31, 1996, gives effect to (i) the Merger as if it had occurred as of January 1, 1993 and (ii) certain pro forma adjustments related to the Atwork, MMS, Rapid Systems and BSG mergers. The Unaudited Pro Forma Combined Statement of Operations Data for the year ended December 31, 1995 also gives effect to the 1995 Acquisitions (as hereinafter defined) as if each had occurred as of January 1, 1995.

(2) The Unaudited Pro Forma Combined Balance Sheet Data as of March 31, 1996 gives effect to the Merger as if it had occurred as of March 31, 1996.

                                  RISK FACTORS


     In addition to the other information in this Proxy Statement/Prospectus, the following factors should be considered carefully in evaluating the proposed Merger. This Proxy Statement/Prospectus contains and incorporates by reference certain forward-looking statements, including, but not limited to, statements regarding product development initiatives, the status of Medaphis' physician billing operations, the status and future prospects of Medaphis' re-engineering and consolidation project and the status and scope of the investigation described below. The actual results may differ materially from such forward-looking statements due to risks and uncertainties set forth under this caption and in other reports and registration statements filed by Medaphis under the Securities Act and the Exchange Act.



     Acquisitions; Future Operating Results; Re-Engineering Project; Margin Pressure. Medaphis' expansion strategy involves both acquisitions and internal growth. Although Medaphis has successfully acquired businesses and effectively integrated their operations in the past, there can be no assurance that Medaphis will be able to continue to make successful acquisitions in the future or that any such acquisitions will be successfully integrated into Medaphis' operations. Furthermore, there can be no assurance that an acquisition will not have an adverse effect upon Medaphis' operating results, particularly in the fiscal quarters immediately following the consummation of such acquisition. There can be no assurance that Medaphis will be able to continue to operate an acquired business in a profitable manner. Although Medaphis has reported net income for each of the past four fiscal years (and would have reported net income in fiscal 1991 but for the restatement of its financial statements as a result of previous acquisitions accounted for under the pooling of interests method of accounting) and has expanded its operations through acquisitions and internal growth, there can be no assurance that Medaphis will be able to sustain profitability or revenue growth on an annual or quarterly basis in the future, that fluctuations in quarter-to-quarter or year-to-year operating results will not occur or that any such quarter-to-quarter or year-to-year fluctuations will not be material. In addition, Medaphis recorded restructuring and other charges in the first quarter of 1995 relating to its announced re-engineering and consolidation project. There can be no assurance that this re-engineering and consolidation project will be successful, will achieve any cost or labor efficiencies or will not have an adverse effect upon Medaphis' operations, particularly during the initial stages of the project. Finally, Medaphis is experiencing margin pressure in the billing and accounts receivable management services operations of Medaphis Physician Services Corporation ("MPSC"). MPSC did not significantly contribute to Medaphis' overall results of operations during the second half of 1995. During the first quarter of 1996, Medaphis' Services Division contributed positively to the operating results of Medaphis. However, MPSC adversely affected the results of operations of the Services Division for the quarter ended March 31, 1996. Management does not expect this trend to improve materially until further progress is made with, among other things, Medaphis' re-engineering and consolidation project and overall operations of the business. To date, Medaphis has been able to offset margin pressure in MPSC's operations through growth in its technology operations, but there can be no assurance that Medaphis will be able to continue such trend in the future.



     Pending Federal Investigation; Putative Class Action Lawsuits. The United States Attorney's Office for the Central District of California is conducting an investigation (the "Federal Investigation") of Medaphis' billing and collection practices in its offices located in Calabasas and Cypress, California (the "Designated Offices"). Medaphis first became aware of the Federal Investigation when it received search warrants and grand jury subpoenas on June 13, 1995. Although the precise scope of the Federal Investigation is not known at this time, Medaphis believes that the U.S. Attorney's Office is investigating allegations of billing fraud and that the inquiry is focused upon Medaphis' billing and collection practices in the Designated Offices. Numerous federal and state civil and criminal laws govern medical billing and collection activities. In general, these laws provide for various fines, penalties, multiple damages, assessments and sanctions for violations, including possible exclusion from Medicare, Medicaid and certain other federal and state healthcare programs. Although the Designated Offices represent less than 2% of Medaphis' annual revenue, there can be no assurance that the Federal Investigation will be resolved promptly, that additional subpoenas or warrants will not be received by Medaphis or that the Federal Investigation will not have a material adverse effect upon Medaphis. Medaphis reported a charge of $12 million in 1995 for the administrative fees, costs and expenses it anticipates incurring in connection with the Federal Investigation and the putative class action lawsuits described below. The charge is intended to cover only the anticipated administrative expenses of the Federal Investigation and the lawsuits and does not include any provision for fines, penalties, damages, assessments, judgments or sanctions that may arise out of such matters.


     Following the announcement of the Federal Investigation, Medaphis, various of its officers and directors and the lead underwriter associated with Medaphis' public offering of common stock in April 1995 were named as defendants in putative stockholder class action lawsuits filed in federal district court for the Northern District of Georgia. In general, these lawsuits alleged violations of the federal securities laws in connection with Medaphis' filings under the federal securities acts, including the registration statement filed in connection with Medaphis' public offering in April 1995. On October 13, 1995, the named plaintiffs in these lawsuits filed a consolidated class action complaint (the "Consolidated Complaint"). On January 3, 1996, the court denied defendants' motion to dismiss the Consolidated Complaint which argued that the Complaint failed to state a claim upon which relief may be granted. On April 11, 1996, certain of the named plaintiffs to the Consolidated Complaint voluntarily dismissed with prejudice all of their claims. As a result of these dismissals, the Consolidated Complaint no longer contains any claims based on the Securities Act, and Medaphis' underwriters and outside directors are no longer named as defendants. Medaphis believes that it has meritorious defenses to this action and intends to assert them vigorously.



     Governmental Budgetary Constraints and Healthcare Reform. In the 1995 session of the United States Congress, the focus of healthcare legislation was on budgetary and related funding mechanism issues. A number of reports, including the 1995 Annual Report of the Board of Trustees of the Federal Hospital Insurance Program (Medicare), have projected that the Medicare "trust fund" is likely to become insolvent by the year 2002 if the current growth rate of approximately 10% per annum in Medicare expenditures continues. Similarly, federal and state expenditures under the Medicaid program are projected to increase significantly during the same seven-year period. In response to these projected expenditure increases, and as part of an effort to balance the federal budget, both the Congress and the Clinton Administration have made proposals to reduce the rate of increase in projected Medicare and Medicaid expenditures and to change funding mechanisms and other aspects of both programs. Congress has passed legislation that would reduce projected expenditure increases substantially and would make significant changes in the Medicare and the Medicaid programs. The Clinton Administration has proposed alternate measures to reduce, to a lesser extent, projected increases in Medicare and Medicaid expenditures. As of the date of this Proxy Statement/Prospectus, neither proposal has become law.


     The Medicare legislation that has been adopted by Congress would reduce projected expenditure increases by a variety of means, including limitations on payments to providers, increased beneficiary premiums for physician and certain other services, and limited incentives for Medicare beneficiaries to enroll in health maintenance organizations and other managed care plans or to accept Medicare coverage with a substantially increased deductible, with the savings being available to the beneficiaries to pay non-covered expenses. Medaphis cannot predict the effect on it if such Medicare legislation is adopted into law. The proposed changes in physician payments alter the formula for determining aggregate Medicare funds available for physician payments and are designed to ensure that such payments do not decline in the 1996-2002 federal fiscal years, but Medaphis cannot determine whether the physician payment changes would in future years have an adverse effect on its revenues or earnings. If the incentives for Medicare beneficiaries to enroll in health maintenance organizations and other managed care plans result in an increase in physician payments made by health maintenance organizations and other managed care plans, fees paid to Medaphis by physicians for billing and collection services provided by Medaphis could be adversely affected. Changes in the Medicaid program would reduce the number and extent of federal mandates concerning how state Medicaid programs operate (including levels of benefits provided and levels of payments to providers) and would change the funding mechanism from a sharing formula between the federal government and a state to "block grant" funding. Medaphis cannot predict the effect of any such legislation, if adopted, on its operations.

     Although Congress, in 1995, did not consider healthcare reform proposals, Medaphis anticipates that numerous healthcare reform proposals will continue to be introduced in future sessions of Congress. Medaphis cannot predict whether any such proposal will be adopted or the effect on Medaphis of any proposal that does become law.

     A number of states in which Medaphis has operations either have adopted or are considering the adoption of healthcare reform proposals at the state level. These state reform laws have, in many cases, not been fully implemented. Medaphis cannot predict the effect of proposed state healthcare reform laws on its operations. Additionally, certain reforms are occurring in the healthcare market which may continue regardless of whether comprehensive federal or state healthcare reform legislation is adopted and implemented. These market reforms include certain employer initiatives such as creating purchasing cooperatives and contracting for healthcare services for employees through managed care companies (including health maintenance organizations), and certain provider initiatives such as risk-sharing among healthcare providers and managed care companies through capitated contracts and integration among hospitals and physicians into comprehensive delivery systems. Consolidation of management and billing services by integrated delivery systems may result in a decrease in demand for Medaphis' billing and collection services for particular physician practices, but this decrease may be offset by an increase in demand for Medaphis' consulting and comprehensive business management services (including billing and collection services) for the new provider systems.

     Existing Government Regulation. Existing governmental regulation can adversely affect Medaphis' business through, among other things, its potential to reduce the amount of reimbursement received by Medaphis' clients for healthcare services. A significant portion of Medaphis' revenue is derived from management fees which are based upon a percentage of net collections of healthcare receivables. During the past decade, federal and state governments have implemented legislation designed to stimulate a reduction in the increase in healthcare costs and it is anticipated that such legislative initiatives will continue. Medaphis also is subject to applicable federal and state billing and credit collection agency laws and regulations. There can be no assurance that current or future government regulations or healthcare reform measures will not have a material adverse effect upon Medaphis' business.


     Competition; Industry and Market Changes. The management services business to physicians and hospitals is highly competitive. Medaphis competes with certain national and regional physician and hospital reimbursement organizations and collection businesses, certain national information and data processing organizations and certain physician groups and hospitals which provide their own business management services. Potential industry and market changes that could adversely affect the billing and collection aspects of Medaphis' business include (i) a significant increase in managed care providers relative to conventional fee-for-service providers, potentially resulting in substantial changes in the medical reimbursement process, and (ii) new alliances between healthcare providers and third-party payors in which healthcare providers are employed by such third-party payors. The business of providing healthcare information systems and system integration services also is highly competitive and Medaphis faces competition from certain national and regional companies in connection with its technology operations.



     Evolving Industry Standards; Rapid Technological Changes. The markets for Medaphis' and HDS's software products are characterized by rapidly changing technology, evolving industry standards and frequent new products and product enhancements. Medaphis' success in its business will depend upon its continued ability to enhance its existing products, to introduce new products on a timely and cost effective basis to meet evolving customer requirements, to achieve market acceptance for new product offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that Medaphis will be able to respond effectively to technological changes or new industry standards. Moreover, there can be no assurance that competitors of Medaphis will not develop competitive products, or that any such competitive products will not have an adverse effect upon Medaphis' operating results.



     Systems Integration Projects. Medaphis' systems integration operations typically have large projects which involve re-engineering various client operations through the use of imaging, client/server and other advanced technologies. Certain of Medaphis' systems integration contracts have included significant initial license fees. Failure to meet expectations with respect to a major project could damage Medaphis' reputation as a systems integrator, affect its ability to attract new systems integration business, result in the payment of liquidated or other damages to the client and jeopardize Medaphis' ability to collect for systems integration services already performed on the project. Moreover, given the size and complexity of the large-scale systems integration contracts entered into by Medaphis and the license fees associated therewith, the results of operations for Medaphis' Technology Systems Division could be subject to significant quarterly fluctuations based upon the timing of receipt of large-scale re-engineering contracts. However, management of Medaphis anticipates that the episodic nature of its existing systems integrations operations should be partially offset over time by the results of operations of BSG and Rapid Systems, which historically have had a larger number of smaller systems integration projects that have not included initial license fees.

     Possible Volatility of Stock Price. Medaphis believes factors such as announcements with respect to healthcare reform measures, the Federal Investigation, acquisitions and quarter-to-quarter and year-to-year variations in financial results could cause the market price of Medaphis Common Stock to fluctuate substantially. Any adverse announcement with respect to healthcare reform measures, the Federal Investigation, acquisitions or any shortfall in revenue or earnings from levels expected by securities analysts could have an immediate and significant adverse effect on the trading price of Medaphis Common Stock in any given period. As a result, the market for Medaphis Common Stock may experience material adverse price and volume fluctuations.


     Dependence on Senior Management. Medaphis' success depends upon the continued contributions of its senior management. Medaphis enters into confidentiality and non-solicitation agreements with its executive officers and key employees. In general, these agreements contain certain covenants on the part of the executive or key employee concerning confidential and proprietary information of Medaphis and preclude the executive or key employee from soliciting customers or employees of Medaphis during the twelve-month period following termination of employment. The loss of services of certain of Medaphis' executive officers could have a material adverse effect upon the respective businesses of Medaphis.


                              GENERAL INFORMATION


     This Proxy Statement/Prospectus is being furnished to stockholders of HDS in connection with the solicitation of proxies by the Board of Directors of HDS from holders of outstanding shares of HDS Capital Stock for use at the Special Meeting. At the Special Meeting, the stockholders of HDS will be asked to consider and vote upon a proposal to approve the Merger Agreement. If the Merger is consummated, each outstanding share of HDS Capital Stock (other than treasury shares and shares held by stockholders of HDS who perfect their appraisal rights under Delaware law) will be converted into the right to receive .7912 of a share of Medaphis Common Stock, plus cash for any fractional shares of Medaphis Common Stock after such conversion.


     This Proxy Statement/Prospectus also constitutes the Prospectus of Medaphis with respect to the shares of Medaphis Common Stock to be issued in the Merger. Information in this Proxy Statement/Prospectus with respect to Medaphis has been supplied by Medaphis and the information with respect to HDS has been supplied by HDS.

                            THE HDS SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE


     The Special Meeting will be held on June 29, 1996, at 10:00 a.m. local time, at the Mission Inn, 3649 Seventh Street, Riverside, California. At the Special Meeting, holders of HDS Common Stock and HDS Preferred Stock, voting together as a single class, and holders of Series F Preferred Stock, voting as a separate class, will be asked to consider and vote upon a proposal to approve the Merger Agreement.


RECORD DATE AND SHARES ENTITLED TO VOTE


     Only holders of record of shares of HDS Common Stock, HDS Series B Preferred Stock, HDS Series C Preferred Stock, and HDS Series F Preferred Stock at the close of business on May 28, 1996 (the "Record Date"), are entitled to notice of and to vote at the Special Meeting. As of such date, there were 4,083,990 shares of HDS Common Stock issued and outstanding held by 158 holders of record, 742,000 shares of HDS Series B Preferred Stock issued and outstanding held by 147 holders of record, 1,312,500 shares of HDS Series C Preferred Stock issued and outstanding held by 49 holders of record, and 1,605,353 shares of HDS Series F Preferred Stock issued and outstanding held by 12 holders of record. Holders of record of HDS

Common Stock and HDS Preferred Stock on the Record Date for the Special Meeting are entitled to one vote per share on any matter that may properly come before the Special Meeting.

VOTE REQUIRED; SECURITY OWNERSHIP OF MANAGEMENT

     The presence in person or by proxy of the holders of a majority of the shares of HDS Common Stock and HDS Preferred Stock outstanding as of the Record Date is necessary to constitute a quorum at the Special Meeting. The affirmative vote of (i) the holders of a majority of the total outstanding shares of HDS Common Stock and HDS Preferred Stock, voting together as a single class, and
(ii) the holders of at least 85% of the total outstanding shares of HDS Series F Preferred Stock, voting as a separate class, in each case present (in person or by proxy) and entitled to vote at the Special Meeting, is necessary to approve the Merger Agreement. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting. Abstentions and broker nonvotes with respect to the proposal to approve the Merger Agreement will have the effect of a vote against such proposal at the Special Meeting.


     As of the Record Date, the executive officers and directors of HDS beneficially owned an aggregate of 1,950,423 shares of HDS Common Stock and HDS Preferred Stock (not including any shares which might be deemed to be beneficially owned on account of outstanding options), or approximately 25.19% of the shares of HDS Common Stock and HDS Preferred Stock then outstanding, and 2,040 shares of HDS Series F Preferred Stock, or less than 1% of the shares of HDS Series F Preferred Stock outstanding.


SOLICITATION AND REVOCATION OF PROXIES

     HDS has prepared a form of proxy card for the HDS Common Stock, the HDS Series B Preferred Stock and the HDS Series C Preferred Stock and a separate form of proxy card for the HDS Series F Preferred Stock. HDS has enclosed the applicable proxy card or cards with this Proxy Statement/Prospectus. Holders of HDS Common Stock, HDS Series B Preferred Stock or HDS Series C Preferred Stock are requested to sign and return the proxy marked "HDS Common and Series B and C Preferred Stock." Holders of HDS Series F Preferred Stock are requested to sign and return the proxy marked "HDS Series F Preferred Stock." Holders of HDS Series F Preferred Stock who are also holders of any other class of HDS Capital Stock are requested to sign and return both proxy cards enclosed. All shares of HDS Common Stock and HDS Preferred Stock represented by properly executed proxies, unless such proxies have been previously revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted for approval of the Merger Agreement and, in the discretion of the proxy holder, as to any other matter which may properly come before the Special Meeting.

     Any HDS stockholder who has previously delivered a properly executed proxy may revoke such proxy at any time before its exercise. A proxy may be revoked either by (i) filing with the Secretary of HDS prior to the Special Meeting, at HDS's principal executive offices, either a written revocation of such proxy or a duly executed proxy bearing a later date or (ii) attending the Special Meeting and voting in person, regardless of whether a proxy has previously been given. Presence at the Special Meeting will not revoke a stockholder's proxy unless such stockholder votes in person.

                                   THE MERGER

BACKGROUND OF THE MERGER


     Beginning in early May 1996, Medaphis and HDS engaged in substantive discussions regarding a possible acquisition transaction. A definitive merger agreement was executed on May 23, 1996. Prior to the execution of the Merger Agreement, there was no material relationship between Medaphis and HDS.


REASONS FOR THE MERGER

     HDS. The Board of Directors of HDS formed a Special Committee consisting of the three non-employee members of the Board to consider the proposed terms of the Merger. In approving and adopting the Merger Agreement and formulating its recommendation that the stockholders of HDS approve and adopt the Merger Agreement and consummate the Merger, the HDS Board of Directors considered a number of factors, including, without limitation, the following: (i) the recommendation of the Special Committee that the Board of Directors approve and adopt the Merger Agreement; (ii) the current privately-held status of HDS; (iii) the quality of, and risks associated with, Medaphis Common Stock to be received by HDS stockholders in the Merger; (iv) the terms of the Merger Agreement; (v) the expectation that the Merger will be treated as a tax-free reorganization for federal income tax purposes so that generally no gain or loss will be recognized by HDS stockholders in connection with the exchange of HDS Common Stock and HDS Preferred Stock for Medaphis Common Stock in the Merger; (vi) the opinion rendered to the HDS Board of Directors by Hambrecht & Quist that the consideration to be received by the holders of HDS Common Stock and HDS Preferred Stock in the Merger is fair, from a financial point of view, to such stockholders, the full text of which opinion is set forth as Annex C to this Proxy Statement/Prospectus (See "-- Opinion of Financial Advisor to HDS"); and
(vii) certain strategic and business reasons for the Merger as set forth below as Medaphis' reasons for pursuing the Merger.

     THE BOARD OF DIRECTORS OF HDS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF HDS AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT THE HDS STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.


     Medaphis. In approving the Merger, the Merger Agreement and the transactions contemplated thereby, the Board of Directors of Medaphis considered, among other things, the following strategic and business reasons for the Merger.


     First, the Merger provides Medaphis with an advanced clinical information management system which organizes data and processes around a patient-centered model and facilitates the delivery of protocol-based care on a real-time basis. ULTICARE, HDS's lead system, represents an integrated information management system which addresses a healthcare enterprise's information needs through the integrated monitoring, scheduling, documentation and control of all patient care activities. As the evolving healthcare environment continues to promote consolidation among healthcare providers and the growth of managed care, Medaphis believes that the demand for clinical information management systems designed to reduce costs within a healthcare enterprise and improve the quality of care across the enterprise should increase. The Merger provides Medaphis with established and deliverable products and expertise to take immediate advantage of this market opportunity. Moreover, management of Medaphis believes that ULTICARE will complement Medaphis' existing product and service offerings.


     Second, Medaphis believes that the Merger will present opportunities for Medaphis to cross sell systems and services among the consolidated Medaphis/HDS customer base. Through its recent acquisitions of BSG and Rapid Systems, Medaphis has become one of the leading client/server systems integration and work flow engineering companies in the United States. Management of Medaphis believes that Medaphis' systems integration and work flow engineering resources and expertise should prove helpful in connection with the sale and installation of HDS's clinical information systems, particularly in IHDS and other large healthcare enterprises which have an ever increasing need for integration of clinical, financial, operational, administrative and analytical systems and data across the enterprise. Similarly, management of Medaphis believes that opportunities exist for Medaphis to provide business management outsourcing services and information management systems to the HDS client base, and to offer HDS's clinical information systems to Medaphis' existing base of healthcare providers and payers clients. Medaphis currently provides business management services and systems to approximately 19,700 physicians and over 2,200 hospitals in all 50 states and subrogation and recovery services to 45 payors covering in excess of 24 million lives.


     Third, Medaphis believes that the Merger will enhance Medaphis' ability to pursue its mission of seeking to achieve an unequaled level of measurable quality and productivity in the delivery of information technology systems and business services which respond to the wants, needs and values of its customers. Management believes that HDS's clinical information systems and expertise together with Medaphis' existing product development expertise should assist Medaphis in developing a proprietary data model for its clients which captures and organizes data relating to the delivery of healthcare services and utilizes such data in real-time to reduce costs, increase efficiency and improve the quality of care provided. It has been estimated that the healthcare industry spends in excess of $40 billion per year and employs in excess of 1 million people to capture data relating to the provision of healthcare services and then to price, bill and collect for such services. The industry is impacted by increasing administrative and other costs and ever increasing information needs. The Merger will provide Medaphis with an advanced clinical information management system which, in management's opinion, represents an integral part of the overall technology and systems needed to address in a meaningful manner the cost and management problems currently confronting the healthcare industry.



TERMS OF THE MERGER AGREEMENT


     General. The Merger Agreement provides that, following approval of the Merger Agreement by the stockholders of HDS and the satisfaction or waiver of the other conditions to the consummation of the Merger, Newco will be merged with and into HDS at the Effective Time in accordance with the DGCL. HDS will be the surviving corporation in the Merger. As a result of the Merger, the separate corporate existence of Newco will cease, and HDS will become a wholly owned subsidiary of Medaphis.


     Conversion Ratio. Each share of HDS Common Stock and HDS Preferred Stock issued and outstanding at the time of the Merger (other than treasury shares and shares held by HDS stockholders who perfect their appraisal rights under the
DGCL) will be converted into the right to receive .7912 of a share of Medaphis Common Stock (the "Conversion Ratio").


     Cash will be paid in lieu of issuing fractional shares of Medaphis Common Stock in an amount equal to the Average Closing Price of Medaphis Common Stock multiplied by the fraction of a share which the holder of HDS Capital Stock would otherwise be entitled to receive.

     Issuance of Additional Options. In connection with the Merger, Medaphis has agreed to issue additional options covering 100,000 shares of Medaphis Common Stock to certain employees of HDS. The exercise price for such options will be the fair market value of Medaphis Common Stock at the time of grant and the options shall vest over five years.

     Conditions to the Merger. The obligations of both Medaphis and HDS to consummate the Merger are subject to the satisfaction of certain conditions, including, among others: (i) the approval of the Merger Agreement by the stockholders of HDS; (ii) the absence of any injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the Merger may not be consummated as provided in the Merger Agreement and the absence of any lawsuit or proceeding (actual or as to which written notice has been received) by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ or preliminary restraining order; (iii) the receipt by Medaphis and HDS of a written opinion of King & Spalding concerning certain federal income tax consequences of the Merger; (iv) the receipt by Medaphis and HDS of a written opinion from Deloitte & Touche LLP that, in accordance with generally accepted accounting principles, the Merger qualifies to be treated as a pooling of interests for accounting purposes; (v) the effectiveness of the Registration Statement under the Securities Act and the absence of (a) any stop order suspending the effectiveness of the Registration Statement or any proceedings by the Commission (actual or threatened) for such purpose and (b) the absence of any stop order suspending the effectiveness of any qualification or registration of the Medaphis Common Stock under the state securities laws or any proceeding by authorities of any such state (actual or threatened) for such purpose; (vi) the shares of Medaphis Common Stock to be issued pursuant to the Merger Agreement shall have been listed on The Nasdaq Stock Market; and (vii) the applicable waiting periods shall have terminated under the HSR Act.

     The obligation of Medaphis to consummate the Merger is subject to certain additional conditions, including, among other things, that: (i) HDS's representations and warranties contained in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Effective Time;
(ii) HDS shall have performed in all material respects all covenants and agreements required to be performed by it under the Merger Agreement; (iii) Medaphis shall have received legal opinions and accountants' letters with respect to various matters; (iv) all corporate action necessary by HDS to authorize the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby shall have been duly and validly taken; (v) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of the Merger Agreement shall have been made (with certain limited exceptions); (vi) Medaphis shall have received consents to assignment of certain material contracts of HDS or written waivers of the provisions under any such contracts requiring the consents of third parties; (vii) HDS shall have received letters from each stockholder of HDS who is an affiliate of HDS regarding certain restrictions on the transfer of the Medaphis Common Stock received pursuant to the Merger for a specified period of time; (viii) Medaphis shall have received certificates from certain officers of HDS as to compliance with certain conditions of the Merger Agreement; (ix) holders of not more than 10% of the outstanding shares of HDS Capital Stock shall have elected to exercise appraisal rights pursuant to the DGCL; (x) 70% of the holders of HDS Options shall have executed and delivered to Medaphis Option Assumption Agreements; (xi) during the course of its due diligence review following the execution of the Merger Agreement, Medaphis shall not have discovered prior to the close of business on June 20, 1996, specified types of information that would have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of HDS; and (xii) each of the directors of HDS shall have tendered resignation letters to Medaphis.

     The obligation of HDS to consummate the Merger also is subject to certain additional conditions, including, among others, that: (i) Medaphis' representations and warranties contained in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Effective Time;
(ii) Medaphis shall have performed in all material respects all covenants and agreements required to be performed by it under the Merger Agreement; (iii) HDS shall have received legal opinions and accountants' letters with respect to various matters; (iv) all corporate action necessary by Medaphis to authorize the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby shall have been duly and validly taken; (v) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained (with certain limited exceptions); (vi) the Board of Directors of HDS shall have received a written opinion of Hambrecht & Quist to the effect that the Merger is fair to HDS and its stockholders from a financial point of view; and (vii) Medaphis shall have furnished HDS with a certificate of certain officers of Medaphis as to compliance with certain conditions of the Merger Agreement.

     Amendment. The Merger Agreement may be amended by the mutual agreement of the parties thereto. Any amendment to the Merger Agreement must be in writing and signed by the parties to the Merger Agreement.

     Termination. The Merger Agreement may be terminated (i) by mutual agreement of the Boards of Directors of HDS and Medaphis; (ii) by HDS or Medaphis, if the conditions to such parties' obligations to consummate the Merger have not been complied with or performed and such noncompliance or nonperformance has not been cured or eliminated on or before August 15, 1996;
(iii) by Medaphis or HDS, if the Merger Agreement has not been approved by the holders of a majority of the outstanding shares of HDS Common Stock and HDS Preferred Stock, voting together as a single class, and the holders of at least 85% of the outstanding shares of HDS Series F Preferred Stock, voting as a separate class; and (iv) by HDS if the Average Closing Price is less than $37.

     Fees and Expenses. Medaphis will pay its own fees, costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby. HDS will pay its own fees, costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby but such fees, costs and expenses shall not exceed certain specified amounts and the reasonable fees and expenses of accountants and counsel for HDS. In addition, HDS has agreed that, if (i) the Merger Agreement is terminated solely as a result of the failure of HDS's stockholders to approve the Merger Agreement, (ii) on or prior to the date scheduled for the Special Meeting, HDS receives a proposal or offer from another entity concerning an Acquisition Transaction, (iii) HDS engages in negotiations or enters into a letter of intent, agreement in principle or definitive agreement with another entity concerning an Acquisition Transaction within 182 days after the date of such termination of the Merger Agreement and (iv) such Acquisition Transaction is consummated during or after such 182-day period, then HDS shall pay Medaphis $7,500,000 to reimburse and compensate Medaphis for its expense, time and effort in connection with the matters contemplated by the Merger Agreement.

     Exchange of HDS Stock Certificates. Prior to the Effective Time, instructions and a letter of transmittal will be furnished to all stockholders of HDS for use in exchanging their stock certificates for certificates evidencing the shares of Medaphis Common Stock they will be entitled to receive as a result of the Merger. STOCKHOLDERS OF HDS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL INSTRUCTIONS AND THE LETTER OF TRANSMITTAL ARE RECEIVED.

     No Solicitation. The Merger Agreement provides that until the Effective Time or until the Merger Agreement is terminated in accordance with its terms, HDS will not directly or indirectly solicit or initiate (including by way of furnishing information) discussions with any third party (other than Medaphis or its authorized representatives pursuant to the Merger Agreement) concerning an Acquisition Transaction involving HDS. HDS has agreed to notify Medaphis promptly in writing if HDS receives any inquiries or proposals with respect to an Acquisition Transaction and shall provide Medaphis with copies of any such written proposals or inquiries actually received.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective upon the filing of a certificate of merger relating thereto with the Secretary of State of the State of Delaware. The Merger Agreement provides that the parties thereto will cause such certificate of merger to be filed after each of the conditions to consummation of the Merger has been satisfied or waived. The Merger cannot become effective until the HDS stockholders have approved the Merger Agreement. Thus, there can be no assurance as to whether or when the Merger will become effective.

RECOMMENDATION OF THE HDS BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF HDS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF HDS AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT THE HDS STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO HDS


     HDS engaged Hambrecht & Quist to act as its financial advisor in connection with the Merger and to render an opinion as to the fairness from a financial point of view to the holders of the outstanding shares of HDS Common Stock and HDS Preferred Stock of the consideration to be received in the Merger. Hambrecht & Quist undertook a presentation to the Board of Directors of HDS on May 20, 1996 and to a special committee of the Board of Directors on May 22, 1996 and rendered its oral opinion (subsequently confirmed in writing) that, as of such date, the consideration to be received in the Merger is fair to the holders of the HDS Common Stock and the HDS Preferred Stock from a financial point of view. A COPY OF HAMBRECHT & QUIST'S OPINION DATED MAY 22, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, THE SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN AND THE PROCEDURES FOLLOWED BY HAMBRECHT & QUIST, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS. HDS STOCKHOLDERS ARE ADVISED

TO READ THE OPINION IN ITS ENTIRETY. No limitations were placed on Hambrecht & Quist by the Board of Directors of HDS with respect to the investigation made or the procedures followed in preparing and rendering its opinion.

     In its review of the Merger, and in arriving at its opinion, Hambrecht & Quist, among other things, (i) reviewed the publicly available consolidated financial statements of Medaphis for recent years and interim periods to date and certain other relevant financial and operating data of Medaphis made available to Hambrecht & Quist from published sources and from the internal records of Medaphis; (ii) discussed with certain members of the management of Medaphis the business, financial condition and prospects of Medaphis; (iii) reviewed certain financial and operating information, including certain projections of Medaphis, relating to Medaphis and discussed such projections with certain members of the management of Medaphis; (iv) reviewed the consolidated financial statements of HDS for recent years and interim periods to date and certain other relevant financial and operating data of HDS made available to Hambrecht & Quist from the internal records of HDS; (v) reviewed certain internal financial and operating information, including certain projections, relating to HDS prepared by the senior management of HDS; (vi) discussed the business, financial condition and prospects of HDS with certain members of its senior management; (vii) compared certain financial information of HDS and Medaphis with certain financial information and the recent reported common stock prices and trading activity of companies engaged in businesses Hambrecht & Quist considered comparable to that of HDS and Medaphis; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions; (ix) reviewed the Merger Agreement and certain ancillary agreements; and (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as Hambrecht & Quist deemed relevant.


     In rendering its opinion, Hambrecht & Quist assumed and relied upon the accuracy and completeness of all of the information concerning Medaphis or HDS considered in connection with its review of the Merger, and Hambrecht & Quist did not assume any responsibility for independent verification of such information. Hambrecht & Quist did not prepare any independent valuation or appraisal of any of the assets or liabilities of Medaphis or HDS, nor did it conduct a physical inspection of the properties and facilities of either company. With respect to the financial forecasts and projections made available to Hambrecht & Quist and used in its analysis, Hambrecht & Quist assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of Medaphis and HDS, respectively. For purposes of its opinion, Hambrecht & Quist assumed that neither Medaphis nor HDS was a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Merger and those activities undertaken in the ordinary course of conducting their respective businesses. Hambrecht & Quist's opinion is necessarily based upon market, economic, financial and other conditions as they exist and can only be evaluated as of the date of its opinion and any change in such conditions would require a reevaluation of such opinion. Hambrecht & Quist expressed no opinion as to the price at which Medaphis common stock will trade subsequent to the Effective Time (as defined in the Merger Agreement). Hambrecht & Quist was not requested to, and did not, solicit indications of interest from any other parties in connection with a possible acquisition of, or business combination with, HDS.


     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, in arriving at its opinion, Hambrecht & Quist did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. No company or transaction used in Hambrecht & Quist's analyses is identical to Medaphis, HDS or the Merger. Accordingly, the analyses performed by Hambrecht & Quist were not purely mathematical; rather they involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared. Accordingly, Hambrecht & Quist believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Hambrecht & Quist presentation to the HDS Board and its opinion. In performing its analyses, Hambrecht & Quist made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of HDS and Medaphis. The analyses performed by Hambrecht & Quist (and summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     Comparable Public Company Analyses. Hambrecht & Quist compared selected historical and projected financials, operating and stock market performance data of HDS to the corresponding data of certain publicly traded healthcare information services companies that Hambrecht & Quist considered comparable based on market value and strategic focus. Comparisons were analyzed for the following companies in the healthcare information services business: Cerner Corp., Citation Computer Systems, Inc., Enterprise Systems, Inc., HBO & Co., Medicus Systems Corp., Oacis Healthcare Systems, Inc., Pace Health Management Systems, Inc., Phamis, Inc., and Shared Medical Systems Corp. For each of the foregoing companies, Hambrecht & Quist analyzed the equity market value of each company as a multiple of 1995 net income, 1996 estimated net income, and 1997 forecasted net income, and Hambrecht & Quist analyzed the enterprise value of each company (calculated as market equity value plus preferred stock and long-term debt minus cash) as a multiple of each company's last twelve months' revenue and last twelve months' EBIT. All multiples were based on closing stock prices on May 21, 1996. All forecasted data for such comparable companies were based on publicly-available independent estimates by selected investment banking firms. With respect to the financial forecasts for HDS, Hambrecht & Quist analyzed three distinct cases: a management case (the "Management Case"), a base case (the "Base Case"), and a more conservative case (the "Conservative Case"). Relative to the Management Case, the Base Case included a 25% reduction in the revenue forecasts for 1996 and 1997, a 20% reduction in operating expenses in 1996 and 1997, and a 40% reduction in pre-tax income for 1996 and 1997. Relative to the Management Case, the Conservative Case included a 25% reduction in the revenue forecasts for 1996 and 1997, a 14% reduction in operating expenses in 1996 and 1997, and a 45% reduction in pre-tax income for 1996 and 1997. Specifically, the average 1995 net income multiple for the comparable companies implied an equity value for HDS of $406 million; the average 1996 net income multiple for the comparable companies implied an equity value for HDS of $776 million in the case of the Management Case, $459 million in the Base Case, and $438 million for the Conservative Case; and the average 1997 net income multiple for the comparable companies implied an equity value for HDS of $884 million in the Management Case, $523 million in the Base Case, and $499 million for the Conservative Case. The average last twelve months' net revenue multiple implied an equity value for HDS of $337 million, and the average last twelve months' EBIT multiple implied an equity value of $293 million. In its discussion with the Board of Directors of HDS regarding the range of potential valuation, Hambrecht & Quist placed somewhat greater reliance on the historic multiples, rather than the multiples of projected operating performance. Hambrecht & Quist also observed that the creation of the implied public market values for HDS was not meant to suggest that HDS could undertake an initial public offering in the then-current environment, and that financing in the private equity market would typically be undertaken at a 40% discount to public market valuations. The foregoing implied values were compared with a valuation of HDS of approximately $245 million as implied by the Merger.


     Selected Acquisitions Analysis. Using publicly-available information, Hambrecht & Quist analyzed the purchase prices and transaction values (as equity value multiples of net income, tangible book value, cash flow from operations, and as enterprise value multiples of revenue, EBIT, EBITDA, and net operating assets) in the following selected completed and pending merger and acquisition transactions in the healthcare information services industry in 1995 and 1996:
CyCare Systems, Inc./HBO & Co., BSG Corp./Medaphis, Rapid Systems Solutions, Inc./Medaphis, Pyxis Corp./Cardinal Health, Inc., Medical Management Sciences, Inc./Medaphis, Consort Technologies, Inc./Medaphis, Clinicom, Inc./HBO & Co., Healthcare Recoveries, Inc./Medaphis, Medical Consultants, Inc./Medaphis, Health Systems Group, Inc./HBO & Co., MMC Healthcare - Software Systems/Medicus Systems Corp., and Automation Atwork/Medaphis. Specifically, the average last twelve months' net income multiple for the comparable transactions implied an equity value for HDS of approximately $225 million; the average tangible book value multiple for the comparable transactions implied an equity value for HDS of approximately $857 million; the average operating cash flow multiple for the comparable transactions implied a negative equity value for HDS. The average 1996 forecasted net income multiple for comparable transactions implied an equity value for HDS of $548 million in the Management Case, $324 million in the Base Case, and $310 million in the Conservative Case. The average last twelve months' revenue multiple for comparable transactions implied an equity value for HDS of $199 million; the average last twelve months' EBIT multiple for comparable transactions implied an equity value for HDS of $288 million; the average net operating asset multiple for comparable transactions implied an equity value for HDS of $799 million. The average 1996 forecasted revenue multiple for comparable transactions implied an equity value for HDS of $214 million in the Management Case, $166 million in the Base Case, and $164 million in the Conservative Case.

     Stock Trading History Analysis. Hambrecht & Quist examined the history of the trading prices and volume of the shares of the common stock of Medaphis, and the relationship between movement in the prices of such shares and movements in the NASDAQ Composite Index and an index derived from the comparable companies (the "Inpatient Systems Companies") during the period from May 20, 1995 to May 20, 1996. Such data was used to analyze the historical public market valuation of Medaphis as compared with the historic public market valuation of the companies comprising the Inpatient Systems Companies. At any given point in the period, such data indicated whether the Medaphis share value was higher or lower relative to such blended indices. For such period, Medaphis common stock under-performed on a relative basis the public stocks comprising the Inpatient Systems Companies and performed approximately comparably with the NASDAQ composite index.

     Contribution Analysis. Hambrecht & Quist reviewed certain historical and estimated future operating and financial information (including revenues, operating income and pretax income) for HDS, Medaphis and the pro forma combined entity resulting from the Merger based on Medaphis management estimates and the Management Case, Base Case and Conservative Case. Hambrecht & Quist observed that HDS shareholders would own approximately 8.2% (or 8.6% including the assumption of HDS options) of the post-Merger entity. Hambrecht & Quist further observed that HDS accounted for approximately 5.5% of the revenues, 6.8% of the operating income, and 11.0% of the pretax income of the combined company in 1995. With respect to 1996 and 1997 and relying on the Management Case, Hambrecht & Quist noted that HDS would account for approximately 7.2% of 1996 combined revenues, 15.3% of 1996 combined operating income, 19.4% of 1996 combined pretax income, 7.5% of 1997 combined revenues, 13.2% of 1997 combined operating income, and 19.5% of 1997 combined operating income. Relying on the Base Case, Hambrecht & Quist noted that HDS would account for approximately 5.6% of 1996 combined revenues, 11.5% of 1996 combined operating income, 12.7% of 1996 combined pretax income, 5.8% of 1997 combined revenues, 9.8% of 1997 combined operating income, and 12.7% of 1997 combined operating income. Relying on the Conservative Case, Hambrecht & Quist noted that HDS would account for approximately 5.5% of 1996 combined revenues, 9.1% of 1996 combined operating income, 12.0% of 1996 combined pretax income, 5.7% of 1997 combined revenues, 7.8% of 1997 combined operating income, and 12.0% of 1997 combined operating income.

     The foregoing description of Hambrecht & Quist's opinion is qualified in its entirety by reference to the full text of such opinion which is attached at Annex C to this Proxy Statement/Prospectus.

     Hambrecht & Quist, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Hambrecht & Quist, together with its affiliates, owns approximately 0.5% of the outstanding HDS Common Stock (on an as-converted basis). Hambrecht & Quist was familiar with Medaphis and provided investment banking and other financial advisory services to Medaphis in the past, and they have received fees for rendering these services. Specifically, Hambrecht & Quist acted as financial advisor to Medaphis in 1995 in connection with its acquisition of Healthcare Recoveries, Inc. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of Medaphis and receives customary compensation in connection therewith, and also provides research coverage for Medaphis. In the ordinary course of business, Hambrecht & Quist actively trades in the equity securities of Medaphis for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to Medaphis.


     Pursuant to an engagement letter dated May 12, 1996, HDS agreed to pay Hambrecht & Quist a fee of $400,000 upon the delivery of a fairness opinion and an additional fee of $1,587,000 upon the consummation of the Merger. HDS has agreed to reimburse Hambrecht & Quist for its reasonable out of pocket expenses, and to indemnify Hambrecht & Quist against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Hambrecht & Quist's engagement as financial advisor.


     See "HDS Options" for a discussion of a prior opinion concerning valuation of the HDS Capital Stock.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the Merger, holders of HDS Common Stock and HDS Preferred Stock should be aware that certain executive officers and directors of HDS have certain interests that may present them with potential conflicts of interest with respect to the Merger.


     Ownership of HDS Capital Stock. As of the date of this Proxy Statement/Prospectus, executive officers and directors of HDS beneficially owned an aggregate of 1,950,423 shares of HDS Capital Stock (not including any shares which might be deemed to be beneficially owned on account of outstanding options). If the Special Meeting had been held on the Last Trading Date, the executive officers and directors of HDS would have been entitled to receive in the Merger an aggregate of 1,543,175 shares of Medaphis Common Stock having an aggregate market value of approximately $60.1 million based on the closing price per share of Medaphis Common Stock reported on The Nasdaq Stock Market on the Last Trading Date. See "Ownership of HDS Capital Stock."



     Employment Agreements. In connection with the Merger, each Key Employee will enter into an Employment Agreement, pursuant to which Medaphis will agree to employ each of them for a term of two years. It is also contemplated that certain other employees of HDS will enter into Employment Agreements with terms varying from one to two years. Each person entering into an Employment Agreement will be paid an annual salary and will also be entitled to receive certain incentive compensation payments. The Employment Agreements will contain certain non-competition and non-solicitation covenants and will be in form and substance mutually satisfactory to each party. Each Key Employee will also enter into a Non-Compete Agreement with Medaphis that will be in form and substance mutually satisfactory to each party.


CERTAIN AGREEMENTS IN CONNECTION WITH THE MERGER

     Certain additional agreements will be entered into in connection with the consummation of the Merger.

     Employment Agreements. In connection with the Merger, each Key Employee will enter into an Employment Agreement. See "-- Interests of Certain Persons in the Merger -- Employment Agreements." These Employment Agreements generally will provide for a term of employment of two years and will contain certain non-competition and non-solicitation covenants. It is also contemplated that certain other employees of HDS will enter into Employment Agreements.


     Non-competition and Non-solicitation Agreement. In connection with the Merger, the Key Employees will enter into a Non-Compete Agreement with Medaphis. The Non-Compete Agreement will be in form and substance mutually satisfactory to each party.


HDS OPTIONS

     Pursuant to the Merger, Medaphis shall assume all of HDS's rights and obligations with respect to outstanding and unexercised HDS Options. Prior to the Effective Time, Medaphis will request that each holder of an HDS Option enter into an Option Assumption Agreement with Medaphis. Upon receipt of an Option Assumption Agreement from a holder of an HDS Option following the Effective Time, Medaphis will issue to such holder a Non-Qualified Option to be granted under the Medaphis Stock Option Plan. Each Non-

Qualified Option issued to a holder of an HDS Option will be subject to vesting as follows: the Option shall vest as to 25% of the shares of Medaphis Common Stock for which it may be exercised for each year that the Optionholder has been employed by HDS.

     Pursuant to the Merger Agreement, Medaphis is not entitled or required to substitute a Non-Qualified Option for an HDS Option until it has received from the holder of an HDS Option a properly completed and executed Option Assumption Agreement with respect to the HDS Option. Each Non-Qualified Option issued in substitution for an HDS Option will evidence the right to purchase the number of shares of Medaphis Common Stock equal to the product of the number of shares of HDS Common Stock covered by the HDS Option immediately prior to the Effective Time multiplied by the Conversion Ratio. The exercise price for each such Non-Qualified Option will be equal to the quotient obtained by dividing the exercise price of the HDS Option immediately prior to the Effective Time by the Conversion Ratio.

     In addition, Medaphis has agreed to issue new options to certain employees of HDS. See "-- Terms of the Merger Agreement -- Issuance of Additional Options."


     HDS has granted to employees options to purchase shares of HDS Common Stock having exercise prices of not less than 100% of the fair market value of the shares at the time such options are granted. In connection therewith, HDS received in February 1996 an opinion from an investment banking firm relating to options covering 181,750 shares of HDS Common Stock having an exercise price of $2.50 per share granted from November 1, 1990 through June 1, 1992, and options covering 387,400 shares of HDS Common Stock having an exercise price of $3.00 per share granted from January 1, 1995 through January 15, 1996. Among other things, such opinion noted the 1995 private sale of HDS Series F Preferred Stock for $16.50 per share. The opinion states that "[a]s is the case with [HDS], the Common Stock usually has a value much less than the Preferred Stock." The opinion concludes that the exercise prices of the HDS Options "represent a fair and reasonable value for such stock." See "Opinion of Financial Advisor to HDS" for a discussion of a more recent opinion concerning valuation of HDS Capital Stock.


ACCOUNTING TREATMENT


     The Merger is expected to qualify to be treated as a pooling of interests for financial accounting purposes. The obligations of Medaphis and HDS to consummate the Merger are conditioned upon the receipt of an opinion of Deloitte & Touche LLP that, in accordance with generally accepted accounting principles, the Merger will qualify to be treated as a pooling of interests for accounting purposes. Accordingly, the Merger will be treated as a continuation of the existing businesses of Medaphis and HDS accounted for by combining the historical balances and results of Medaphis and HDS. The assets and liabilities of Medaphis and HDS will be carried forward at their recorded amounts. Income of Medaphis after the Merger will include the income of Medaphis and HDS for the entire fiscal period in which the Merger occurs. The reported income of Medaphis and HDS for prior periods will be combined and restated as income of the combined company. See "Unaudited Pro Forma Combined Financial Information."


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     General. The following summary has been included in reliance upon the opinion of King & Spalding, counsel to Medaphis, as to the material federal income tax consequences of the Merger to the stockholders of HDS. The summary is based on the provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. Such laws or interpretations may differ at the Effective Time, and relevant facts also may differ.

     Tax Consequences to Stockholders of HDS. HDS and Medaphis expect that the Merger will be treated as a tax-free reorganization for federal income tax purposes so that no gain or loss will be recognized by stockholders of HDS, except in respect of cash received in lieu of fractional shares of Medaphis Common Stock or payments received by stockholders exercising appraisal rights. The obligations of Medaphis and of HDS to consummate the Merger are conditioned upon the receipt of an opinion of King & Spalding to the effect that the Merger will qualify as a tax-free reorganization for federal income tax purposes under the Code. The opinion of King & Spalding, however, will not be binding upon the Internal Revenue Service or the courts, and will be subject to a number of assumptions, qualifications and limitations. If the Merger is consummated, and it is later determined that the Merger did not qualify as a tax-free reorganization under the Code, stockholders of HDS would recognize taxable gain or loss upon the receipt of Medaphis Common Stock in the Merger.

     Cash received in the Merger by a stockholder of HDS in lieu of a fractional share of Medaphis Common Stock will be treated under Section 302 of the Code as having been received by such stockholder in exchange for such fractional share, and such stockholder generally will recognize capital gain or loss in such exchange equal to the difference between the cash received and such stockholder's tax basis allocable to the fractional share.

     Any gain or loss recognized will be capital gain or loss if such HDS or Medaphis fractional share interest was a capital asset in the hands of the stockholder of HDS, and will be long-term capital gain or loss if such HDS fractional share interest was held by such stockholder for more than one year. In general, the federal income tax rates applicable to long-term capital gains and ordinary income (including short-term capital gains) of taxpayers who are individuals may differ, while for corporations capital gains and ordinary income are generally taxed at the same rate. The deductibility of capital losses is subject to limitations for both individuals and corporations.

     Tax Consequences of Converting HDS Options. Holders of HDS Options will not be required to recognize taxable income on receipt of Non-Qualified Options granted by Medaphis. However, the Non-Qualified Options will not qualify as incentive stock options under Section 422 of the Code, and a holder of a Non-Qualified Option will recognize ordinary compensation income upon the exercise of such option in an amount equal to the excess of the fair market value of the Medaphis Common Stock at the time of exercise over the amount such holder pays for such stock. Additionally, Medaphis will be required to treat the amount of ordinary compensation income attributable to an employee's exercise of a Non-Qualified Option as wages subject to employment taxes and income tax withholding. Medaphis will be allowed compensation expense deductions for federal income tax purposes equal to the compensation income recognized by the holders upon exercise of the Non-Qualified Options.

     THE DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH STOCKHOLDER AND OPTION HOLDER OF HDS SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

RESALE OF MEDAPHIS COMMON STOCK


     Shares of Medaphis Common Stock to be issued to stockholders of HDS in connection with the Merger will be freely transferrable under the Securities Act, except for shares issued to any person or entity who, at the time of the Special Meeting, may be deemed an "affiliate" of HDS within the meaning of Rule 145 under the Securities Act. In general, affiliates of HDS include its executive officers and directors and any other person or entity who controls, is controlled by or is under common control with HDS. Rule 145, among other things, imposes certain restrictions upon the resale of securities received by affiliates in connection with certain reclassifications, mergers, consolidations or asset transfers. These restrictions will consist of volume and manner of sale restrictions on the resale of shares of Medaphis Common Stock issued to such person and entities. It is a condition to Medaphis' obligation to consummate the Merger that HDS shall cause each stockholder of HDS who is identified by HDS as an affiliate of HDS to deliver to Medaphis on or prior to the Effective Time a written statement to the effect that such person will not sell any shares of Medaphis Common Stock received in the Merger in any transaction, private or public, or in any other way reduce such affiliate's risk, except in accordance with applicable accounting provisions of the Securities Act and the rules and regulations of the Commission, including the Commission's accounting rules for pooling of interests transactions. Medaphis may place legends on certificates representing shares of Medaphis Common Stock that are issued to stockholders of HDS in the Merger to restrict such transfers.

COMPARISON OF RIGHTS OF HOLDERS OF MEDAPHIS COMMON STOCK AND HDS COMMON STOCK AND HDS PREFERRED STOCK


     The following is a summary of material differences between the rights of holders of Medaphis Common Stock and the rights of holders of HDS Common Stock and HDS Preferred Stock, which votes as a class with and is convertible into HDS Common Stock, other than the rights of holders of HDS Preferred Stock described below under "Comparison of Rights of Holders of Medaphis Common Stock and HDS Preferred Stock" and the rights of certain holders of HDS Common Stock and certain holders of HDS Preferred Stock described below under "HDS Preferred Stock Purchase Agreements" and "Certain Repurchase Rights and Transfer Restrictions." As each of Medaphis and HDS is organized under the laws of Delaware, these differences arise from various provisions of the Amended and Restated Certificate of Incorporation of Medaphis (the "Medaphis Charter") and the Amended and Restated Bylaws of Medaphis (the "Medaphis Bylaws") and the Certificate of Incorporation, as amended (the "HDS Charter"), and the Restated Bylaws of HDS (the "HDS Bylaws"). HDS stockholders' rights are currently governed by the HDS Charter and the HDS Bylaws. Upon consummation of the Merger and to the extent they receive shares of Medaphis Common Stock, HDS stockholders will become stockholders of Medaphis and their rights thereafter will be governed by the Medaphis Charter and the Medaphis Bylaws. The following summary does not purport to be a complete statement of the rights of the stockholders of Medaphis and HDS. This summary is qualified in its entirety by reference to the full text of the Medaphis Charter, the Medaphis Bylaws, the DGCL, the HDS Charter and the HDS Bylaws.


     Authorized Shares. Under the Medaphis Charter, Medaphis is authorized to issue 200 million shares of Medaphis Common Stock and 600,000 shares of Nonvoting Common Stock, par value $.01 per share ("Medaphis Nonvoting Common Stock"). The powers, preferences and rights of the Medaphis Common Stock and the Medaphis Nonvoting Common Stock are identical except that (i) the Medaphis Common Stock has one vote per share on all matters submitted to a vote of stockholders and the Medaphis Nonvoting Common Stock has no right to vote on any such matters except as provided by law, and (ii) the Medaphis Nonvoting Common Stock may be converted at any time into shares of Medaphis Common Stock on a share-for-share basis and the Medaphis Common Stock has no such conversion rights. Under the HDS Charter, HDS is authorized to issue 10 million shares of HDS Common Stock, par value $.10 per share, and 5 million shares of Preferred Stock, par value $.10 per share, the terms of which shall be fixed by HDS's Board of Directors at the time of issuance.

     Special Meeting of Stockholders. Under the Medaphis Bylaws, a special meeting of the stockholders of Medaphis may be called by the Chairman of the Board of Directors, the President, by order of the Board of Directors, or, upon the written request of the holders of at least 50% of the outstanding shares of Medaphis Common Stock entitled to vote at such meeting, by the President or Secretary of Medaphis. Under the HDS Bylaws, special meetings of the stockholders of HDS may be called by the Chief Executive Officer, the Board of Directors, or the holders of shares entitled to cast not less than 25% of the votes at the meeting.

     Stockholder Nominations. Under the Medaphis Bylaws, only persons nominated in accordance with the procedures set forth therein will be eligible for election as directors. Stockholders who are entitled to vote for the election of directors are entitled to nominate persons for election to the Board of Directors of Medaphis only if a timely notice in writing is sent to the Secretary of Medaphis. To be timely, a stockholder's notice must be received at the principal executive offices of Medaphis not less than 60 days nor more than 90 days prior to the date of the meeting at which directors are to be elected (subject to limited exceptions). Such notice must set forth certain information, including, among other things, (i) with respect to each person whom the stockholder proposes to nominate for election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of Medaphis Common Stock beneficially owned by such person and (d) other information that would be required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act, and (ii) with respect to such stockholder giving such notice, (x) the name and address of such stockholder and
(y) the number of shares of Medaphis Common Stock beneficially owned by such stockholder. The HDS Charter and HDS Bylaws do not contain provisions prescribing requirements relating to nomination of directors by stockholders.

     Stockholder Proposals. Under the Medaphis Bylaws, at an annual meeting of stockholders, only business properly brought before the meeting may be conducted. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Medaphis. To be timely, a stockholder's notice must be received at the principal executive offices of Medaphis not less than 60 days nor more than 90 days prior to the annual meeting (with limited exceptions). Such notice must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business to be brought and the reasons for conducting such business; (ii) the name and address of such stockholder; (iii) the number of shares of Medaphis Common Stock beneficially owned by such stockholder; and (iv) any material interests of the stockholder in such proposed business. The HDS Charter and HDS Bylaws do not contain provisions prescribing requirements relating to stockholder proposals.

     Action without a Meeting. Under the Medaphis Bylaws, any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the actions so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Under the HDS Bylaws, any action which may be taken at any meeting of stockholders may be taken without a meeting and without prior notice if written consents setting forth the actions so taken are signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If the unanimous written consent of all such stockholders shall not have been received, prompt notice of any corporate action approved by the stockholders without a meeting shall be given to those stockholders entitled to vote on such matters that have not consented thereto in writing.


     Board of Directors. Under the Medaphis Bylaws, the Board of Directors of Medaphis consists of such number of directors as determined from time to time by the Board of Directors, which cannot in any case be less than three nor more than 10. The Board of Directors of Medaphis currently consists of six members, all of whom are elected at each annual meeting of stockholders. Under the HDS Bylaws, the HDS Board of Directors consists of such number of directors as is determined by resolution of the HDS Board of Directors or by the HDS stockholders at the annual meeting; provided, however, that such number of directors cannot in any case be less than five nor more than eight. The HDS Board of Directors currently consists of five members.


     Quorum. Under the Medaphis Bylaws, the presence of 50% of the total number of directors currently comprising the Board of Directors is necessary to constitute a quorum. Under the HDS Bylaws, the presence of a majority of the directors is necessary to constitute a quorum.

     Indemnification of Directors and Officers. Under the Medaphis Bylaws, Medaphis is required to indemnify, to the fullest extent permitted by the DGCL, any person who is involved in any action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of Medaphis, provided that if such person initiated the action, suit or proceeding, such person will be entitled to indemnification only if the proceeding was authorized by the Board of Directors of Medaphis. Medaphis is also required to advance expenses to any such director, officer, employee or agent of Medaphis provided that, in the case of a director or officer of Medaphis, he or she delivers the undertaking required by the DGCL. Under the HDS Bylaws, HDS is required to indemnify its officers, directors, employees and agents to the extent permitted by the DGCL.

COMPARISON OF RIGHTS OF HOLDERS OF MEDAPHIS COMMON STOCK AND HDS PREFERRED STOCK

     The following is a summary of material differences between the rights of holders of Medaphis Common Stock and the rights of holders of HDS Preferred Stock, other than the rights of holders of HDS Preferred Stock described above under "Comparison of Rights of Holders of Medaphis Common Stock and HDS Common Stock and HDS Preferred Stock" and described below under "HDS Preferred Stock Purchase Agreements." These differences arise primarily from various provisions of the Medaphis Charter and the Medaphis Bylaws and the HDS Charter and the HDS Bylaws. The following summary does not purport to be a complete statement of the rights of the stockholders of Medaphis and the holders of HDS Preferred Stock. This summary is qualified in its entirety by reference to the text of the Medaphis Charter, the Medaphis Bylaws, the DGCL, the HDS Charter and the HDS Bylaws.

     Voting Rights. The Medaphis Charter provides that each holder of Medaphis Common Stock shall have one vote for each share of stock held by such holder. The HDS Charter provides that holders of HDS Preferred Stock are entitled to vote with HDS Common Stock as a single class on all matters on which holders of HDS Common Stock are entitled to vote. In any such vote, each holder of shares of HDS Preferred Stock is entitled to such number of votes as shall be equal to the whole number of shares of HDS Common Stock into which such holder's aggregate number of shares of HDS Preferred Stock are convertible.

     In addition, so long as any shares of HDS Series B Preferred Stock or HDS Series C Preferred Stock remain outstanding, the vote or consent of at least a majority of the outstanding shares of either such series is required to: (i) amend the HDS Charter or HDS Bylaws in a manner which would alter the rights of the holders of either such series; (ii) reclassify any HDS Common Stock into shares with priority over the shares of either such series or (iii) pay a dividend upon or redeem any shares of HDS Common Stock (with certain limited exceptions). So long as any shares of HDS Series F Preferred Stock remain outstanding, the vote or consent of at least 85% of the outstanding shares of such series is required to: (i) amend the HDS Charter or HDS Bylaws in a manner which would alter the rights of the HDS Series F Preferred Stock; (ii) pay a dividend on any shares of junior stock; (iii) increase the authorized number of shares of HDS Series F Preferred Stock; (iv) redeem any shares of junior stock (with certain limited exceptions); or (v) reclassify any junior stock into shares with priority over the shares of HDS Series F Preferred Stock. Additionally, in connection with any merger, consolidation or sale of all or substantially all of HDS's assets (including without limitation the Merger), at least 85% of the shares of the HDS Series F Preferred Stock outstanding must vote in favor of or consent to the consideration to be received by such holders in such transaction.


     Dividend Preference. Holders of Medaphis Common Stock are not entitled to any dividend preference. Holders of HDS Series B Preferred Stock and HDS Series C Preferred Stock are entitled to receive non-cumulative dividends, when and if declared by the HDS Board of Directors, at the rate of $.40 and $.56, respectively, per share per annum, before any dividend is paid on HDS Common Stock; provided, however, that such dividends may not exceed 25% of HDS's pre-tax income for any quarter. Holders of HDS Series F Preferred Stock are entitled to receive dividends at the rate of $1.15 per share per annum, payable in preference to any dividends on any shares of junior stock. Dividends on HDS Series F Preferred Stock shall only accrue and be cumulative if HDS declares a cash dividend on any shares of capital stock; in such case, unpaid dividends shall bear interest at the rate of 10% per annum.



     Liquidation Preference. In the event of any liquidation of Medaphis, the holders of Medaphis Common Stock and the holders of Medaphis Non-Voting Common Stock are entitled to share pro rata in all assets of Medaphis available for distribution to its stockholders. Upon any liquidation, dissolution or winding up of HDS, before any distribution or payment shall be made to the holders of HDS Common Stock, the holders of HDS Series B Preferred Stock, HDS Series C Preferred Stock and HDS Series F Preferred Stock are concurrently entitled to be paid out of the assets of HDS an amount per share equal to $5.63, $8.00 and $16.50, respectively, plus any accrued and unpaid dividends. If the assets and funds thus distributed among the holders of the HDS Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets of HDS legally available for distribution shall be distributed ratably among the holders of the HDS Preferred Stock in proportion to the preferential amount each such holder would have been entitled to receive.

     Conversion. Each share of HDS Preferred Stock may be converted into shares of HDS Common Stock. The number of shares of HDS Common Stock to which a holder of HDS Preferred Stock is entitled upon conversion is equal to the product obtained by multiplying the number of shares of HDS Preferred Stock being converted by the conversion rate. The current conversion rate for each of the HDS Series B Preferred Stock, HDS Series C Preferred Stock and HDS Series F Preferred Stock is one-to-one. Medaphis Common Stock is not convertible.

HDS PREFERRED STOCK PURCHASE AGREEMENTS


     Certain holders of HDS Common Stock (consisting of those holders of HDS Common Stock who originally purchased HDS Series A Preferred Convertible Stock, par value $0.10 per share ("HDS Series A Preferred Stock"), which was subsequently converted into HDS Common Stock ("HDS Converted Common Stock")), and the holders of HDS Preferred Stock, have certain additional rights, and their shares are subject to certain additional restrictions, under the terms of the respective HDS Preferred Stock Purchase Agreements ("HDS Preferred Stock Purchase Agreements") pursuant to which such shares of HDS Series A Preferred Stock and HDS Preferred Stock were originally issued. These rights and restrictions include, among others, the following:


          Rights of First Refusal. Holders of HDS Converted Common Stock and HDS Preferred Stock have rights of first refusal to purchase, subject to certain exceptions, on a pro rata basis with all other holders holding such rights of first refusal, all or any portion of "New Securities" which HDS may, from time to time, propose to sell and issue. "New Securities" means any capital stock of HDS, including HDS Common Stock or HDS Preferred Stock whether now authorized or not, and rights, options or warrants to purchase HDS Capital Stock, and securities of any type whatsoever that are, or may become, convertible into HDS Capital Stock, subject to certain exceptions. These rights, as they relate to the HDS Converted Common Stock, HDS Series B Preferred Stock and HDS Series C Preferred Stock, will expire at the Effective Time. These rights, as they relate to the holders of the HDS Series F Preferred Stock, will continue following the Effective Time. It is a condition to Medaphis' obligation to consummate the Merger that it shall have obtained a waiver of such rights from the holder of the HDS Series F Preferred Stock that may be deemed at the time of the Special Meeting to be an "affiliate" of HDS within the meaning of Rule 145 under the Securities Act.


          Registration Rights. Holders of HDS Converted Common Stock and HDS Preferred Stock have demand registration rights pursuant to which they may cause HDS to register their shares of HDS Converted Common Stock and the shares of HDS Common Stock into which the shares of HDS Preferred Stock are convertible (collectively, "HDS Registerable Securities"), subject to certain limitations. Additionally, holders of HDS Registerable Securities have certain piggyback registration rights which they may exercise in the event of a registration of HDS Common Stock initiated by HDS, subject to certain limitations. To date, no holders of HDS Registerable Securities have exercised any of their demand registration rights or piggyback registration rights. HDS is required to pay the expenses arising from a registration of HDS Common Stock as to which holders of HDS Registerable Securities exercise their piggyback registration rights, subject to certain exceptions. With respect to a registration undertaken in response to an exercise by holders of HDS Registerable Securities of their demand registration rights, expenses incurred in connection therewith are payable in certain instances and to a certain extent by HDS, and in other instances and to another extent, by the holders of HDS Registerable Securities. These rights will not apply to the shares of Medaphis Common Stock to be issued pursuant to the Merger.


          Restrictions on Transferability. The HDS Converted Common Stock, the HDS Preferred Stock and shares of HDS Common Stock that would be issued upon conversion of the HDS Preferred Stock are subject to certain restrictions on transfer, and a holder of any of such shares must cause any proposed transferee thereof to agree to take and hold those shares subject to the provisions and upon the conditions specified in the respective HDS Preferred Stock Purchase Agreement pursuant to which the shares in question were issued. Subject to certain exceptions, such shares are not transferable to any person who directly or indirectly is a competitor of HDS, or who is an officer, director, employee, consultant, substantial creditor or stockholder of any such competitor. These restrictions will not apply to the shares of Medaphis Common Stock to be issued pursuant to the Merger.


     Holders of HDS Converted Common Stock and HDS Preferred Stock should refer to the HDS Preferred Stock Purchase Agreements pursuant to which the HDS Converted Common Stock and HDS Preferred Stock were issued for a complete description of the rights and restrictions relating to HDS and holders of HDS Converted Common Stock and HDS Preferred Stock thereunder. The foregoing summary is qualified in its entirety by reference to the HDS Preferred Stock Purchase Agreements.

CERTAIN REPURCHASE RIGHTS AND TRANSFER RESTRICTIONS


     Certain shares of HDS Common Stock owned by employees of HDS are subject to Revised Buy-Out Agreements with HDS (the "Buyout Agreements"). Pursuant to the Buyout Agreements, until the later of (i) four years from the start of such employee's employment by HDS, or (ii) the date of an initial public offering of HDS as specified therein, such shares of Common Stock are subject to (a) restriction upon transfer, including the right of HDS to purchase such shares of Common Stock from the holder at the price and upon the terms of the proposed transfer, or at the option of HDS at the cost of such shares of Common Stock, and (b) the right of HDS to purchase such shares in the event of termination of the employment of the holder by HDS. These provisions will not apply to the shares of Medaphis Common Stock to be issued to such employees pursuant to the Merger.


APPRAISAL RIGHTS

     Holders of HDS Common Stock and HDS Preferred Stock are entitled to appraisal rights under Section 262 of the DGCL. A person having a beneficial interest in shares of HDS Common Stock or HDS Preferred Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is reprinted in its entirety as Annex B to this Proxy Statement/Prospectus. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of HDS Common Stock or HDS Preferred Stock as to which appraisal rights are asserted.

     Under the DGCL, holders of shares of HDS Common Stock and HDS Preferred Stock who follow the procedures set forth in Section 262 will be entitled to have their shares of HDS Common Stock or HDS Preferred Stock or both, as the case may be, appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

     Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the Special Meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date of the meeting with respect to shares for which appraisal rights are available that such appraisal rights are available and include in such notice a copy of Section 262. This Proxy Statement/Prospectus shall constitute such notice to the holders of shares of HDS Common Stock and HDS Preferred Stock and the applicable statutory provisions of the DGCL are attached to this Proxy Statement/Prospectus as Annex B. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex B carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

     A holder of shares of HDS Common Stock or HDS Preferred Stock or both, as the case may be, wishing to exercise his or her appraisal rights must deliver to HDS, before the vote on the Merger Agreement at the Special Meeting, a written demand for appraisal of his or her shares of HDS Common Stock or HDS Preferred Stock or both, as the case may be, and must not vote in favor of adoption of the Merger Agreement.

Because a proxy which does not contain voting instructions will, unless revoked, be voted for adoption of the Merger Agreement, a holder of shares of HDS Common Stock or HDS Preferred Stock or both, as the case may be, who votes by proxy and who wishes to exercise his or her appraisal rights must (i) vote against adoption of the Merger Agreement or (ii) abstain from voting on adoption of the Merger Agreement. A vote against adoption of the Merger Agreement, in person or by proxy, or an abstention with respect thereto, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section
262. In addition, a holder of shares of HDS Common Stock or HDS Preferred Stock or both, as the case may be, wishing to exercise his or her appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares until the Effective Time.


     Only a holder of record of shares of HDS Common Stock or HDS Preferred Stock is entitled to assert appraisal rights for the shares of HDS Common Stock or HDS Preferred Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his or her name appears on his or her stock certificates. If the shares of HDS Common Stock or HDS Preferred Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of HDS Common Stock or HDS Preferred Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of HDS Common Stock or HDS Preferred Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of HDS Common Stock or HDS Preferred Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of HDS Common Stock or HDS Preferred Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of HDS Common Stock or HDS Preferred Stock as to which appraisal is sought, and where no number of shares of HDS Common Stock or HDS Preferred Stock is expressly mentioned, the demand will be presumed to cover all shares of HDS Common Stock or HDS Preferred Stock held in the name of the record owner. Stockholders who hold their shares of HDS Common Stock or HDS Preferred Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee. All written demands for appraisal should be sent or delivered to HDS at 268 West Hospitality Lane #300, San Bernardino, California 92408 Attention: Secretary.


     Within ten days after the Effective Time, HDS, as the surviving corporation in the Merger, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262 and did not vote for approval and adoption of the Merger Agreement. Within 120 days after the Effective Time, but not thereafter, HDS or any stockholder entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of HDS Common Stock or HDS Preferred Stock, or both, as the case may be. HDS is under no obligation to, and has no present intention to, file a petition with respect to the appraisal of the fair value of the shares of HDS Common Stock or HDS Preferred Stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.


     Within 120 days after the Effective Time, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from HDS a statement setting forth the aggregate number of shares of HDS Common Stock and HDS Preferred Stock not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statements must be mailed within ten days after a written request therefor has been received by HDS.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and thereafter will appraise the shares of HDS Common Stock or HDS Preferred Stock, or both, as the case may be, owned by such stockholders, determining the fair value of such shares of HDS Common Stock or HDS Preferred Stock, or both, as the case may be, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP Inc., et. al., the Delaware Supreme Court discussed factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger which throw any light on future prospects of the merged corporation." The Delaware Supreme Court has construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." However, the court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger."


     HDS stockholders considering seeking appraisal rights should be aware that the fair value of their shares of HDS Common Stock or HDS Preferred Stock, or both, as the case may be, determined under Section 262 could be more than, the same as, or less than the value of the merger consideration they will be entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares of HDS Common Stock or HDS Preferred Stock, and that opinions of investment banking firms as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of HDS Common Stock and HDS Preferred Stock entitled to appraisal. In the absence of such a determination or assessment, each party bears such party's own expenses.


     Any holder of HDS Common Stock or HDS Preferred Stock, or both, as the case may be, who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of HDS Common Stock or HDS Preferred Stock, or both, as the case may be, subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of HDS Common Stock or HDS Preferred Stock as of a date prior to the Effective Time).

     If any stockholder who demands appraisal of his or her shares of HDS Common Stock or HDS Preferred Stock, or both, as the case may be, under Section 262 fails to perfect, or effectively withdraws or loses, his or her right to appraisal, as provided in the DGCL, the shares of HDS Common Stock or HDS Preferred Stock, or both, as the case may be, of such stockholder will be converted into the right to receive the merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, his or her right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder delivers to HDS a written withdrawal of his or her demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of HDS as the surviving corporation.

     Failure to follow any of the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights (in which event a stockholder will be entitled to receive the merger consideration). In view of the complexity of these provisions of Delaware law, stockholders who are considering dissenting from the approval and adoption of the Merger Agreement and exercising their rights under Section 262 should consult their legal advisors.

                              BUSINESS OF MEDAPHIS

GENERAL


     Medaphis is a leading provider of business management services and systems to the healthcare industry. Medaphis' business management services are designed to assist its hospital and physician clients with the business management functions associated with the delivery of healthcare services, thereby permitting such clients to focus on providing quality medical services to their patients. Medaphis also provides subrogation and related recovery services to healthcare payors and a multi-specialty physician group. These services assist healthcare payors in recovering the related benefits provided to insureds who are injured in accidents or under other circumstances where a third-party is ultimately responsible for such benefits. Medaphis currently provides business management services and systems to approximately 19,700 physicians and over 2,200 hospitals and subrogation and recovery services to healthcare plans covering in excess of 24 million people throughout the United States.



     Medaphis also is a leading provider of information management systems and systems integration and workflow engineering systems and services to various participants in the healthcare and other industries. Medaphis currently provides scheduling and information management systems to hospitals, emerging IHDS and certain specialty departments or staffs within a hospital or IHDS. Medaphis' scheduling and information management systems are designed to enable healthcare providers to control costs and improve efficiency by automating certain scheduling and related management functions within a facility, department or staff group. Medaphis' systems integration and workflow engineering systems and services are designed to increase flexibility, improve end-user access to information and increase decision making through the strategic use and development of client/server, imaging and other advanced technologies. Medaphis currently provides systems integration and workflow engineering systems and services to participants in the healthcare and other industries.


     Medaphis' business strategy is to develop a national organization which provides high quality business management services and systems to the healthcare industry. In addition, Medaphis intends to continue to develop and exploit its core competencies in the systems integration and workflow engineering fields in various industries outside of healthcare which are experiencing similar demands for more effective and open client/server IT systems. Management anticipates that the demand for systems integration and workflow engineering systems and services within and outside the healthcare industry will continue to grow as companies increasingly face rapidly changing competitive landscapes and enhanced demands for improved customer service, greater employee satisfaction and increased profitability. Medaphis intends to pursue its business strategy through both internal growth and acquisitions. Since 1988, Medaphis has acquired 42 businesses which provide business management services and systems primarily to physicians and hospitals involving aggregate consideration of approximately $1.3 billion.


     Medaphis is incorporated under the laws of the State of Delaware. Medaphis Common Stock is traded on The Nasdaq Stock Market under the symbol "MEDA." Unless the context otherwise requires, reference to Medaphis includes Medaphis Corporation and its subsidiaries. Medaphis' principal executive offices are located at 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339, and its telephone number is (770) 444-5300.


MEDAPHIS RE-ENGINEERING PROJECT

     In order to increase efficiency and position Medaphis to take advantage of the opportunities being created by ongoing changes in the healthcare industry, Medaphis has commenced a re-engineering project which will involve, among other things, the consolidation of the billing and accounts receivable processing function of its billing and accounts receivable management business, which is currently operated out of approximately 300 local business offices around the country, into approximately 10 remote processing centers. In addition to the consolidation of processing operations, the re-engineering project will involve the establishment of advanced client/server computing at the local sales and service offices and at remote processing centers. This computing infrastructure will be designed to significantly reduce paper handling and greatly increase the speed of record recovery while permitting communication over a wide-area network and across geographic markets and linking together all of Medaphis' operating divisions. The local sales and service offices and remote processing centers will operate in a client/server environment in which client work stations and graphical user interfaces connect with distributed file, database, transaction and groupware servers. Concurrent with the consolidation of processing operations and the establishment of an advanced client/server environment, Medaphis will continue to assess the processing practices of each office, as well as the practices of successful transaction processors in other industries. The purpose of this assessment is to identify the best practices for each core process, and then adopt these best practices as standards and engineer the workflow and new technology to achieve or exceed each of the identified standards. Medaphis believes the re-engineering project will provide its customers and employees with the full information processing and communications power of an advanced distributed computing system. The re-engineering project is designed to enable Medaphis to continue to grow and achieve economies of scale in several areas, including training, client service, patient and payor relations, transaction processing operations and electronic data interchange capabilities. The project is expected to be substantially completed during 1997. Although the re-engineering project will involve consolidation of the processing functions of its billing and accounts receivable management services, Medaphis intends to continue to maintain and place increased emphasis on the sales and customer service functions of this business on a local basis.


RECENTLY COMPLETED AND FUTURE ACQUISITIONS


     Medaphis has recently completed three major acquisitions and intends to continue to pursue additional acquisitions in the future. A general summary of the major acquisitions is set forth below.


COMPLETED ACQUISITIONS


     BSG Corporation. On May 6, 1996, Medaphis acquired BSG in a merger transaction for approximately 7.5 million shares of Medaphis Common Stock. In addition, Medaphis assumed BSG stock options representing approximately 2.3 million additional shares of Medaphis Common Stock. BSG provides information technology and change management services to organizations seeking to transform their operations through the strategic use of client/server and other advanced technologies. BSG focuses on customers and industries where technology-enabled change and re-engineering can have a significant competitive impact. BSG seeks to establish long-term alliances with its customers, enabling them to increase revenue, raise productivity and improve product quality. Management believes that the acquisition of BSG, when combined with Rapid Systems and Medaphis' existing systems integration and workflow engineering operations, will position Medaphis as one of the leading client/server systems integration and workflow engineering companies in the United States.



     Rapid System Solutions, Inc. On April 3, 1996, the Medaphis acquired Rapid Systems in a merger transaction for approximately 1.1 million shares of Medaphis Common Stock. Rapid Systems is a client server/systems integration company whose core competencies include: network design integration and management; database design and development; graphical user interface application design, development and implementation; and strategic systems engineering and computer security.



     Medical Management Sciences, Inc. On December 29, 1995, Medaphis acquired MMS in a merger transaction for approximately 4 million shares of Medaphis Common Stock. MMS is a provider of practice management and billing and accounts receivable management services to radiologists and radiation oncologists. Through a network of nine service centers, MMS currently provides its services in 12 states to approximately 100 radiology and radiation oncology practices consisting of approximately 1,700 radiologists and radiation oncologists. MMS' practice management and billing and accounts receivable management services assist physicians in improving their cash flow through better management of their billing and accounts receivable and through reducing the administrative costs associated with the delivery of healthcare services.


     MMS also operates a management service organization located in Maryland, which specializes in providing network formation and administration, marketing, contracting, management and information systems services to physicians and physician networks in connection with managed care, capitation and alternative reimbursement systems. MMS currently provides these services to approximately 220 primary and specialty network physicians serving more than 200,000 covered lives.

FUTURE ACQUISITIONS


     An important component of Medaphis' business strategy involves growth through acquisitions. In connection therewith, Medaphis evaluates various acquisition candidates on an ongoing basis. In general, these acquisition candidates include companies which provide business management systems or services to healthcare providers or system integration services. Management of Medaphis currently anticipates that Medaphis will place increased emphasis over the next several quarters on expanding Medaphis' technology business, including its systems integration operations.

     As of the date of this Proxy Statement/Prospectus, Medaphis has no definitive agreement to acquire any other specific business whose operations would be material or significant to Medaphis. However, Medaphis may, prior to the consummation of the Merger, acquire certain additional businesses whose operations are not material or significant to Medaphis. Moreover, Medaphis currently anticipates that it will continue to make acquisitions of businesses which provide business management systems or services to healthcare providers and/or systems integration services. The consummation of future acquisitions will be subject to, among other things, favorable market conditions, the availability of financing on terms and conditions satisfactory to Medaphis and suitable acquisition candidates.

RESULTS OF OPERATIONS


     Medaphis expects to record charges of approximately $900,000 and $6.5 million in the quarter ended June 30, 1996 associated with the acquisitions of Rapid Systems and BSG, respectively, which are being accounted for as poolings-of-interests. The charges relate to transaction fees, costs and expenses incurred in connection with the mergers. Medaphis also expects to incur an additional charge of $4.8 million for similar fees, costs and expenses in connection with the Merger. The charge is expected to be recorded in the period in which the Merger is consummated.


OTHER EVENTS

     For a discussion of the Federal Investigation and certain putative stockholder class action lawsuits, see "Risk Factors -- Pending Federal Investigation; Putative Class Action Lawsuits."

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


     The Unaudited Pro Forma Combined Financial Statements are based on the historical presentation of the consolidated financial statements of Medaphis and the historical presentation of the consolidated financial statements of HDS. The Unaudited Pro Forma Combined Statements of Operations for the years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1996 give effect to (i) the Merger as if it had occurred on January 1, 1993 and (ii) certain pro forma adjustments related to the Atwork, MMS, Rapid Systems and BSG mergers. The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1995 also gives effect to the 1995 acquisitions, which include the acquisition of Medical Management, Inc., Medical Billing Service, Computers Diversified, Inc. and The Receivables Management Division of MedQuist Inc. (the "1995 Acquisitions") as if each had occurred as of January 1, 1995. The Unaudited Pro Forma Combined Balance Sheet as of March 31, 1996 gives effect to the Merger as if it had occurred on March 31, 1996. The Unaudited Pro Forma Combined Financial Statements do not include the effects of the Decisions Support Group, Medical Office Consultants, Inc., Consort Technologies, Inc. ("Consort"), Billing and Professional Services, Inc., The Halley Exchange, Inc., Medical Management Computer Sciences, Inc., CBT Financial Services, Inc., Intelligent Visual Computing, Inc. and The MEDICO Group, Ltd. acquisitions, as they are not considered significant individually or in the aggregate.



     The Merger is expected to be accounted for under the pooling-of-interests method of accounting. Each of the 1995 Acquisitions has been accounted for under the purchase method of accounting. The total purchase price for each of these acquisitions has been allocated to tangible and identifiable intangible assets and liabilities based upon management's estimate of their respective fair market values with the excess of cost over the fair value of net assets acquired allocated to goodwill. The allocation of the purchase price for certain of the 1995 Acquisitions is subject to revision when additional information concerning asset and liability valuation is obtained. Management believes the asset and liability valuations utilized for these acquisitions will not be materially different from the pro forma information presented herein.



     For purposes of preparing the Unaudited Pro Forma Combined Statements of Operations for the years ended December 31, 1993 and 1994, HDS's operating results for the years ended March 31, 1994 and 1995 were combined with Medaphis' operating results for the years ended December 31, 1993 and 1994, respectively. The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1995 was prepared by combining Medaphis' 1995 operating results with HDS's 1995 operating results, which were restated to a calendar year basis. Accordingly, HDS's operating results for the three months ended March 31, 1995 were duplicated in each of the years ended December 31, 1994 and 1995. HDS's revenues and net income for that three-month period were $12,716,000 and $6,314,000, respectively.


     Each of the Unaudited Pro Forma Combined Statements of Operations includes the historical operating results of each of the acquired companies included therein from the beginning of the period covered by such statement until the earlier of the date of acquisition or the end of the period covered by such statement.


     The Unaudited Pro Forma Combined Financial Statements do not purport to be indicative of the results that actually would have been obtained if the combined operations had been conducted during the periods presented and they are not necessarily indicative of operating results to be expected in future periods. The Unaudited Pro Forma Combined Financial Statements and notes thereto should be read in conjunction with the supplemental consolidated financial statements and notes thereto of Medaphis, which are incorporated herein by reference, and the historical financial statements and notes thereto of HDS, which are included elsewhere herein, and the historical financial statements and notes thereto of certain of the companies acquired in the 1995 Acquisitions, which are contained in certain documents incorporated herein by reference.

                          UNAUDITED PRO FORMA COMBINED


                            STATEMENTS OF OPERATIONS



                                                              YEAR ENDED DECEMBER 31, 1993
                                        ------------------------------------------------------------------------
                                                                   MEDAPHIS                  HDS
                                                    PRO FORMA      PRO FORMA              PRO FORMA    PRO FORMA
                                        MEDAPHIS   ADJUSTMENTS     COMBINED    HDS(9)    ADJUSTMENTS   COMBINED
                                        --------   -----------     ---------   -------   -----------   ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue...............................  $259,575     $    --       $259,575   $19,763        $--       $279,338
Salaries and wages....................   158,703      (8,689)(1)    150,014     5,670         --        155,684
Other operating expenses..............    66,412          --         66,412     5,157         --         71,569
Depreciation..........................     6,960          --          6,960       232         --          7,192
Amortization..........................     5,317          --          5,317     2,561         --          7,878
Interest expense, net.................     6,517          --          6,517        56         --          6,573
Restructuring and other charges.......        --          --             --        --         --             --
                                        --------   -----------     ---------   -------       ---       ---------
         Total expenses...............   243,909      (8,689)       235,220    13,676         --        248,896
Income (loss) before taxes............    15,666       8,689         24,355     6,087         --         30,442
Income taxes..........................     7,049       4,655(5)      11,704        --         --         11,704
                                        --------   -----------     ---------   -------       ---       ---------
Net income (loss).....................  $  8,617     $ 4,034       $ 12,651    $6,087        $--         18,738
                                        =========  ===========     ==========  ========  ===========   ==========
Net income per common share...........  $   0.19                   $   0.28                                0.36
                                        =========                  ==========                          ==========
Weighted average shares outstanding...    45,505                     45,505     6,540                    52,045
                                        =========                  ==========  ========                ==========


                                                               YEAR ENDED DECEMBER 31, 1994
                                          ----------------------------------------------------------------------
                                                                   MEDAPHIS                  HDS
                                                      PRO FORMA    PRO FORMA              PRO FORMA    PRO FORMA
                                          MEDAPHIS   ADJUSTMENTS   COMBINED    HDS(9)    ADJUSTMENTS   COMBINED
                                          --------   -----------   ---------   -------   -----------   ---------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue.................................  $376,870     $    --     $376,870   $22,115        $--       $398,985
Salaries and wages......................   221,575      (6,716)(1)  214,859     5,402         --        220,261
Other operating expenses................    90,836          --       90,836     4,589         --         95,425
Depreciation............................     9,269          --        9,269       114         --          9,383
Amortization............................     7,748          --        7,748     2,943         --         10,691
Interest expense, net...................     5,896          --        5,896        30         --          5,926
Restructuring and other charges.........     1,905          --        1,905        --         --          1,905
                                          --------   -----------   ---------   -------       ---       ---------
         Total expenses.................   337,229      (6,716)     330,513    13,078         --        343,591
Income (loss) before taxes..............    39,641       6,716       46,357     9,037         --         55,394
Income taxes............................    13,155       5,147(5)    18,302     3,000         --         21,302
                                          --------   -----------   ---------   -------       ---       ---------
Net income (loss).......................  $ 26,486     $ 1,569     $ 28,055    $6,037        $--       $ 34,092
                                          =========  ===========   ==========  ========  ===========   ==========
Net income per common share.............  $   0.48                 $   0.51                            $   0.56
                                          =========                ==========                          ==========
Weighted average shares outstanding.....    54,623                   54,623     6,540                    61,163
                                          =========                ==========  ========                ==========

                          UNAUDITED PRO FORMA COMBINED


                            STATEMENTS OF OPERATIONS


                                                       YEAR ENDED DECEMBER 31, 1995
                         ----------------------------------------------------------------------------------------
                                                                    MEDAPHIS                  HDS
                                       PRIOR        PRO FORMA       PRO FORMA              PRO FORMA    PRO FORMA
                         MEDAPHIS   ACQUISITIONS   ADJUSTMENTS      COMBINED    HDS(9)    ADJUSTMENTS   COMBINED
                         --------   ------------   -----------      ---------   -------   -----------   ---------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue................. $552,132     $ 22,679       $    --        $ 574,811   $22,249     $    --     $ 597,060
Salaries and wages......  318,014       10,794        (2,925)(1)      325,883     5,330          --       331,213
Other operating
  expenses..............  130,714        6,586            --          137,300    10,091          --       147,391
Depreciation............   14,346          628            --           14,974        85          --        15,059
Amortization............   14,112          580            75(2)        14,767     3,135          --        17,902
Interest expense, net...   10,417          (16)        1,787(3)        12,188      (201)         --        11,987
Restructuring and other
  charges...............   54,950           --          (750)(4)       54,200        --          --        54,200
                         --------   ------------   -----------      ---------   -------   -----------   ---------
          Total
            expenses....  542,553       18,572        (1,813)         559,312    18,440          --       577,752
Income (loss) before
  taxes.................    9,579        4,107         1,813           15,499     3,809          --        19,308
Income taxes............    6,903           --         5,648(5)        12,551     1,524                    14,075
                         --------   ------------   -----------      ---------   -------   -----------   ---------
Net income (loss)....... $  2,676     $  4,107       $(3,835)       $   2,948   $ 2,285     $    --     $   5,233
                         ========    =========     =========         ========   =======   =========      ========
Net income per common
  share................. $   0.04                                   $    0.05                           $    0.08
                         ========                                    ========                            ========
Weighted average shares
  outstanding...........   61,520                                      61,520     6,540                    68,060(6)
                         ========                                    ========   =======                  ========


                                                    THREE MONTHS ENDED MARCH 31, 1996
                                 ------------------------------------------------------------------------
                                                             MEDAPHIS                 HDS
                                             PRO FORMA       PRO FORMA             PRO FORMA    PRO FORMA
                                 MEDAPHIS   ADJUSTMENTS      COMBINED    HDS(9)   ADJUSTMENTS   COMBINED
                                 --------   -----------      ---------   ------   -----------   ---------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue......................... $159,869      $  --         $ 159,869  $3,743      $    --     $ 163,612
Salaries and wages..............   88,963         --            88,963   1,564           --        90,527
Other operating expenses........   38,618         --            38,618     760           --        39,378
Depreciation....................    4,917         --             4,917      33           --         4,950
Amortization....................    4,023         --             4,023     886           --         4,909
Interest expense, net...........    2,242         --             2,242    (137 )         --         2,105
Restructuring and other
  charges.......................      150         --               150      --           --           150
                                 --------   -----------      ---------   ------   -----------   ---------
          Total expenses........  138,913         --           138,913   3,106           --       142,019
Income (loss) before taxes......   20,956         --            20,956     637           --        21,593
Income taxes....................    8,613       (354)(5)         8,259     255           --         8,514
                                 --------   -----------      ---------   ------   -----------   ---------
Net income (loss)............... $ 12,343      $ 354         $  12,697   $ 382      $    --        13,079
                                 ========   =========         ========   ======   =========      ========
Net income per common share..... $   0.18                    $    0.18                          $    0.17
                                 ========                     ========                           ========
Weighted average shares
  outstanding...................   69,164                       69,164   6,540                     75,704
                                 ========                     ========   ======                  ========

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET



                                                                     MARCH 31, 1996
                                                     -----------------------------------------------
                                                                             HDS PRO
                                                                              FORMA        PRO FORMA
                                                     MEDAPHIS    HDS(9)    ADJUSTMENTS     COMBINED
                                                     --------   --------   -----------     ---------
                                                                     (IN THOUSANDS)
                                               ASSETS
Current Assets:
  Cash and cash equivalents........................  $  3,308   $ 14,167     $    --       $  17,475
  Restricted cash..................................    16,473         --          --          16,473
  Accounts receivable, billed......................    98,811      7,544          --         106,355
  Accounts receivable, unbilled....................    85,100     10,834          --          95,934
  Other............................................    18,523        106          --          18,629
                                                     --------   --------   -----------     ---------
                                                      222,215     32,651          --         254,866
Property and equipment.............................   120,202        687          --         120,889
Intangible assets..................................   463,278      7,768          --         471,046
Other..............................................     4,340     13,937          --          18,277
                                                     --------   --------   -----------     ---------
                                                     $810,035   $ 55,043     $    --       $ 865,078
                                                     ========   ========   =========        ========
                                LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable.................................  $  9,431   $  5,244     $    --       $  14,675
  Accrued compensation.............................    29,711        992          --          30,703
  Accrued expenses.................................    58,405      2,726       4,750(7)       65,881
  Current portion of long-term debt................    10,651         --          --          10,651
                                                     --------   --------   -----------     ---------
          Total current liabilities................   108,198      8,962       4,750         121,910
Long-term debt.....................................   191,823         --          --         191,823
Other obligations..................................    17,710         --          --          17,710
Deferred income taxes..............................    24,074      1,300          --          25,374
Convertible subordinated debentures................        --         --          --              --
                                                     --------   --------   -----------     ---------
          Total liabilities........................   341,805     10,262       4,750         356,817
Stockholders' Equity:
  Preferred Stock..................................        16        366        (366)(8)          16
  Common stock.....................................       609        274        (213)(8)         670
  Paid-in capital..................................   454,387     42,134         579(8)      497,100
  Retained earnings (accumulated deficit)..........    13,218      2,007      (4,750)(7)      10,475
                                                     --------   --------   -----------     ---------
          Total stockholders' equity...............   468,230     44,781      (4,750)        508,261
                                                     --------   --------   -----------     ---------
                                                     $810,035   $ 55,043     $    --       $ 865,078
                                                     ========   ========   =========        ========

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     (1) The pro forma adjustment to salaries and wages represents the elimination of distributions that are non-recurring net of the compensation expected to be paid to the former shareholders of Atwork and shareholders and executive officers of MMS and the companies acquired in certain of the 1995 Acquisitions pursuant to employment contracts with Medaphis.

     (2) The pro forma adjustment to amortization expense represents the change in amortization expense recorded in conjunction with the 1995 Acquisitions, which results from the adjustments to intangible assets recorded as part of the purchase price allocations and conforming the historical amortization policies to those of Medaphis, whereby goodwill is amortized using the straight-line method generally over 25-40 years, client lists are amortized over their estimated useful lives of 7-20 years and capitalized software is amortized over its estimated useful life of 4-7 years.

     (3) The pro forma adjustment to interest expense represents the interest expense on indebtedness incurred by Medaphis (which accrued at an annual rate of approximately 7.75% in 1995) in connection with the 1995 Acquisitions, net of reductions in interest expense for obligations not assumed by Medaphis or for obligations that Medaphis assumed and refinanced under the Medaphis Senior Credit Facility to obtain lower interest rates.

     (4) The pro forma adjustment to restructuring and other charges represents the elimination of distributions that are non-recurring net of the compensation to be paid to the former shareholders of Atwork pursuant to employment contracts with Medaphis.


     (5) The pro forma adjustment to income taxes represents (i) the imputed tax expense on the operating results of Atwork, MMS, Consort, Rapid Systems and a company acquired by BSG prior to BSG's merger with Medaphis, at statutory rates in effect during the periods presented (as Atwork, MMS, Consort, Rapid Systems and such company acquired by BSG were "S" corporations for income tax purposes and therefore did not provide for federal income taxes), (ii) the tax impact of applying Medaphis' pro forma effective tax rate to the income of certain of the 1995 Acquisitions (which were not "S" corporations for income tax purposes) as well as the pro forma adjustments and (iii) the reversal of the adjustment recorded to historical income taxes for the change in the tax status of Atwork, MMS and Consort in 1995.



     (6) The pro forma weighted average shares outstanding give effect to the additional shares of Medaphis Common Stock to be issued and common stock equivalents assumed in connection with the Merger.


     (7) The pro forma adjustment to accrued expenses and retained earnings represents the estimated costs associated with the Merger.

     (8) The pro forma adjustments to preferred stock, common stock and paid-in capital represent the adjustments necessary to give effect to the issuance of Medaphis common stock to effect the Merger.

     (9) Certain HDS amounts have been reclassified in order to conform to Medaphis' presentation.

               SELECTED CONSOLIDATED FINANCIAL INFORMATION OF HDS


     The following table sets forth selected consolidated financial information for HDS for and as of each of the three fiscal years in the period ended March 31, 1996, for and as of the six month period ended March 31, 1993 and for and as of the two fiscal years ended September 30, 1992. The selected consolidated financial information of HDS for all of the periods presented has been derived from the audited consolidated financial statements of HDS. The following selected consolidated financial information is qualified by reference to, and should be read in conjunction with, the Consolidated Financial Statements of HDS and related Notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of HDS," included elsewhere herein.



                                            YEAR ENDED       SIX MONTHS
                                           SEPTEMBER 30,       ENDED         YEAR ENDED MARCH 31,
                                         -----------------   MARCH 31,    ---------------------------
                                          1991      1992        1993       1994      1995      1996
                                         -------   -------   ----------   -------   -------   -------
                                                                (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA(1)
Net sales..............................  $20,593   $24,451     $4,646     $26,040   $30,454   $22,727
Cost of sales..........................   10,953    12,419        739      11,875    13,767    15,185
Gross margin...........................    9,640    12,032      3,907      14,165    16,687     7,542
Expenses:
  Research and development.............    1,145     1,308        903       1,775     1,754     1,793
  Sales and marketing..................    3,044     2,577      1,406       3,028     3,672     4,870
  General and administrative...........    2,029     2,873      1,676       3,219     2,194     6,107
  Interest.............................      735         8         45         129       232       265
Income from operations.................    2,687     5,266       (123)      6,014     8,835    (5,493)
Interest income........................       86        58         36          73       202       620
Income (loss) before provision for
  income
  taxes................................    2,773     5,324        (87)      6,087     9,037    (4,873)
Provision (benefit) for income taxes...       --        --         --          --     3,000    (1,700)
Net income (loss)......................    2,773     5,324        (87)      6,087     6,037    (3,173)


                                          AS OF SEPTEMBER
                                                30,                      AS OF MARCH 31,
                                         -----------------   ----------------------------------------
                                          1991      1992        1993       1994      1995      1996
                                         -------   -------   ----------   -------   -------   -------
                                                                (IN THOUSANDS)
BALANCE SHEET DATA(1)
Working capital........................  $ 4,931   $ 9,046     $8,630     $14,102   $22,760   $23,689
Intangible assets......................    4,360     6,226      6,905       7,822     8,014     7,768
Total assets...........................   20,297    26,973     23,203      35,448    46,529    55,043
Convertible subordinated debentures....    7,000        --         --          --        --        --
Redeemable preferred stock.............       --        --         --       6,910     6,565        --
Stockholders' equity...................   12,284    17,672     17,584      16,554    22,289    44,781

- ---------------


(1) HDS changed its fiscal year end in 1993 from September 30 to March 31.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HDS

OVERVIEW


     HDS provides information technology services and products to healthcare organizations through the strategic use of standards-based approaches, such as client/server and UNIX, that support HDS's proprietary applications products, such as HDS's integrated patient care system known as ULTICARE(R). HDS has experienced substantial growth since its inception in 1983, deriving most of its revenue from software sales, consulting services, hardware sales, software maintenance and support, training services, and ongoing upgrade and implementation services. HDS typically provides its products under fixed fee arrangements, and provides its services under both fixed fee and time and materials arrangements. Software revenue is recognized when software is delivered and there are no further significant vendor obligations. Hardware revenues are recognized upon shipment. Maintenance and service revenues are recognized as services are delivered. Some large integrated projects are recognized on a percentage-of-completion basis whereby revenue is recorded over the term of a contract based upon the percentage of work performed to date.


     HDS's strategy has been to increase staffing in anticipation of revenue increases. At times, this strategy has had the effect of adversely affecting net income. A significant portion of HDS's revenues has been, and will continue to be, derived from substantial contracts signed with large customers. The timing of such contracts and their fulfillment can cause material fluctuations in operating results, particularly on a quarterly basis. HDS manages this situation by closely monitoring the sales process and staffing levels and requirements, adjusting staffing levels as necessary.

     In fiscal 1996, HDS realigned operations in order to devote greater resources to its core service and product offerings and to expand its customer relationships and capabilities. The realignment included, among other things, the reduction of headcount, streamlining of processes and contracts, settlement of longstanding vendor/term issues, and more effective utilization management. HDS believes the realignment will reduce its annual operating expenses, enhance its long-term growth strategy and support higher levels of earnings.

RESULTS OF OPERATIONS


     The following table sets forth certain items from HDS's consolidated statements of operations as a percentage of revenue for the periods indicated:



                                                                          YEAR ENDED MARCH 31,
                                                                         ----------------------
                                                                         1994     1995     1996
                                                                         ----     ----     ----
    Net sales.......................................................     100%     100%     100%
    Cost of sales...................................................      46       45       67
                                                                         ---      ---      ---
    Gross margin....................................................      54       55       33
    Expenses:
      Research and development......................................       7        6        8
      Sales and marketing...........................................      12       12       21
      General and administrative....................................      12        7       27
      Interest......................................................       0        1        1
                                                                         ---      ---      ---
    Income (loss) from operations...................................      23       29      (24)
    Interest income.................................................      --        1        3
                                                                         ---      ---      ---
    Income before provision for income taxes........................      23       30      (21)
    Provision for income taxes......................................      --       10       (7)
                                                                         ---      ---      ---
    Net income......................................................      23       20      (14)
                                                                         ===      ===      ===

FISCAL YEAR ENDED MARCH 31, 1996 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1995



     Net Sales. Net sales in fiscal 1996 decreased 25% to $22.7 million from $30.5 million in fiscal 1995. Timing issues associated with software and service delivery delayed the recognition of significant revenue into fiscal 1997.



     Cost of Sales. Cost of sales consists primarily of compensation and benefits paid to professionals providing services to customers, costs of hardware and hardware maintenance. Cost of sales increased by 10% to $15.2 million (67% of revenue) from $13.8 million (45% of revenue) in fiscal 1995. The higher cost of sales was due primarily to the impact of hiring professional staff in anticipation of future project needs and change in product mix that resulted in an increase in the hardware component for fiscal 1996.



     Research and Development Expenses. Research and development expenses remained constant at $1.8 million from fiscal 1995 to fiscal 1996. HDS is the recipient of a grant from the Department of Commerce to fund product development. Amounts received under this grant are recorded as a reduction of incurred research and development expenses. Incurred research and development expenditures increased in fiscal 1996 from fiscal 1995 but were offset by grant funding of $912,000.



     Sales and Marketing Expenses. Sales and marketing expenses increased 33% to $4.9 million from $3.7 million in fiscal 1995. This increase was due primarily to increased provisions for doubtful accounts.



     General and Administrative Expenses. General and administrative expenses increased 178% to $6.1 million in fiscal 1996 from $2.2 million in fiscal 1995. This increase was due primarily to the settlement of a dispute regarding pricing and contractual issues with a vendor, the outcome of which was a renegotiated, extended contract with terms beneficial to HDS, which resulted in a $2.7 million charge in fiscal 1996. Legal fees increased approximately $372,000.



     Loss from Operations. The loss from operations was $5.5 million in fiscal 1996 compared to income from operations of $8.8 million in fiscal 1995. The decline was due primarily to timing differences in several large contracts in which software delivery was delayed. In addition, in fiscal 1996 HDS realigned operations in order to devote greater resources to its core service and product offerings and to expand its customer relationships and capabilities.


FISCAL YEAR ENDED MARCH 31, 1995 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1994


     Net Sales. Net sales increased 17% to $30.5 million from $26.0 million in fiscal 1994 as demand for HDS's products and services increased and as an increasing number of customers commenced system operations.


     Cost of Sales. Cost of sales increased by 16% to $13.8 million from $11.9 million in fiscal 1994. The higher cost of sales was primarily due to the increased costs of professional staff and hardware to support the growth in sales.


     Research and Development Expenses. Research and development expenses remained constant at $1.8 million in fiscal 1995 when compared to fiscal 1994.



     Sales and Marketing Expenses. Sales and marketing expenses increased 21% in fiscal 1995 to $3.7 million from $3.0 million in fiscal 1994. This was due to increases in advertising, commissions and growth in sales related personnel costs, recruiting and related expenses.



     General and Administrative Expenses. General and administrative expenses decreased 32% in fiscal 1995 to $2.2 million from $3.2 million in fiscal 1994. This was due primarily to a decrease in legal fees and a reduction in exchange loss from Canadian activity when compared to the prior period.



     Income from Operations. Income from operations was $8.8 million in fiscal 1995 compared to $6.0 million in fiscal 1994. This improvement was due primarily to the increase in revenue and the improved operating performance of the organization.

LIQUIDITY AND CAPITAL RESOURCES

     Working capital as of March 31, 1996 was $23.7 million compared to $22.8 million as of the prior year end. The increase resulted from the proceeds from the sale of Series F Preferred Stock which were used to retire the Series E Preferred Stock, pay down bank loans and accounts payable, and increase cash and cash equivalents by $10.4 million over the prior year.

     HDS has a $3 million unsecured revolving line of credit with Riverside National Bank due October 1, 1997, bearing interest at prime. As of March 31, 1996, HDS had no borrowings under its line of credit. The credit line contains certain financial covenants and requires maintenance of certain financial ratios. At March 31, 1996, HDS was not in compliance with one of these covenants and has obtained a waiver of default from the bank.


     Capital expenditures of $493,000 in the year ended March 31, 1996, including additions to capital leases, consisted principally of computer equipment and office equipment expenditures to support HDS's operations. HDS also incurred software development costs of $3,052,000 which were capitalized during the year ended March 31, 1996. As of March 31, 1996, HDS had no material or unusual purchase commitments outstanding.


     HDS believes that existing cash balances and cash flow from operations will be sufficient to support HDS's working capital requirements for at least the next 12 months. Thereafter, if cash generated from operations is insufficient to satisfy HDS's working capital requirements and if the Merger is not consummated, HDS may be required to raise additional funds. No assurance can be given that additional financing will be available or that, if available, such financing will be obtainable on terms favorable to HDS. To the extent HDS raises additional capital by issuing equity or convertible debt securities, ownership dilution to HDS's stockholders will result. In the event that adequate funds are not available, HDS's business may be adversely affected.

                                BUSINESS OF HDS


     HDS is a developer and supplier of healthcare information systems to institutions, payers, healthcare networks, and providers. HDS offers a product line generally known as ULTICARE(R), an integrated information system which addresses a healthcare enterprise's information needs through the integrated monitoring, scheduling, documentation, and control of patient care activities. To accomplish this, patient care workstations are situated throughout the enterprise: at patient bedsides, at nursing stations, in ancillary departments (laboratory, radiology, pharmacy, etc.), in physician offices and with mobile health workers such as home care staff. HDS forms relationships throughout the organization, especially with senior management of integrated delivery systems (whether payer, provider, or practitioner based).


     HDS has extensive experience in most phases of patient care automation: nursing, physicians, laboratory, radiology, pharmacy, case management, and quality assurance, among others. HDS customers include hospitals, integrated healthcare enterprises, health maintenance organizations, municipal healthcare systems, and elder care organizations.

INDUSTRY BACKGROUND

     Changes in the healthcare industry over the past ten years have significantly altered the information needs of healthcare providers. Historically, healthcare information systems were developed primarily to serve the needs of financial departments. Because providers and practitioners were reimbursed by payers on a fee-for-service basis, the focus was on billing, procedure, and revenue maximization rather than cost controls, operational efficiency, and patient outcomes. The costs associated with inefficient data management and information systems were passed on to payers as part of overhead and the organization's overall cost structure. Changes in the payment system, from fee-for-service to capitated arrangements (whether called capitation, case management, managed care, or by other terms), have shifted risk to providers. Providers must now focus on cost controls, operational efficiency, and patient outcomes.

DEMAND FOR INFORMATION TECHNOLOGY

     Competition and experience have forced modern managed care organizations to realize that a key to effective cost control and quality management is the compilation and analysis of comprehensive medical information regarding provider utilization, pricing, and outcomes.

     While many computer systems have been developed to ensure that the right person was billed for the correct amount in a timely fashion after a procedure was performed, few systems are available that enable the user to decide whether the procedure was necessary in the first place. It has been estimated by some that as much as one-half of the time spent by patients in hospitals is medically unnecessary, while 24% of all hospital stays and 15% of all office visits are unwarranted. Wide variations in the practice of medicine exist throughout the United States, even within small geographic areas. These variations include discrepancies in the number of procedures performed, the way they are performed, where they are performed, and how much they cost. Significant savings can be achieved by the elimination of unnecessary care; however, it is only with accurate information systems that payers can begin to distinguish between care which is necessary and care which is not.

THE HDS APPROACH

     HDS provides a comprehensive and integrated set of products and services to the healthcare industry. Utilizing client/server, UNIX, and other advanced technologies, HDS systems and services allow customers, whether providers, payers, or practitioners, to better respond to new healthcare requirements.

     HDS has pioneered the concept of patient-centered, point-of-care based, fully integrated approaches. Because HDS systems are important to continued organizational progress, HDS's relationships with its customers generally extend for several years. Under its customer support program, HDS upgrades customers regularly to its most current product release, providing them with new features and functions. This kind of service differentiates HDS from many of its competitors.

THE ULTICARE SYSTEM


     ULTICARE is a UNIX-based software system which collects and reviews patient information on a patient-centered basis. This means that physician activities, nursing activities, and ancillary activities are merged into a single, operations-based, patient-centered approach. Because system integration is the cornerstone of the ULTICARE System, nurses, doctors, and other care providers can immediately retrieve necessary information from any location where access is available, including bedsides, mobile units, and providers' homes.


     The ULTICARE System has been designed to operate unattended most of the time. As a result, the System requires minimal intervention and support from computer personnel and ULTICARE software specialists. The functional applications are designed to be supported by applications-oriented users in hospital departments.


     ULTICARE offers functional modules to meet the specific information needs of each customer. They may be purchased together as a package or separately, by module. ULTICARE Modular, a four-module package, is a way to obtain patient information throughout an enterprise without having to purchase the entire system at once. It combines HDS's patient-centered Registration/ADT (admission, discharge, transfer), order communications, nursing, and results reporting modules to provide a core clinical information system. A wide selection of additional modules are also available for integration. The following ULTICARE modules are currently available:


        - Patient Registration/ADT
        - Point-of-Care Nursing Support
        - Physician Support
        - Health Maintenance Record
        - Case Management/Critical Pathways
        - Order Communication/Charge Capture
        - Result Reporting
        - Quality Assurance/Utilization Review
        - Laboratory Departmental Processing
        - Medical Records Departmental Processing
        - Pharmacy Departmental Processing

        - Radiology Departmental Processing


        - Other Ancillary Departmental Processing

        - Patient Scheduling and Control
        - Call Center Management
        - Physician/Professional Staff Registry
        - Cost Finding and Analysis
        - Outpatient Appointment and Encounter Processing
        - Report Writer/Query Processor
        - Criteria Evaluation Processor
        - Electronic Mail


     Utilizing a common patient database, a single application support environment, and a unified hardware environment, data entered anywhere in the ULTICARE System, or in a legacy system connected to the ULTICARE Integration Engine, is immediately available to all authorized users. Not only does this improve communications throughout the enterprise, it reduces the duplicate entry of data.


SECURITY AND PRIVACY ASSURANCE

     Access to the ULTICARE System is controlled by means of a magnetically-encoded key (an "ULTIKEY(TM)") or a magnetic striped card (an "ULTICARD(TM)") and a keyboard sign-on password corresponding to the inserted key or card. Both the ULTIKEY/ULTICARD and the appropriate sign-on password for that key or card for that time period must be present to obtain system access. In addition, functionality is restricted so that users can only view on a menu selection display and have access to those functions for which they are authorized.


     Extensive audit trails are provided throughout the ULTICARE System. Data-generating transactions and accesses to the patient medical record are logged with the date, time, and the identification code of the person signed onto the terminal at the time the transaction is recorded. The ULTICARE System allows for automatic supervisor intervention in those cases in which a problem should be referred to higher levels. The addition, changing, and deletion of security parameters are under the control of the healthcare enterprise. Audit and control data are available for review by administration.


OTHER PRODUCTS

     HDS supports several other products as adjuncts to its core ULTICARE System. These include:


          ULTI-DATA(TM). This is a near-real-time copy of transaction data modified for access by standard query tools, designed for data queries, searches, and analyses. ULTI-Data is designed to allow extensive data manipulation and analysis without compromising the power, throughput and responsiveness of the on-line environment.


          ULTI-NET(TM). ULTI-Net provides connection to the Internet for the operation of ULTICARE from remote sites and locations. Using the Netscape browser, it supports secure operations from remote sites with transparent connection to the ULTICARE host.

          ULTI-LINK(TM). HDS was the development partner with AT&T cellular communications for the use of CDPD digital cellular in healthcare. The ULTI-Link product fully supports real-time cellular access to all authorized ULTICARE functionality.

SERVICES

     In addition to providing the various core and adjunctive ULTICARE products, HDS provides service support to its customers. Such services include:

     Implementation Consulting. ULTICARE systems are typically large and complex, and proper configuration and System building are key to achieving anticipated economies and operational enhancements. HDS provides implementation services covering hardware, networking, and software.

     Reengineering Consulting. HDS's products may be differentiated from those of its competitors by the existence of a comprehensive model of healthcare delivery processes, together with an integral model of healthcare data. The process model allows work within the enterprise to be reengineered, and HDS provides services to support and optimize this process.


     System Support. HDS's systems typically have hundreds or thousands of access points impacting thousands or tens of thousands of users. The requirement for the System to be operational and capable of servicing the enterprise's needs at all times is critical. Support services ensure that questions are answered, problems are addressed, and that uptime is maximized.


     Interface/Integration Consulting. ULTICARE is often connected to a large number of disparate legacy systems. HDS often provides integration services, using its integration engine, to ensure effective incorporation of such legacy systems into the ULTICARE environment.

     Database Consulting. Although users' databases are customizable by them, many users procure additional services from HDS to assist in such database building and maintenance.

MARKET AND CUSTOMERS


     HDS focuses on providing services to organizations in the healthcare delivery system, including IHDS, payers, elder-care providers, acute care hospitals, physicians and others.



     Since its inception in 1983, HDS has provided services to organizations representing bedded institutions with over 30,000 beds, and well over 100,000 providers. Thousands of physicians' offices are also using the ULTICARE System.

SALES AND MARKETING


     HDS markets its services to prospective customers through its three regional managers and its five person direct sales force operating regionally out of offices in Dallas, Chicago, Orlando, Phoenix, Boston, Washington, D.C., and in Canada. Because healthcare enterprises are increasingly making decisions about their information technology and systems at the highest executive levels, HDS's sales and marketing staff generally focus their customer communications on the appropriate decision makers, often the chief executive officer, chief operating officer, or chief information officer. HDS is often represented in these discussions by members of its senior staff. HDS believes this approach provides customers with the full breadth of HDS's expertise while also providing local contact and support.



     Marketing to existing customers is also an increasingly important part of HDS's sales and marketing strategy. HDS professionals working with customers invest significant time in understanding customer's issues and future business and information technology needs. HDS uses that understanding to develop new products and to market such products or other products to its customers.


     HDS's sales efforts are supplemented by HDS's marketing professionals. These marketing professionals support HDS's sales efforts through organizing seminars and other support activities, addressing RFPs, and coordinating HDS's participation in trade shows. In addition, collaterals and newsletters are prepared by this group.

BUSINESS RELATIONSHIPS


     HDS has developed a number of formal and informal relationships with various manufacturers of computer hardware and software and serves as a reseller of hardware and software products on a commission basis. These relationships also support HDS's services offerings to its customers. From many of its vendors, HDS receives the latest information concerning the vendor's product and strategic plans, the performance features and weaknesses of specific products, access to technical support, and, depending on the customer's volume requirements and HDS's vendor relationship, favorable pricing with respect to the vendor's products.


     HDS is a party to several agreements with vendors of hardware and software products; these agreements, among other things, enable HDS to receive discounts from the vendor's list prices for certain hardware and software products. Under these agreements, HDS serves as an intermediary between the vendor and its customer and does not maintain inventory of products. The percentage of revenue attributable to customer sales under these agreements has generally decreased over the last few years, and is expected to continue to do so.

     HDS also conducts product evaluation, including beta testing, and contributes to product development activities with certain hardware and software manufacturers. As a result of these activities, HDS receives free or discounted licenses for software products, semi-permanent loans of hardware, and access to product support and information concerning future plans for new products and product enhancements.


     Medaphis, HDS and Health Systems International, Inc. ("HSI"), an HDS customer and a significant stockholder of HDS (see "Ownership of HDS Capital Stock"), are negotiating an arrangement for the use and marketing by HDS and Medaphis of certain software products developed by HSI and the use and marketing by HSI of certain software products developed by HDS and Medaphis. The arrangement might also include an extension of the term of the existing customer agreement between HDS and HSI from seven years (with a seven year extension period) to twenty years and provisions for the development by Medaphis for HSI of a financial system for health maintenance organizations.


HDS EMPLOYEES

     As of March 31, 1996, HDS employed 179 people, including 51 in research and development; 68 in installation, consulting, and support; 24 in sales, marketing and publications; and 36 in finance and administration, including all clerical support for the organization.

     HDS's business depends to a significant degree upon the continuing contributions of its key management, research and development, installation and support, and sales and marketing staff, including Ralph A. Korpman, M.D., HDS's Chief Executive Officer; Peter Gladkin, HDS's Chief Operating Officer; and Janice E. Ticich, Jere E. Chrispens and John A. Lauer, all vice-presidents, as well as others. Any loss of such key people could have a material adverse effect on HDS. HDS believes that its business will continue to depend upon its ability to attract and retain additional high-skilled managerial, professional, development, and sales and marketing staff. Competition for such staff is intense, and there can be no assurance that HDS will be successful in attracting and retaining such people. The failure to attract and retain key people could have a material adverse effect on HDS's business, operating results, and financial condition.

     None of HDS's employees is represented by a collective bargaining agreement, nor has HDS experienced any work stoppages. HDS believes that its relations with its employees are good.

COMPETITION


     The healthcare information systems industry is highly fragmented and characterized by rapid change and intense competition. The healthcare marketplace includes competitors from a variety of service areas, including financial systems, ancillary systems, analytical systems, and consulting. In addition, the software and product development units of major computer equipment manufacturers sometimes compete in this area.



     Many of HDS's competitors have long operating histories, substantially greater financial, technical and marketing resources, and generate greater revenues than HDS. The introduction of lower priced competition or significant product development coupled with significant price reductions by HDS's current or potential competitors, or such competitors' ability to respond more quickly than HDS to new or emerging changes in customer requirements or technology trends, could have a material adverse effect on HDS's business, financial condition, and results of operations.


     HDS believes that the principal competitive factors in the healthcare information systems industry are product strength, customer responsiveness, technical expertise and service, ability to analyze and address healthcare business systems needs, ability to reengineer critical healthcare processes, price, rapid development of product functionality to respond to marketplace changes, ability to transfer knowledge of products to customer personnel, and ability to effectively and efficiently implement systems. There can be no assurance that competition from current or potential competitors will not have a material adverse effect on HDS's business, financial condition, or results of operations.

PROPRIETARY TECHNOLOGY

     HDS has proprietary rights in products developed by it, either alone or with customer partners. HDS relies on a combination of trade secret, copyright and trademark laws, nondisclosure agreements, and other contractual arrangements and technical measures to protect its proprietary rights. To the extent possible, HDS seeks to protect its software, as well as documentation and other written materials relating to its business, under trade secret and copyright laws, which provide only limited protection. HDS does not currently hold any patents, nor does HDS have any applications pending with respect to any patentable technology. HDS generally enters into confidentiality agreements with its employees and consultants, customers, and business partners and limits access to and dissemination of its proprietary information. There can be no assurance, however, that the steps taken by HDS to protect its proprietary technology will be adequate to deter misappropriation of such technology or that HDS will be able to detect unauthorized use and take sufficient measures to enforce its rights. HDS believes that its trademarks and proprietary technology do not infringe upon the proprietary rights of third parties, although there can be no assurance that competitors or other parties will not develop technology and software with features similar to that of HDS's proprietary technology and software. Furthermore, there can be no assurance that third parties will not assert infringement claims against HDS in the future or that such claims will not require HDS to enter into royalty arrangements or result in costly litigation, any of which could have a material adverse effect on HDS's business, financial condition, and results of operations.

FACILITIES

     HDS currently maintains an office in San Bernardino, California which accounts for approximately 50,000 square feet of leased space. The lease for this facility expires in 2004. Employees in other cities work from their homes or from small offices on leases of one year or less.

     HDS believes that its current facilities are adequate for its current level of business. HDS anticipates that additional space will be needed as its business expands in various geographic regions and as new customer alliances are established which require regional space to be leased. HDS believes that it will be able to obtain suitable space as required to meet such needs.


LEGAL PROCEEDINGS


     HDS is currently not a party to any material litigation and is currently not aware of any pending or threatened litigation that could have a materially adverse effect on HDS's business, financial condition, or operating results.

                         OWNERSHIP OF HDS CAPITAL STOCK


     The following table sets forth certain information regarding the beneficial ownership of HDS Common Stock and HDS Preferred Stock determined in accordance with Rule 13d-3 under the Exchange Act, as of May 24, 1996, by (i) each person who is known by HDS to own beneficially more than five percent of HDS's Common Stock, the HDS Series B Preferred Stock, the HDS Series C Preferred Stock or the HDS Series F Preferred Stock; (ii) each of HDS's directors and executive officers; and (iii) all executive officers and directors of HDS as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of HDS Common Stock, HDS Series B Preferred Stock, HDS Series C Preferred Stock or HDS Series F Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable.



     Application of Rule 13d-3 under the Exchange Act may have the effect of increasing the amount of securities required to be disclosed as beneficially owned by a person.



                                     COMMON STOCK (1)            SERIES B(2)             SERIES C(2)             SERIES F(2)
                                   ---------------------    ---------------------    -------------------    ---------------------
                                    NUMBER       PERCENT     NUMBER       PERCENT    NUMBER      PERCENT     NUMBER       PERCENT
                                      OF           OF          OF           OF         OF          OF          OF           OF
         BENEFICIAL OWNER           SHARES        CLASS      SHARES        CLASS     SHARES       CLASS      SHARES        CLASS
- ---------------------------------- ---------     -------    ---------     -------    -------     -------    ---------     -------
Ralph A. Korpman, M.D.............   843,640(3)   20.59     11,750   (3)    1.58       1,350(3)       *         1,440(3)       *
  268 W. Hospitality Lane
  San Bernardino, CA 92408
Jere E. Chrispens.................   543,000(4)   13.27     10,000   (4)    1.35       1,000(4)       *            --         --
  268 W. Hospitality Lane
  San Bernardino, CA 92408
Charles S. Grobe..................   276,001(5)    6.74         --            --          --         --            --         --
  501 N. Cliffwood Avenue
  Los Angeles, CA 90049
Brian S. Bull.....................   294,796(6)    7.16         --            --          --         --            --         --
  24489 Barton Road
  Loma Linda, CA 92354
Janice E. Ticich..................   179,350       4.38      5,500             *       3,000          *           600          *
  268 W. Hospitality Lane
  San Bernardino, CA 92408
Kingsbury Capital Partners,.......   375,000       8.41         --            --     375,000      28.57            --         --
  L.P.
  c/o Kingsbury Associates
  3655 Nobel Drive
  Suite 490
  San Diego, CA 92122

                                     COMMON STOCK (1)            SERIES B(2)             SERIES C(2)             SERIES F(2)
                                   ---------------------    ---------------------    -------------------    ---------------------
                                    NUMBER       PERCENT     NUMBER       PERCENT    NUMBER      PERCENT     NUMBER       PERCENT
                                      OF           OF          OF           OF         OF          OF          OF           OF
         BENEFICIAL OWNER           SHARES        CLASS      SHARES        CLASS     SHARES       CLASS      SHARES        CLASS
- ---------------------------------- ---------     -------    ---------     -------    -------     -------    ---------     -------
William Beaumont Hospital.........   250,000       5.77         --            --     250,000      19.05            --         --
  3601 W. Thirteen Mile Rd.
  Royal Oak, MI 48073-6769
Helix (PEI) Inc...................        --         --         --            --     125,000       9.52            --         --
  c/o Helix Investments
  (Canada) Inc.
  70 York Street
  Suite 1700
  Toronto, Ontario M5J 1S9
US West Master Trust..............        --         --         --            --      85,602       6.52            --         --
  c/o Boston Safe Deposit
  and Trust Co.
  One Boston Place
  Boston, MA 02106
Pitt & Co.........................        --         --         --            --      75,912(7)    5.78            --         --
  c/o Bankers Trust Company
  P.O. Box 2444
  Church Street Station
  New York, NY 10008
RCS III...........................        --         --     95,948         12.93      88,847       6.77            --         --
  c/o Robertson, Stephens & Co.
  Bank of America Building
  555 California Street
  Suite 2600
  San Francisco, CA 94104
Pioneer Associates................        --         --     84,369.44(8)   11.37          --         --            --         --
  c/o Asen & Co., Inc.
  224 East 49th Street
  First Floor
  New York, NY 10017
Pioneer III.......................        --         --     65,472.08(9)    8.82          --         --            --         --
  c/o Asen & Co., Inc.
  224 East 49th Street
  First Floor
  New York, NY 10017
GeoCapital Ventures...............        --         --     43,028.45       5.80          --         --            --         --
  One Bridge Plaza
  Fort Lee, NJ 07024
RCS Ltd...........................        --         --     39,964          5.39          --         --            --         --
  c/o Robertson, Stephens & Co.
  Bank of America Building
  555 California Street
  Suite 2600
  San Francisco, CA 94104
Health Systems.................... 1,234,544      23.22         --            --          --         --     1,234,544      76.90
  International, Inc.
  225 North Main Street
  Pueblo, CO 81003
Genesis Holdings, Inc.............   303,030       6.91         --            --          --         --       303,030      18.88
  c/o Genesis Health Ventures
  148 West State Street
  Kennett Square, PA 19348
Herbert J. Richman................   283,759(10)   6.50     23,231          3.13          --         --            --         --
  268 W. Hospitality Lane
  San Bernardino, CA 92408

                                     COMMON STOCK (1)            SERIES B(2)             SERIES C(2)             SERIES F(2)
                                   ---------------------    ---------------------    -------------------    ---------------------
                                    NUMBER       PERCENT     NUMBER       PERCENT    NUMBER      PERCENT     NUMBER       PERCENT
                                      OF           OF          OF           OF         OF          OF          OF           OF
         BENEFICIAL OWNER           SHARES        CLASS      SHARES        CLASS     SHARES       CLASS      SHARES        CLASS
- ---------------------------------- ---------     -------    ---------     -------    -------     -------    ---------     -------
Peter Gladkin.....................   228,000(11)   5.29         --            --          --         --            --         --
  268 W. Hospitality Lane
  San Bernardino, CA 92408
Peter P. Tong.....................   167,200(12)   4.09      6,750   (12)      *         350(12)      *            --         --
  268 W. Hospitality Lane
  San Bernardino, CA 92408
James J. Harrison.................    64,474(13)   1.42      1,332             *          --         --            --         --
  268 W. Hospitality Lane
  San Bernardino, CA 92408
All Executive Officers and
  Directors of HDS
  as a group...................... 2,309,423(14)   51.24    58,563           7.89      5,700           *        2,040           *


- ---------------

 *  Less than one percent (1%).

 (1) The number of shares of HDS Common Stock and the percent for each beneficial owner reflect the conversion of all shares of HDS Preferred Stock owned by such beneficial owner, but not any shares of HDS Preferred Stock owned by any other beneficial owners, into shares of HDS Common Stock.

 (2) Each share of HDS Series B, C and F Preferred Stock is convertible into one share of HDS Common Stock, subject to adjustment in certain events.
 (3) These shares are held of record by Ralph A. Korpman, M.D., as Trustee under declaration of trust.
 (4) These shares are held of record by Jere and Marian Chrispens, as Trustees under declaration of trust. Mrs. Chrispens shares voting and investment power to such shares with Mr. Chrispens.
 (5) These shares are held of record by Charles S. Grobe and Ila S. Grobe, as Trustees under declaration of trust. Mrs. Grobe shares voting and investment power to such shares with Mr. Grobe.
 (6) These shares are held of record by Brian S. Bull and Maureen H. Bull, as Trustees under declaration of trust. Mrs. Bull shares voting and investment power to such shares with Mr. Bull.

 (7) Chancellor Capital Management has sole voting and investment power with respect to these shares. Chancellor Capital Management disclaims beneficial ownership of these shares.


 (8) R. Scott Asen and James G. Niven, general partners of Pioneer Associates, share investment and voting power with respect to these shares. Each of Mr. Asen and Mr. Niven disclaims beneficial ownership of 50% of the total number of shares owned by Pioneer Associates.


 (9) R. Scott Asen has sole voting and investment power with respect to these shares. Mr. Asen, a general and limited partner of Pioneer III, disclaims beneficial ownership of all shares owned by the partnership, except those shares in which he has a pecuniary interest, which shares will be determined by the final performance of the partnership.


(10) Includes 100,000 shares subject to options exercisable within 60 days of May 24, 1996.


(11) Includes 228,000 shares subject to options exercisable within 60 days of May 24, 1996.


(12) These shares are held of record by Peter P. Tong and Janet L. Tong, as Trustees under declaration of trust. Mrs. Tong shares voting and investment power to such shares with Mr. Tong.


(13) Includes 100 shares held of record by Brian Harrison, 100 shares held of record by Timothy Harrison and 31,000 shares subject to options exercisable within 60 days of May 24, 1996.


(14) The number of shares of Common Stock and the percent reflect the conversion of all shares of Preferred Stock owned by the executive officers and directors of the Corporation and include 359,000 shares subject to options exercisable within 60 days of May 24, 1996.

                                    EXPERTS


     The supplemental consolidated financial statements of Medaphis as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995 included in Medaphis' Current Report on Form 8-K filed on May 24, 1996 and incorporated by reference herein and the financial statement schedule of Medaphis included in Medaphis' Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports thereon included in Medaphis' Current Report on Form 8-K filed on May 24, 1996 and in Medaphis' Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference. Such supplemental consolidated financial statements and financial statement schedule have been incorporated herein in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.


     The combined financial statements of MMS as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994 included in Medaphis' Current Report on Form 8-K filed on January 19, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in Medaphis' Current Report on Form 8-K filed on January 19, 1996 and incorporated herein by reference. Such combined financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of The Receivables Management Division of MedQuist Inc. as of and for the year ended December 31, 1994 included in Medaphis' Current Report on Form 8-K filed on January 19, 1996 incorporated by reference in this Form S-4 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

     The balance sheets of Healthcare Recoveries, Inc. as of June 30, 1993 and 1994 and the statements of operations, changes in stockholders' (deficit) and cash flows for each of the three years in the period ended June 30, 1994 included in Medaphis' Current Report on Form 8-K filed on October 13, 1995 and incorporated herein by this reference have been incorporated herein in reliance on the report, which includes an explanatory paragraph regarding a change in the method of accounting for income taxes, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of BSG as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in Medaphis' Current Report on Form 8-K filed on April 3, 1996 have been audited by Price Waterhouse LLP, independent accountants, as stated in their report appearing in Medaphis' Current Report on Form 8-K filed on April 3, 1996 and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     The combined financial statements of the Atwork Companies as of and for the years ended December 31, 1993 and 1994 included in Medaphis' Current Report on Form 8-K filed on April 3, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in Medaphis' Current Report on Form 8-K filed on April 3, 1995 and incorporated herein by reference. Such combined financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of HDS as of March 31, 1995 and 1996 and for each of the three years in the period ended March 31, 1996 included in this Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this Proxy Statement/ Prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The legality of the shares of Medaphis Common Stock being registered under the Registration Statement of which this Proxy Statement/Prospectus forms a part will be passed upon for Medaphis by King & Spalding, Atlanta, Georgia. Certain legal matters in connection with the Merger will be passed upon for HDS by Seyfarth, Shaw, Fairweather & Geraldson, Los Angeles, California. A partner in the firm of Seyfarth, Shaw, Fairweather & Geraldson is the beneficial owner of 4,768 shares of HDS Preferred Stock.

                             STOCKHOLDER PROPOSALS


     In order to be eligible for inclusion in Medaphis' proxy solicitation materials for its 1997 annual meeting of stockholders, any stockholder proposal to be considered at such meeting must be received by Medaphis on or before December 1, 1996. Any such proposal will be subject to the requirements contained in the Medaphis Bylaws relating to stockholder proposals and the proxy rules under the Exchange Act. See "The Merger -- Comparison of Rights of Holders of Medaphis Common Stock and HDS Common Stock and HDS Preferred Stock."

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY


                                                                                       PAGE
                                                                                      NUMBER
                                                                                      ------
Consolidated Financial Statements:
  Independent Auditors' Report......................................................    F-2
  Consolidated Balance Sheets as of March 31, 1996 and 1995.........................    F-3
  Consolidated Statements of Operations for the Years Ended March 31, 1996, 1995 and
     1994...........................................................................    F-4
  Consolidated Statements of Stockholders' Equity for the Years Ended March 31,
     1996, 1995 and 1994............................................................    F-5
  Consolidated Statements of Cash Flows for the Years Ended March 31, 1996, 1995 and
     1994...........................................................................    F-6
  Notes to Consolidated Financial Statements........................................    F-7

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Health Data Sciences Corporation
San Bernardino, California


We have audited the accompanying consolidated balance sheets of Health Data Sciences Corporation and subsidiary (the "Company") as of March 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1996, in conformity with generally accepted accounting principles.



We have also previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Health Data Sciences Corporation and subsidiary as of March 31, 1994 and 1993 and September 30, 1992 and 1991, and the related consolidated statements of operations, stockholders' equity, and cash flows for the six months ended March 31, 1993 and the years ended September 30, 1992 and 1991 (none of which are presented herein); and we expressed unqualified opinions on those consolidated financial statements.



In our opinion, the information set forth in the selected financial data of the Company for each of the three years in the period ended March 31, 1996, for the six months ended March 31, 1993, and for each of the two years in the period ended September 30, 1992 appearing on page 45 is fairly stated, in all material respects, in relation to the consolidated financial statements from which it has been derived.


DELOITTE & TOUCHE LLP

Los Angeles, California
May 23, 1996

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1996 AND 1995


                                                                         1996          1995
                                                                      -----------   -----------
                                         ASSETS
CURRENT ASSETS
  Cash and cash equivalents (Note 1)................................  $14,167,000   $ 3,724,000
  Accounts receivable, net of allowance for doubtful accounts of
     $475,000 (1996) and $75,000 (1995) (Notes 4 and 12)............   10,377,000     6,109,000
  Contractual accounts receivable (Note 1)..........................    8,001,000    26,871,000
  Prepaid expenses and other current assets.........................      106,000       731,000
                                                                      -----------   -----------
          Total current assets......................................   32,651,000    37,435,000
SOFTWARE DEVELOPMENT COSTS, Net (Notes 1 and 2).....................    7,768,000     8,014,000
EQUIPMENT AND LEASEHOLD IMPROVEMENTS,
  Net (Notes 1 and 3)...............................................      687,000       330,000
ACCOUNTS RECEIVABLE, Long-term (Note 4).............................      423,000       750,000
CONTRACTUAL ACCOUNTS RECEIVABLE -- LONG-TERM (Note 1)...............   13,514,000
                                                                      -----------   -----------
          TOTAL.....................................................  $55,043,000   $46,529,000
                                                                       ==========    ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Bank line of credit (Note 6)......................................  $             $ 3,000,000
  Accounts payable and accrued expenses.............................    7,430,000    10,609,000
  Accrued salaries, payroll taxes and pension (Note 10).............      992,000       654,000
  Deferred revenue (Note 1).........................................      540,000       412,000
                                                                      -----------   -----------
          Total current liabilities.................................    8,962,000    14,675,000
                                                                      -----------   -----------
DEFERRED INCOME TAXES (Notes 1 and 9)...............................    1,300,000     3,000,000
                                                                      -----------   -----------
COMMITMENTS AND CONTINGENCIES (Notes 8, 10, 12 and 13)
VOLUNTARILY/MANDATORILY REDEEMABLE PREFERRED STOCK (Note 7)
  Series E, 830,000 shares authorized; 735,567 shares issued
     and outstanding................................................                  6,565,000
STOCKHOLDERS' EQUITY (Notes 6, 7 and 8)
  Convertible preferred stock, $.10 par value, authorized, 5,000,000 shares:
     Series B, issued and outstanding, 742,000 shares...............       74,000        74,000
     Series C, issued and outstanding, 1,312,500 shares.............      131,000       131,000
     Series F, issued and outstanding, 1,605,353 shares.............      161,000
  Common stock, authorized, 10,000,000 shares, issued and
     outstanding, 4,081,990 shares (1996) and 4,079,990 shares
     (1995), stated at..............................................      274,000       274,000
  Additional paid-in capital........................................   42,314,000    15,985,000
  Notes receivable from directors (Note 12).........................     (180,000)     (180,000)
  Retained earnings.................................................    2,132,000     6,095,000
  Cumulative translation adjustment (Note 1)........................     (125,000)      (90,000)
                                                                      -----------   -----------
          Total stockholders' equity................................   44,781,000    22,289,000
                                                                      -----------   -----------
          TOTAL.....................................................  $55,043,000   $46,529,000
                                                                       ==========    ==========


                See notes to consolidated financial statements.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                             1996          1995          1994
                                                          -----------   -----------   -----------
NET SALES (Notes 1 and 12)..............................  $22,727,000   $30,454,000   $26,040,000
COST OF SALES (Note 2)..................................   15,185,000    13,767,000    11,875,000
                                                          -----------   -----------   -----------
GROSS MARGIN............................................    7,542,000    16,687,000    14,165,000
                                                          -----------   -----------   -----------
EXPENSES:
  Research and development..............................    1,793,000     1,754,000     1,775,000
  Sales and marketing (Note 12).........................    4,870,000     3,672,000     3,028,000
  General and administrative (Note 11)..................    6,107,000     2,194,000     3,219,000
  Interest..............................................      265,000       232,000       129,000
                                                          -----------   -----------   -----------
          Total expenses................................   13,035,000     7,852,000     8,151,000
                                                          -----------   -----------   -----------
(LOSS) INCOME FROM OPERATIONS...........................   (5,493,000)    8,835,000     6,014,000
INTEREST INCOME.........................................      620,000       202,000        73,000
                                                          -----------   -----------   -----------
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES.........   (4,873,000)    9,037,000     6,087,000
(BENEFIT) PROVISION FOR INCOME TAXES (Notes 1 and 9)....   (1,700,000)    3,000,000
                                                          -----------   -----------   -----------
NET (LOSS) INCOME.......................................  $(3,173,000)  $ 6,037,000   $ 6,087,000
                                                           ==========    ==========    ==========

                See notes to consolidated financial statements.

                      HEALTH DATA SCIENCES AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                              PREFERRED           PREFERRED           PREFERRED            PREFERRED       COMMON
                                            SERIES B STOCK     SERIES C STOCK       SERIES D STOCK      SERIES F STOCK      STOCK
                                           ----------------  -------------------  ------------------  ------------------- ---------
                                           SHARES   AMOUNT    SHARES     AMOUNT    SHARES    AMOUNT    SHARES     AMOUNT   SHARES
                                           -------  -------  ---------  --------  --------  --------  ---------  -------- ---------
BALANCE, APRIL 1, 1993.................... 742,000  $74,000  1,312,500  $131,000   583,333  $ 58,000                      4,033,190
 Conversion of preferred Series D to
   preferred Series E stock...............                                        (583,333)  (58,000)
 Accretion of redemption value (Note 7)...
 Common stock repurchased.................                                                                                  (11,600)
 Common stock options exercised...........                                                                                      400
 Common stock issued......................                                                                                   50,000
 Translation adjustment...................
 Net income...............................
                                           -------  -------  ---------  --------  --------  --------  ---------  -------- ---------
BALANCE, MARCH 31, 1994................... 742,000   74,000  1,312,500   131,000                                          4,071,990
 Accretion of redemption value (Note 7)...
 Common stock repurchased.................                                                                                  (17,000)
 Common stock issued......................                                                                                   25,000
 Translation adjustment...................
 Net income...............................
                                           -------  -------  ---------  --------  --------  --------  ---------  -------- ---------
BALANCE, MARCH 31, 1995................... 742,000  $74,000  1,312,500  $131,000        --  $     --                      4,079,990
                                           ======== ======== ========== ========= ========= ========= ========== ======== =========
 Accretion of redemption
   (Note 7)...............................
 Preferred stock issued...................                                                            1,605,353  $161,000
 Common stock issued......................                                                                                    2,000
 Translation adjustments..................
 Net income (loss)........................
                                           -------  -------  ---------  --------  --------  --------  ---------  -------- ---------
BALANCE, MARCH 31, 1996................... 742,000  $74,000  1,312,500  $131,000        --        --  1,605,353  $161,000 4,081,990
                                           ======== ======== ========== ========= ========= ========= ========== ======== =========

                                                                        NOTES       RETAINED
                                           COMMON STOCK  ADDITIONAL   RECEIVABLE    EARNINGS    CUMULATIVE     TOTAL
                                           ------------    PAID-IN       FROM     (ACCUMULATED  TRANSLATION SHAREHOLDERS
                                              AMOUNT       CAPITAL    DIRECTORS     DEFICIT)    ADJUSTMENT    EQUITY
                                           ------------  -----------  ----------  ------------  ----------  -----------
BALANCE, APRIL 1, 1993....................  $   270,000  $22,737,000              $(5,519,000)  $(167,000)  $17,584,000
 Conversion of preferred Series D to
   preferred Series E stock...............                (6,942,000)                                        (7,000,000)
 Accretion of redemption value (Note 7)...                                           (204,000)                 (204,000)
 Common stock repurchased.................       (1,000)      (6,000)                                            (7,000)
 Common stock options exercised...........                     1,000                                              1,000
 Common stock issued......................        5,000      145,000  $ (120,000)                                30,000
 Translation adjustment...................                                                         63,000        63,000
 Net income...............................                                          6,087,000                 6,087,000
                                            -----------  -----------  ----------  -----------   ---------   -----------
BALANCE, MARCH 31, 1994...................      274,000   15,935,000    (120,000)     364,000    (104,000)  $16,554,000
 Accretion of redemption value (Note 7)...                                           (306,000)                 (306,000)
 Common stock repurchased.................       (2,000)     (22,000)                                           (24,000)
 Common stock issued......................        2,000       72,000     (60,000)                                14,000
 Translation adjustment...................                                                         14,000        14,000
 Net income...............................                                          6,037,000                 6,037,000
                                            -----------  -----------  ----------  -----------   ---------   -----------
BALANCE, MARCH 31, 1995...................  $   274,000  $15,985,000  $ (180,000) $ 6,095,000   $ (90,000)  $22,289,000
                                            ============ ============ ==========  ===========   =========   ===========
 Accretion of redemption
   (Note 7)...............................                                           (790,000)                 (790,000)
 Preferred stock issued...................                26,327,000                                         26,488,000
 Common stock issued......................                     2,000                                              2,000
 Translation adjustments..................                                                        (35,000)      (35,000)
 Net income (loss)........................                                         (3,173,000)               (3,173,000)
                                            -----------  -----------  ----------  -----------   ---------   -----------
BALANCE, MARCH 31, 1996...................  $   274,000  $42,314,000  $ (180,000) $ 2,132,000   $(125,000)  $44,781,000
                                            ===========  ===========  ==========  ===========   ==========  ===========


                See notes to consolidated financial statements.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                     1996           1995           1994
                                                                 ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)............................................  $ (3,173,000)  $  6,037,000   $  6,087,000
  Adjustments to reconcile net income (loss) to net cash (used
    in) provided by operating activities:
    Depreciation and amortization..............................     3,436,000      3,104,000      2,886,000
    Deferred income taxes......................................    (1,700,000)     3,000,000
    Provision of doubtful accounts.............................     1,237,000         51,000         12,000
    Changes in operating assets and liabilities:
      Accounts receivable and contractual accounts
         receivable............................................      (149,000)   (11,031,000)   (11,402,000)
      Prepaid expenses and other assets........................       625,000        (73,000)      (438,000)
      Accounts payable and accrued expenses....................    (3,448,000)     2,709,000      5,061,000
      Accrued salaries, payroll taxes and pension..............       338,000        (14,000)      (127,000)
      Deferred revenue.........................................       128,000         (4,000)       (69,000)
                                                                 ------------   ------------   ------------
         Net cash (used in) provided by operating activities...    (2,706,000)     3,779,000      2,010,000
                                                                 ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in software development costs.......................    (3,052,000)    (3,135,000)    (3,478,000)
  Long-term customer (financing) payments, net.................       327,000        130,000        258,000
  Purchase of equipment and leasehold improvements.............      (226,000)       (38,000)       (74,000)
                                                                 ------------   ------------   ------------
         Net cash used in investing activities.................    (2,951,000)    (3,043,000)    (3,294,000)
                                                                 ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank borrowings (repayments).................................    (3,000,000)                    1,500,000
  Common stock issued and repurchased, net.....................                       (9,000)        23,000
  Repurchase of Series E preferred stock.......................    (7,355,000)      (651,000)      (294,000)
  Issuance of Series F preferred stock.........................    26,488,000
  Exercise of stock options....................................         2,000                         1,000
                                                                 ------------   ------------   ------------
         Net cash provided by (used in) financing activities...    16,135,000       (660,000)     1,230,000
                                                                 ------------   ------------   ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH........................       (35,000)        14,000         63,000
                                                                 ------------   ------------   ------------
INCREASE IN CASH AND CASH EQUIVALENTS..........................    10,443,000         90,000          9,000
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR...................     3,724,000      3,634,000      3,625,000
                                                                 ------------   ------------   ------------
CASH AND CASH EQUIVALENTS, END OF YEAR.........................  $ 14,167,000   $  3,724,000   $  3,634,000
                                                                 =============  =============  =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year for interest.......................  $    288,000   $    185,000   $    118,000
                                                                 =============  =============  =============

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITY:


     During fiscal 1995, the Company issued 25,000 common shares to one director in exchange for $60,000 in the form of a note and $15,000 in cash. During fiscal 1994, the Company issued 50,000 common shares to two directors in exchange for $120,000 in notes and $30,000 in cash.



     During fiscal 1994, the Company exchanged Series E preferred stock for Series D preferred stock.


     During the years ended March 31, 1996, 1995 and 1994, $790,000, $306,000 and $204,000, respectively, of the excess of the redemption amount over the stated value were recorded as a charge to retained earnings.


     During fiscal 1996, the Company acquired $269,000 of computer equipment under capital lease arrangements.


                See notes to consolidated financial statements.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

1.  SIGNIFICANT ACCOUNTING POLICIES


     Nature of Business -- Health Data Sciences Corporation and its wholly-owned subsidiary, Health Data Sciences, Ltd. (collectively, the "Company"), are engaged in the development, marketing, installation and maintenance of a computerized health care information system. Health Data Sciences, Ltd. was formed for the purpose of developing and marketing the health care information system in Canada. Due to the specialized nature of the Company's product, a significant amount of sales in any given year is attributable to a small number of major customers in the health care industry. During the years ended March 31, 1996, 1995 and 1994, four, three and one customers accounted for approximately 60%, 52% and 44%, respectively, of the Company's revenues. Customers representing 10% or more of the Company's revenues were Candler Hospital, Inc., Graduate Health Systems, New York City Health and Hospital Corporation (NYCHHC) and Toronto Hospital Corporation (1996); Genesis Health Ventures, Health Systems International and NYCHHC (1995) and NYCHHC (1994).


     Principles of Consolidation -- The consolidated financial statements include the accounts of Health Data Sciences Corporation and Health Data Sciences, Ltd. All intercompany transactions and balances have been eliminated.


     Foreign Currency Translation -- Assets and liabilities of the foreign subsidiary are translated into U.S. dollars at the exchange rate in effect at the close of the period. Revenues and expenses of the subsidiary are translated at the average exchange rate in effect during the year. The aggregate effect of translating the financial statements of the foreign subsidiary is included in a separate component of stockholders' equity.


     Use of Estimates in the Preparation of Financial Statements -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk -- Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and contractual accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential losses.


     Cash and Cash Equivalents -- Cash and cash equivalents include cash and commercial paper with maturities of 90 days or less.



     Software Development Costs -- The Company capitalizes certain software development costs related to enhancements to the software system. The amortization of software development costs is computed on the straight-line method based on the estimated useful life of the software and enhancements to software over approximately five years.


     Equipment and Leasehold Improvements -- Equipment and leasehold improvements are recorded at cost. Depreciation and amortization are computed using the straight-line method based on the estimated useful lives of the related assets, ranging from five to ten years.

     Revenue Recognition -- The Company recognizes software license revenues when the software is delivered and there are no further significant vendor obligations. The Company accrues an estimate of the costs of completing any remaining insignificant obligations.

     Software maintenance revenues are recognized ratably over the term of the maintenance agreement.

     Hardware sales are recognized on shipment of the hardware.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

     Deferred revenue arises from advance payments received from customers.


     The Company recognizes revenue on one contract in progress as the work is performed using the percentage of completion method. The Company has applied the percentage of completion method to appropriately match revenues and costs over an extended installation period. The basis for the percentage of completion measurement is time incurred on the installation compared to estimated time to complete. The majority of the revenues recognized under the contract are included in contractual accounts receivable which are unbilled.



     Income Taxes -- Deferred income taxes are determined based on the temporary differences between the financial statement carrying amounts and income tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.


     Research and Development -- In June 1995, the Company was awarded a $7.5 million cooperative agreement by the Department of Commerce to fund product development for a five-year period. Funding under this agreement began during the year ended March 31, 1996 and amounted to $912,000, which is reflected in the accompanying statement of operations as a reduction in research and development expenses. Receipt of additional funding is dependent upon satisfactory performance under the agreement.

     New Accounting Pronouncements -- In March 1995, the Financial Accounting Standards Board ("FASB") released Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." This statement, effective for fiscal years beginning after December 15, 1995, requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company is currently in the process of determining the impact of adopting this statement.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," effective for transactions entered into in fiscal years beginning after December 15, 1995. The Company plans to elect to continue to account for stock-based compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, and to provide appropriate disclosures as permitted by SFAS No. 123.

2.  SOFTWARE DEVELOPMENT COSTS

     Software development costs capitalized for the years ended March 31, 1996 and 1995 were $3,052,000 and $3,135,000, respectively. Amortization of deferred software development costs for 1996, 1995 and 1994 was $3,296,000, $2,943,000 and $2,561,000, respectively. The amortization is included in cost of sales.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

3.  EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Equipment and leasehold improvements consist of the following:

                                                         ESTIMATED          MARCH 31
                                                          USEFUL     -----------------------
                                                           LIVES        1996         1995
                                                         ---------   ----------   ----------
    Computer equipment.................................   5 years    $2,901,000   $2,424,000
    Furniture and equipment............................   5 years     1,368,000    1,368,000
    Office equipment...................................   5 years       499,000      483,000
    Leasehold improvements.............................  10 years       368,000      368,000
                                                                     ----------   ----------
                                                                      5,136,000    4,643,000
    Less accumulated depreciation and amortization.....               4,449,000    4,313,000
                                                                     ----------   ----------
                                                                     $  687,000   $  330,000
                                                                      =========    =========

4.  ACCOUNTS RECEIVABLE LONG-TERM


     During 1991, the Company financed the sale of a software license to one customer. Payments under this arrangement are to be made over an eight-year period. As of March 31, 1996 and 1995, accounts receivable -- current include $600,000 due from this sale. Accounts receivable, long-term of $423,000 and $750,000 at March 31, 1996 and 1995, respectively, represent the present value of the payments due monthly through 2002, discounted at the rate of 7.75%.


5.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, accounts receivable, bank line of credit, accounts payable and deferred revenue approximate fair value due to the short maturities of such instruments.

     The fair value of long-term accounts receivable is estimated by discounting the future cash flows using the Company's incremental borrowing rate. The carrying and fair values of the long-term accounts receivable were $1,080,000 and $1,016,000, respectively, at March 31, 1996.

     It was not practicable to estimate the fair value of contractual accounts receivable, as the timing of the future cash flows from this receivable is not determinable. No interest applies to this receivable, which has a carrying amount of $21,515,000 in the consolidated balance sheet at March 31, 1996.

6.  BANK LINE OF CREDIT

     Health Data Sciences Corporation has an unsecured line of credit of $3,000,000. Outstanding borrowings under the line at March 31, 1996 and 1995 were $0 and $3,000,000, respectively. Interest is payable on the outstanding balance at a rate of 8.25% and 9% at March 31, 1996 and 1995, respectively. The line of credit agreement contains, among other restrictions, covenants for various financial ratios, as well as provisions limiting the issuance of additional debt and the payment of dividends. At March 31, 1996, the Company was not in compliance with certain covenants and has obtained a waiver of default from the lender. The line expires on October 1, 1997.

7.  PREFERRED STOCK

     Convertible preferred Series B, C and F stock are convertible to common shares at the option of the stockholder on a one-for-one basis. A total of 3,659,853 shares are subject to conversion. The Series B, C and F preferred shares carry no guaranteed dividend features and have no mandatory redemption features. The Series B, C and F preferred shares have equal preference rights over common stock to the proceeds, if any,

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY from a voluntary or involuntary liquidation; however, such proceeds are limited to the amount invested. On August 5, 1993, the Company exchanged Series D preferred stock for Series E preferred stock as part of a settlement of a lawsuit. The Series E preferred stock consisted of 830,000 shares redeemable at $10 per share. On November 1, 1994 and 1993, 65,083 and 29,350 shares, respectively, were redeemed. The excess of the redemption amount of Series E over the stated value of Series D was $1.3 million and has been accreted through equal annual charges to retained earnings over the mandatory redemption period. During the years ended March 31, 1996, 1995 and 1994, $790,000, $306,000 and
$204,000, respectively, of the excess was recorded as a charge to retained earnings. On June 30, 1995, the Company redeemed all of the remaining shares of Series E preferred stock outstanding (735,567) at $10 per share. During the year ended March 31, 1996, the Company issued 1,605,353 shares of Series F convertible preferred stock at $16.50 per share. There are certain defaults on the part of the Company with respect to the delivery by the Company of its financial statements and other information to the other parties thereto. The agreements do not contain any provisions with respect to such parties' remedies upon such defaults.


8.  STOCK OPTIONS


     The Company has a stock option plan for the benefit of key employees. The plan is administered by the Board of Directors. At March 31, 1996, the aggregate number of shares for which options may be granted is 725,000, of which 187,950 and 397,050 were available for grant at March 31, 1996 and 1995, respectively. The exercise price is determined by the Board of Directors but may not be less than the estimated fair market value of the shares at the date of grant. The options must be exercised within ten years of the date of grant. At March 31, 1996, options to purchase 175,650 shares were exercisable under the plan.


     A summary of changes in stock options is as follows:


                                                                     NUMBER OF       PRICE
                                                                      SHARES         RANGE
                                                                     ---------     ---------
    Outstanding at March 31, 1993..................................   237,050      .80-3.00
    Options canceled...............................................   (31,200)     .80-3.00
    Options exercised..............................................      (400)       2.00
                                                                     ---------
    Outstanding at March 31, 1994..................................   205,450      .80-3.00
    Options canceled...............................................   (15,100)     2.00-3.00
    Outstanding at March 31, 1995..................................   190,350      .80-3.00
    Options granted................................................   387,400        3.00
    Options canceled...............................................   (40,700)     1.60-3.00
    Options exercised..............................................    (2,000)     1.60-3.00
                                                                     ---------
    Outstanding at March 31, 1996..................................   535,050
                                                                      =======



     In 1987, the Company offered to sell 80,000 shares of the Company's common stock to various employees at an exercise price of $1.60 per share which represented the then-current fair market price as determined by the Board of Directors at the time. At March 31, 1996, certain employees, representing 39,750 shares, had not accepted the Company's offer.


9.  INCOME TAXES

     The income tax benefit for the year ended March 31, 1996 was $1,700,000, primarily attributable to the net taxable loss for the current year. The provision for income taxes for the year ended March 31, 1995 was $3,000,000 due to the exhaustion of the net operating loss carryforwards for financial reporting purposes in 1995. There was no provision for income taxes for the year ended March 31, 1994 due to the income tax benefit arising from the utilization of the net operating loss carryforwards of approximately $2,105,000.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

     At March 31, 1996 and 1995, the Company had deferred income tax liabilities of $15,320,000 and $13,466,000, respectively, and deferred income tax assets of $14,020,000 and $10,466,000, respectively.


     The components of the provision for income taxes are:

                                                                          MARCH 31,
                                                                   ------------------------
                                                                      1996          1995
                                                                   -----------   ----------
    Deferred:
      Federal....................................................  $(1,445,000)  $2,550,000
      State......................................................     (255,000)     450,000
                                                                   -----------   ----------
              Total..............................................  $(1,700,000)  $3,000,000
                                                                    ==========    =========

     The components of deferred income taxes are as follows:

                                                                          MARCH 31,
                                                                  -------------------------
                                                                     1996          1995
                                                                  -----------   -----------
    Capitalized software development costs......................  $(8,321,000)  $(7,007,000)
    Capitalized software amortization...........................    5,119,000     3,801,000
    Unbilled revenues...........................................   (6,999,000)   (6,469,000)
    Net operating loss carryforward.............................    7,361,000     5,597,000
    Research and development credit.............................    1,078,000     1,078,000
    Other.......................................................      462,000
                                                                  -----------   -----------
    Net deferred tax liability..................................  $(1,300,000)  $(3,000,000)
                                                                   ==========    ==========

     The following are the Company's net operating loss and tax credit carryforwards as of March 31, 1996 for income tax purposes:

                                                                                   RESEARCH
                                                                                      AND
                           YEAR                             U.S.        CANADA    DEVELOPMENT
                        EXPIRATION                           TAX         TAX        CREDITS
    ---------------------------------------------------  -----------   --------   -----------
      1998.............................................                           $    21,000
      1999.............................................  $    76,000                   77,000
      2000.............................................    2,517,000                  108,000
      2001.............................................    3,137,000                  195,000
      2002.............................................    5,305,000                  210,000
      2003.............................................    1,147,000                  273,000
      2004.............................................    1,368,000   $405,000       194,000
      2005.............................................        2,000
      2006.............................................
      2007.............................................    4,488,000
      2008.............................................    1,934,000
                                                         -----------   --------   -----------
                                                         $19,974,000   $405,000   $ 1,078,000
                                                          ==========   ========     =========

10.  PENSION AND PROFIT-SHARING PLAN

     The Company has a profit-sharing/401(k) plan covering substantially all employees who meet certain length-of-service requirements. Participants begin vesting after their third year of service. Pension costs, net of capitalized portion (see Note 2) for the years ended March 31, 1996, 1995 and 1994, were approximately $138,000, $139,000 and $190,000, respectively.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

11.  FOREIGN CURRENCY TRANSACTIONS


     During the years ended March 31, 1996, 1995 and 1994, the Company experienced foreign currency transaction gains (losses) of approximately $121,000, ($63,000) and ($494,000), respectively. Such losses result from the effects of currency fluctuations on the intercompany balances between Health Data Sciences Corporation and Health Data Sciences, Ltd. and on payables not denominated in the subsidiary's functional currency. The amounts are included in general and administrative expenses.


12.  RELATED PARTIES

     During the year ended March 31, 1995, the Company sold 25,000 common shares to a director in exchange for $15,000 in cash and $60,000 in notes receivable. During the year March, 31, 1994, the Company sold 50,000 common shares to directors in exchange for $30,000 in cash and $120,000 in notes receivable. The sale of these shares were in accordance with the terms of agreements dated August 24, 1993. The notes receivable are due on August 24, 1996. Interest at 9%, subject to certain adjustments as defined, is payable yearly. The notes are secured by the related common stock.

     In connection with the preferred stock issuance that occurred on June 30, 1995 (see Note 7), two of the Company's customers became preferred shareholders of the Company. A Series C preferred shareholder is also a customer of the Company. Sales to these affiliates were $2,277,000, $12,698,000 and $2,000,000 for the years ended March 31, 1996, 1995 and 1994, respectively. Accounts receivable from these affiliates were $6,124,000 and $8,762,000 at March 31, 1996 and 1995, respectively.

     During 1994 the Company executed a consulting agreement for strategic planning with a nonemployee stockholder of the Company. The agreement required annual payments of $696,000 due on November 1 through 1997 and a down payment of $232,000. On June 30, 1995, the Company terminated this agreement. During 1996, 1995 and 1994, $324,000, $754,000 and $314,000, respectively, were expensed and are included in sales and marketing expenses in the accompanying consolidated statements of income.

13.  COMMITMENTS


     The Company leases certain facilities and equipment under noncancelable operating leases. Rent expense, net of capitalized portion (see Note 2) for 1996, 1995 and 1994, was $611,000, $539,000 and $623,000, respectively. Future minimum rental payments are as follows:


                                                                       EQUIPMENT
                   YEAR ENDING MARCH 31,                  BUILDINGS    AND OTHER     TOTAL
    ----------------------------------------------------  ----------   ---------   ----------
           1997.........................................  $  779,000    $32,000    $  811,000
           1998.........................................     798,000     24,000       822,000
           1999.........................................     821,000     22,000       843,000
           2000.........................................     846,000     10,000       856,000
           2001.........................................     872,000      4,000       876,000
           Thereafter...................................   3,505,000                3,505,000
                                                          ----------   ---------   ----------
                Total...................................  $7,621,000    $92,000    $7,713,000
                                                           =========   ========     =========

14.  SUBSEQUENT EVENTS


     Beginning in May 1996, the Company and a major provider of business management services and systems to the health care industry engaged in substantive discussions regarding a possible business combination. As currently proposed, at the consummation of the merger, the Company would become a wholly owned subsidiary of the acquirer.

                                    ANNEX A


                              AMENDED AND RESTATED


                                MERGER AGREEMENT

                                  BY AND AMONG

                             MEDAPHIS CORPORATION,


                                  HDSSUB, INC.


                                      AND

                        HEALTH DATA SCIENCES CORPORATION

                               AS OF MAY 23, 1996

                                                                                            PAGE
                                                                                            ----
ARTICLE 1 THE MERGER......................................................................   A-8
    Section 1.1.  Surviving Corporation...................................................   A-8
    Section 1.2.  Certificate of Incorporation............................................   A-8
    Section 1.3.  Bylaws..................................................................   A-8
    Section 1.4.  Directors...............................................................   A-8
    Section 1.5.  Officers................................................................   A-8
    Section 1.6.  Effective Time..........................................................   A-8
    Section 1.7.  Tax-Free Reorganization.................................................   A-8
ARTICLE 2 CONVERSION OF SHARES; TREATMENT OF OPTIONS......................................   A-9
    Section 2.1.  HDS Common Stock and Preferred Stock....................................   A-9
    Section 2.2.  Fractional Shares.......................................................   A-9
    Section 2.3.  Dissenting Shares.......................................................   A-9
    Section 2.4.  Treatment of HDS Employee Stock Options.................................  A-10
    Section 2.5.  Exchange of HDS Capital Stock...........................................  A-10
    Section 2.6.  Conversion Ratio and Adjustment Event...................................  A-11
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF HDS...........................................  A-11
    Section 3.1.  Organization............................................................  A-11
    Section 3.2.  Authorization...........................................................  A-12
    Section 3.3.  Absence of Restrictions and Conflicts...................................  A-12
    Section 3.4.  Capitalization..........................................................  A-12
    Section 3.5.  Financial Statements....................................................  A-13
    Section 3.6.  Absence of Certain Changes..............................................  A-13
    Section 3.7.  Legal Proceedings.......................................................  A-14
    Section 3.8.  Compliance with Law.....................................................  A-14
    Section 3.9.  Material Contracts......................................................  A-14
    Section 3.10. HDS Client Contracts....................................................  A-15
    Section 3.11. Tax Returns; Taxes......................................................  A-15
    Section 3.12. Officers, Directors and Employees.......................................  A-16
    Section 3.13. Employee Benefit Plans..................................................  A-16
    Section 3.14. Labor Relations.........................................................  A-18
    Section 3.15. Insurance...............................................................  A-18
    Section 3.16. Title to Properties and Related Matters.................................  A-18
    Section 3.17. Environmental Matters...................................................  A-19
    Section 3.18. Patents, Trademarks, Trade Names........................................  A-19
    Section 3.19. HDS Computer Software and Hardware......................................  A-20
    Section 3.20. Proxy Statement and Registration Statement..............................  A-21
    Section 3.21. Transactions with Affiliates............................................  A-21
    Section 3.22. Brokers, Finders and Investment Bankers.................................  A-21
    Section 3.23. Disclosure..............................................................  A-22
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF MEDAPHIS......................................  A-22
    Section 4.1.  Organization............................................................  A-22
    Section 4.2.  Authorization...........................................................  A-22
    Section 4.3.  Absence of Restrictions and Conflicts...................................  A-22
    Section 4.4.  Capitalization of Medaphis..............................................  A-23
    Section 4.5.  Capital Stock of Medaphis Subsidiaries..................................  A-23
    Section 4.6.  Medaphis Commission Reports.............................................  A-23
    Section 4.7.  Financial Statements....................................................  A-23
    Section 4.8.  Absence of Certain Changes..............................................  A-24
    Section 4.9.  Legal Proceedings.......................................................  A-24
    Section 4.10. Compliance with Law.....................................................  A-25
    Section 4.11. Proxy Statement and Registration Statement..............................  A-25

                                                                                            PAGE
                                                                                            ----
    Section 4.12. Tax Returns; Taxes......................................................  A-25
    Section 4.13. Billing and Collection Practices........................................  A-25
    Section 4.14. Medaphis Employee Benefit Plans.........................................  A-25
    Section 4.15. Labor Relations.........................................................  A-27
    Section 4.16. Medaphis Computer Software and Hardware.................................  A-27
    Section 4.17. Title to Properties and Related Matters.................................  A-28
    Section 4.18. Environmental Matters...................................................  A-29
    Section 4.19. Brokers, Finders and Investment Bankers.................................  A-29
    Section 4.20. Disclosure..............................................................  A-29
ARTICLE 5 CERTAIN COVENANTS AND AGREEMENTS................................................  A-29
    Section 5.1.  Conduct of Business by HDS..............................................  A-29
    Section 5.2.  Conduct of Business by Medaphis.........................................  A-30
    Section 5.3.  Inspection and Access to Information....................................  A-31
    Section 5.4.  Registration Statement..................................................  A-31
    Section 5.5.  HDS Stockholder Matters.................................................  A-32
    Section 5.6.  The Nasdaq National Market Additional Shares Notification...............  A-32
    Section 5.7.  HDS Affiliates..........................................................  A-32
    Section 5.8.  No Solicitation; Acquisition Proposals..................................  A-32
    Section 5.9.  Reasonable Efforts; Further Assurances; Cooperation.....................  A-33
    Section 5.10. Public Announcements....................................................  A-34
    Section 5.11. Financial Statements and Commission Reports.............................  A-34
    Section 5.12. Supplements to Disclosure Letters.......................................  A-34
    Section 5.13. Pooling of Interests Accounting.........................................  A-35
    Section 5.14. Accountant's Review Report..............................................  A-35
    Section 5.15. Special Indemnification by Medaphis.....................................  A-35
    Section 5.16  Employees...............................................................  A-35
    Section 5.17  Certain Other Benefits..................................................  A-36
ARTICLE 6 CONDITIONS......................................................................  A-36
    Section 6.1.  Conditions to Each Party's Obligations..................................  A-36
    Section 6.2.  Conditions to Obligations of Medaphis...................................  A-37
    Section 6.3.  Conditions to Obligations of HDS........................................  A-38
ARTICLE 7 CLOSING.........................................................................  A-39
ARTICLE 8 TERMINATION.....................................................................  A-39
    Section 8.1.  Termination.............................................................  A-39
    Section 8.2.  Specific Performance and Other Remedies.................................  A-39
    Section 8.3.  Effect of Termination...................................................  A-39
    Section 8.4.  Termination Fee.........................................................  A-39
ARTICLE 9 MISCELLANEOUS PROVISIONS........................................................  A-40
    Section 9.1.  Notices.................................................................  A-40
    Section 9.2.  Disclosure Letters and Exhibits.........................................  A-41
    Section 9.3.  Assignment; Successors in Interest......................................  A-41
    Section 9.4.  Representations and Warranties..........................................  A-41
    Section 9.5.  Number; Gender..........................................................  A-41
    Section 9.6.  Captions................................................................  A-41
    Section 9.7.  Controlling Law; Integration; Amendment.................................  A-41
    Section 9.8.  HDS and Medaphis Knowledge..............................................  A-41

                                                                                            PAGE
                                                                                            ----
    Section 9.9.  Severability............................................................  A-41
    Section 9.10. Counterparts............................................................  A-42
    Section 9.11. Enforcement of Certain Rights...........................................  A-42
    Section 9.12. Waiver..................................................................  A-42
    Section 9.13. Fees and Expenses.......................................................  A-42

                                 DEFINED TERMS


                                      TERM                                          SECTION
- ---------------------------------------------------------------------------------  ---------
Acquisition Transaction..........................................................  5.8
Agreement........................................................................  Page A-8
Average Closing Price............................................................  2.2
Certificate and Certificates.....................................................  2.5(a)
Closing..........................................................................  Page A-39
Closing Date.....................................................................  Page A-39
Code.............................................................................  1.7
Commission.......................................................................  2.4(c)
Conversion Ratio.................................................................  2.6(a)
Delaware Certificate of Merger...................................................  Page A-8
Deloitte & Touche................................................................  3.5(a)
Deloitte & Touche Review Report..................................................  5.14
DGCL.............................................................................  Page A-8
Dissenting Shares................................................................  2.3
EEOC.............................................................................  3.14
Effective Time...................................................................  1.6
Employee Benefit Plan............................................................  3.13(a)(ii)
ERISA............................................................................  3.13(a)(ii)
Excess Parachute Payment.........................................................  3.13(k)
Exchange Act.....................................................................  3.3
HDS..............................................................................  Page A-8
HDS Benefit Plan.................................................................  3.13(a)
HDS Capital Stock................................................................  2.1(a)
HDS Client Contracts.............................................................  3.10
HDS Common Stock.................................................................  2.1(a)
HDS Detrimental Information......................................................  6.2(l)
HDS Disclosure Letter............................................................  Article 3
HDS ERISA Affiliate..............................................................  3.13(b)
HDS Executives...................................................................  9.8
HDS Financial Statements.........................................................  3.5(a)
HDS Hardware.....................................................................  3.19(a)
HDS License Agreements...........................................................  3.19(b)
HDS Licensed Software............................................................  3.19(a)
HDS Material Adverse Effect......................................................  3.1
HDS Material Contracts...........................................................  3.9
HDS Preferred Stock..............................................................  2.1(a)
HDS Proprietary Software.........................................................  3.19(a)
HDS Qualified Plans..............................................................  3.13(g)
HDS Series B Stock...............................................................  2.1(a)
HDS Series C Stock...............................................................  2.1(a)
HDS Series F Stock...............................................................  2.1(a)
HDS Software.....................................................................  3.19(a)
HDS Stockholder..................................................................  2.2
HDSSub...........................................................................  Page A-8
HSR Act..........................................................................  3.3
Intellectual Property............................................................  3.18
IRS..............................................................................  3.13(f)
Licensed Intellectual Property...................................................  3.18
Medaphis.........................................................................  Page A-8

                                      TERM                                          SECTION
- ---------------------------------------------------------------------------------  ---------
Medaphis Balance Sheet...........................................................  4.7
Medaphis Benefit Plan............................................................  4.14(a)
Medaphis Commission Reports......................................................  4.6
Medaphis Common Stock............................................................  2.1(a)
Medaphis Disclosure Letter.......................................................  Article 4
Medaphis Due Diligence Review....................................................  5.3(a)
Medaphis ERISA Affiliate.........................................................  4.14(b)
Medaphis Executives..............................................................  9.8
Medaphis Financial Statements....................................................  4.7
Medaphis Hardware................................................................  4.16(a)
Medaphis License Agreements......................................................  4.16(b)
Medaphis Licensed Software.......................................................  4.16(b)
Medaphis Material Adverse Effect.................................................  4.1
Medaphis Premises................................................................  4.18
Medaphis Proprietary Software....................................................  4.16(a)
Medaphis Qualified Plans.........................................................  4.14(e)
Medaphis Software................................................................  4.16(b)
Medaphis Subsidiaries............................................................  4.5
Merger...........................................................................  Page A-8
NLRB.............................................................................  3.14
Non-Qualified Options............................................................  2.4(a)
Option Assumption Agreement......................................................  2.4(b)
Options..........................................................................  2.4(a)
PBGC.............................................................................  3.13(f)
Pension Benefit Plan.............................................................  3.13(n)
Premises.........................................................................  3.17
Proprietary Intellectual Property................................................  3.18
Proxy Statement..................................................................  3.20
Qualified Beneficiaries..........................................................  5.16(b)
Registration Statement...........................................................  3.20
SO Plans.........................................................................  2.4(a)
Scheduled Leases.................................................................  3.16(b)
Securities Act...................................................................  3.3
Special Indemnified Parties......................................................  5.15(a)
Specified Employees..............................................................  5.1(m)
Specified Stockholders...........................................................  5.1(m)
Subsidiary.......................................................................  3.1
Successor Plans..................................................................  5.16(b)
Surviving Corporation............................................................  1.1
The knowledge of the HDS Executives..............................................  9.8
The knowledge of the Medaphis Executives.........................................  9.8
Total HDS Shares.................................................................  2.7(a)
1996 Balance Sheet...............................................................  3.5(a)

                                    EXHIBITS

                                    EXHIBIT                                         NUMBER
- --------------------------------------------------------------------------------  ----------
Delaware Certificate of Merger..................................................  1.1
Option Assumption Agreement.....................................................  2.4
Noncompetition and Nonsolicitation Agreement....................................  5.1(m)(A)
Employment Agreements...........................................................  5.1(m)(B)
Tax Opinion of King & Spalding..................................................  6.1(c)
Opinion of Seyfarth, Shaw, Fairweather & Geraldson..............................  6.2(c)
Opinion of King & Spalding......................................................  6.3(c)

                              AMENDED AND RESTATED

                                MERGER AGREEMENT


     THIS AMENDED AND RESTATED MERGER AGREEMENT, dated as of May 23, 1996 (the "Agreement"), by and among MEDAPHIS CORPORATION, a Delaware corporation ("Medaphis"), HDSSUB, INC., a Delaware corporation and a wholly-owned subsidiary of Medaphis ("HDSSub"), and HEALTH DATA SCIENCES CORPORATION, a Delaware corporation ("HDS").



     WHEREAS, the respective Boards of Directors of Medaphis, HDSSub and HDS each have approved this Agreement and the merger (the "Merger"), pursuant to this Agreement and a certificate of merger in the form attached as Exhibit 1.1 proposed to be filed in the State of Delaware (the "Delaware Certificate of Merger"), of HDSSub with and into HDS on the terms and conditions contained in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL");



     WHEREAS, Medaphis, as the sole stockholder of HDSSub, has approved this Agreement, the Merger and the transactions contemplated by this Agreement pursuant to action taken by unanimous written consent in accordance with the requirements of the DGCL and the Certificate of Incorporation and the Bylaws of HDSSub;


     WHEREAS, the parties to this Agreement intend that the Merger qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE 1.

                                   THE MERGER


     Section 1.1. Surviving Corporation. Subject to the provisions of this Agreement and the DGCL, at the Effective Time, HDSSub shall be merged with and into HDS, and the separate corporate existence of HDSSub shall cease. HDS shall be the surviving corporation in the Merger (sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the DGCL.


     Section 1.2. Certificate of Incorporation. The Certificate of Incorporation of HDS shall be the Certificate of Incorporation of the Surviving Corporation until amended after the Effective Time.

     Section 1.3. Bylaws. The Bylaws of HDS shall be the Bylaws of the Surviving Corporation until amended after the Effective Time.

     Section 1.4. Directors. The directors of the Surviving Corporation shall consist of the directors of HDSSub immediately prior to the Effective Time, such directors to hold office from the Effective Time until their respective successors are elected and qualify.

     Section 1.5. Officers. The officers of the Surviving Corporation shall consist of the officers of HDSSub immediately prior to the Effective Time, such officers to hold office from the Effective Time until their respective successors are elected and qualify.

     Section 1.6. Effective Time. If all of the conditions set forth in Article 6 have been fulfilled or waived in accordance with the terms of this Agreement and this Agreement has not been terminated in accordance with Article 8, the parties shall cause the Delaware Certificate of Merger to be properly executed and filed on the Closing Date with the Secretary of State of the State of Delaware. The Merger shall become effective as of the time of filing of a properly executed Delaware Certificate of Merger. The date and time when the Merger becomes effective is referred to in this Agreement as the Effective Time.

     Section 1.7. Tax-Free Reorganization. The Merger is intended to be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this

Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

                                   ARTICLE 2.

                   CONVERSION OF SHARES; TREATMENT OF OPTIONS


     Section 2.1. HDS Common and Preferred Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any HDS Stockholder (as defined below):


          (a) Subject to Section 2.2, (i) each share of common stock, par value $0.10 per share, of HDS ("HDS Common Stock"), (ii) each share of Series B Convertible Preferred Stock, par value $0.10 per share, of HDS ("HDS Series B Stock"), (iii) each share of Series C Convertible Preferred Stock, par value $0.10 per share of HDS ("HDS Series C Stock"), and (iv) each share of Series F Convertible Preferred Stock, par value $0.10 per share of HDS ("HDS Series F Stock"), issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares and treasury shares) shall be converted, without any further action, into the right to receive such number of shares of voting common stock, par value $.01 per share, of Medaphis ("Medaphis Common Stock") as is equal to the Conversion Ratio. The HDS Series B Stock, HDS Series C Stock and HDS Series F Stock are together referred to as the "HDS Preferred Stock"; and the HDS Common Stock and HDS Preferred Stock are together referred to as the "HDS Capital Stock."

          (b) Each share of HDS Capital Stock issued immediately prior to the Effective Time that is then held in HDS's treasury shall be canceled and retired and all rights in respect of such HDS Capital Stock shall cease to exist, without any conversion thereof or payment of any consideration therefor.

          (c) Each share of common stock, par value $0.01 per share, of HDSSub that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.10 per share, of the Surviving Corporation.


     Section 2.2. Fractional Shares. No scrip or fractional shares of Medaphis Common Stock shall be issued in the Merger. All fractional shares of Medaphis Common Stock to which a holder of HDS Capital Stock (each an "HDS Stockholder") immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated. If a fractional share results from such aggregation, an HDS Stockholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of such HDS Stockholder's Certificate(s) that represent such shares of HDS Capital Stock, to receive from Medaphis an amount in cash in lieu of such fractional share, based on the Average Closing Price. For purposes of this Agreement, the "Average Closing Price" shall be the arithmetic average of the closing price per share of Medaphis Common Stock, as reported on the Nasdaq National Market, for each of the ten consecutive trading days ending on the trading day immediately prior to the date of the annual or special meeting of HDS Stockholders at which the Merger and this Agreement will be voted on by HDS Stockholders entitled so to vote.


     Section 2.3. Dissenting Shares. To the extent that appraisal rights are available under Section 262 of the DGCL, shares of HDS Capital Stock that are issued and outstanding immediately prior to the Effective Time and that have not been voted for adoption of the Merger and with respect to which appraisal rights have been properly demanded in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the consideration provided for in Sections 2.1 and 2.2 at or after the Effective Time unless and until the holder of such shares becomes ineligible for such appraisal. If a holder of Dissenting Shares becomes ineligible for appraisal, then, as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in Sections 2.1 and 2.2. If any HDS Stockholder asserts the right to be paid for the fair value of such HDS Capital Stock as described above, HDS shall give Medaphis notice of such assertion and Medaphis shall have the right to participate in all negotiations and proceedings with respect to any such demands. HDS shall not, except with the prior written consent of Medaphis, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Payment for Dissenting Shares shall be made as required by the DGCL.

     Section 2.4. Treatment of HDS Employee Stock Options. (a) At the Effective Time, Medaphis shall assume all of HDS's rights and obligations with respect to the outstanding stock options held by certain employees, officers and directors of HDS pursuant to the HDS stock option plans (the "SO Plans"), as such SO Plans and such options are set forth in the HDS Disclosure Letter, which are outstanding and unexercised at the Effective Time (together, the "Options"), whether or not the Options are then exercisable. Promptly following such assumption, Medaphis shall, subject to Section 2.4(b), substitute for the Options non-qualified options to be granted under the Medaphis Non-Qualified Stock Option Plan for Employees of Acquired Companies (the "Non-Qualified Options"). The Non-Qualified Options shall have the vesting and other terms and conditions described in the Option Assumption Agreement (as defined in Section 2.4(b)) and shall, in addition, have a term or terms mutually agreed upon by Medaphis and HDS that will result in any Option that had been an "incentive stock option" (as defined in the Code) being disqualified from its status as an "incentive stock option." At and after the Effective Time, each Non-Qualified Option and each Option for which a Non-Qualified Option is not issued in substitution shall thereafter evidence the right to purchase the number of shares of Medaphis Common Stock equal to the product (rounded up or down to the nearest whole share) of (i) the number of shares of HDS Common Stock covered by such option immediately prior to the Effective Time, multiplied by (ii) the Conversion Ratio. The exercise price of such Non-Qualified Options for each share of Medaphis Common Stock subject to such options shall be equal to the quotient (rounded up or down to the nearest whole cent) obtained by dividing (i) the per-share exercise price for shares of HDS Common Stock subject to such option immediately prior to the Effective Time, by (ii) the Conversion Ratio.

     (b) At least ten days prior to the Effective Time, Medaphis shall deliver to each holder of an Option an Option Notice and Assumption Agreement in the form attached as Exhibit 2.4 (the "Option Assumption Agreement") setting forth Medaphis' assumption of the Option and substitution of the Non-Qualified Option in accordance with the terms of Section 2.4(a). Medaphis shall not be entitled to or required to substitute a Non-Qualified Option for an Option in accordance with Section 2.4(a) until it has received from the holder of an Option a properly executed and completed Option Assumption Agreement with respect to the Option. HDS shall not grant any options to purchase shares of HDS Capital Stock under any SO Plan or otherwise after the date of this Agreement.

     (c) Medaphis agrees to cause the shares of Medaphis Common Stock issuable upon exercise of the Non-Qualified Options (and, to the extent Non-Qualified Options were not issued in substitution therefor, the Options) and all other Options assumed by Medaphis or issued by Medaphis in replacement of the Options to be registered with the Securities and Exchange Commission (the "Commission") on a Form S-8 Registration Statement within thirty days following the Effective Time. Medaphis further agrees to cause the shares of Medaphis Common Stock issuable upon exercise of the Non-Qualified Options (and, to the extent Non-Qualified Options were not issued in substitution therefor, the Options) to be registered or exempt from the registration requirements of all applicable state securities laws, rules and regulations.

     (d) Approval by the HDS Stockholders of this Agreement shall constitute authorization and approval of any and all of the actions described in this
Section 2.4.

     Section 2.5. Exchange of HDS Capital Stock. (a) On or prior to the Closing Date, Medaphis shall make available to each record holder who, as of the Effective Time, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of HDS Capital Stock (the "Certificate" or "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for conversion into Medaphis Common Stock and payment for fractional shares. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Medaphis; and the form of letter of transmittal shall so reflect. Upon surrender to Medaphis of a Certificate, together with a properly completed and executed letter of transmittal, the holder of such Certificate is entitled to receive in exchange
(i) one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole fully paid and nonassessable shares of Medaphis Common Stock to which such HDS Stockholder shall have become entitled pursuant to the provisions of Section 2.1(a) and (ii) as to any fractional share of Medaphis Common Stock, a check representing the cash consideration to which such holder shall have become entitled pursuant to
Section 2.2. The Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash payable upon the surrender of the Certificates. From the Effective Time until surrender in accordance with the provisions of this Section 2.4, each Certificate shall represent for all purposes only the right to receive the consideration provided in Sections 2.1 and 2.2. All payments of respective shares of Medaphis Common Stock and cash for fractional shares that are made upon surrender of Certificates in accordance with the terms of this Agreement shall be deemed to have been made in full satisfaction of rights pertaining to the shares of HDS Common Stock evidenced by such Certificates.

     (b) In the case of any lost, mislaid, stolen or destroyed Certificate, the holder of such Certificate may be required, as a condition precedent to delivery to such holder of the consideration described in Sections 2.1 and 2.2, to deliver to Medaphis a bond in such reasonable sum or a reasonably satisfactory indemnity agreement as Medaphis may direct as indemnity against any claim that may be made against Medaphis or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

     (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of HDS Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration described in Sections 2.1 and 2.2.

     (d) Any shares of Medaphis Common Stock or cash due former HDS Stockholders pursuant to Sections 2.1 and 2.2 that remains unclaimed by such former HDS Stockholder for six months after the Effective Time shall be held by Medaphis; and any former HDS Stockholder who has not prior to that date complied with
Section 2.5(a) can thereafter look only to Medaphis for issuance of the number of shares of Medaphis Common Stock and other consideration to which such holder has become entitled pursuant to the provisions of Sections 2.1 and 2.2, except that neither Medaphis nor any other party to this Agreement shall be liable to a former HDS Stockholder for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 2.6. Conversion Ratio and Adjustment Event. (a) The Conversion Ratio is 6,125,000 divided by Total HDS Shares. Total HDS Shares is 7,741,843, which represents the sum of the number of shares of HDS Preferred Stock and HDS Common Stock that are issued and outstanding on the date of this Agreement.

     (b) The Conversion Ratio shall be calculated to the nearest 1/10,000th of a whole number.

     (c) If, after the date of this Agreement and prior to the Effective Time, Medaphis shall have declared a stock split (including a reverse split) or combination of Medaphis Common Stock or a dividend payable in Medaphis Common Stock, or any other distribution of Medaphis Common Stock to holders of Medaphis Common Stock with respect to their Medaphis Common Stock (including such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction), or otherwise have changed the Medaphis Common Stock into any other securities, then the Conversion Ratio shall be appropriately adjusted to reflect such stock split, combination or dividend or other distribution or change of securities.

                                   ARTICLE 3.

                     REPRESENTATIONS AND WARRANTIES OF HDS

     With such exceptions as are set forth in a letter (the "HDS Disclosure Letter") delivered by HDS to Medaphis prior to the date of this Agreement, HDS represents and warrants to Medaphis as follows:

     Section 3.1. Organization. HDS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the subsidiary of HDS listed as such in the HDS Disclosure Letter (the "Subsidiary") is a corporation existing under the laws of the Province of Ontario, and HDS and Subsidiary have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted. HDS and Subsidiary are each qualified to transact business, and are in good standing, as a foreign corporation in each jurisdiction where the character of their activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of HDS and Subsidiary taken as a whole (such an effect, an "HDS Material Adverse Effect"). HDS has made available to Medaphis accurate and complete copies of the Certificate of Incorporation (including all certificates of designation relating to the HDS Preferred Stock) and Bylaws, as currently in effect, of HDS, the minute books and stock records of HDS and the corresponding documents of Subsidiary. The HDS Disclosure Letter contains a true and correct list of the jurisdictions in which HDS or Subsidiary is qualified to do business as a foreign corporation.


     Section 3.2. Authorization. HDS has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. Other than the stockholder approval contemplated in Section 6.1(a), the execution and delivery of this Agreement by HDS and the performance by HDS of its obligations under this Agreement and the consummation of the Merger and the other transactions provided for by this Agreement have been duly and validly authorized by all necessary corporate action on the part of HDS. The Board of Directors of HDS has approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for in this Agreement. This Agreement has been duly executed and delivered by HDS and constitutes the valid and binding agreement of HDS, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.


     Section 3.3. Absence of Restrictions and Conflicts. Subject to the stockholder approval contemplated in Section 6.1(a), the execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate, constitute a breach of or default under, result in the loss of any material benefit under the terms or provisions of, or permit the acceleration of any obligation under, (i) any term or provision of the charter or bylaws of HDS or Subsidiary, (ii) any HDS Material Contract, (iii) any judgment, decree or order of any court or governmental authority or agency to which HDS or Subsidiary is a party or by which HDS or Subsidiary or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to HDS or Subsidiary, so as to have, in the case of subsections (ii) through (iv) above, an HDS Material Adverse Effect. Except for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable state securities laws and the filing and recordation of the Certificate of Merger as required by the DGCL, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to HDS or Subsidiary is required in connection with the execution, delivery or performance of this Agreement by HDS or the consummation of the transactions contemplated by this Agreement by HDS, the failure to obtain which would have an HDS Material Adverse Effect.


     Section 3.4. Capitalization. The authorized capital stock of HDS consists of 10,000,000 shares of common stock, $0.10 par value per share, and 5,000,000 shares of serial preferred stock, of which 742,000 shares of HDS Series B Stock, 1,687,500 shares of HDS Series C Stock, 830,000 shares of HDS Series E Stock and 1,818,181 shares of HDS Series F Stock have been authorized. As of the date of this Agreement, there were 4,081,990 shares of HDS Common Stock, 742,000 shares of HDS Series B Stock, 1,312,500 shares of HDS Series C Stock and 1,605,353 shares of HDS Series F stock issued and outstanding. Shares of the HDS Series B, HDS Series C and HDS Series F Stock are convertible into shares of HDS Common Stock on a one-for-one basis. Each share of HDS Capital Stock outstanding as of the date of this Agreement is duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights. There are no subscriptions, options, convertible securities, calls, puts, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating HDS to purchase, redeem, issue, transfer, deliver or sell, or cause to be purchased, redeemed, issued, transferred, delivered or sold, additional shares of the capital stock or other securities of HDS or obligating HDS to grant, extend or enter into any such agreement or commitment. HDS does not own an equity interest in any corporation, partnership or other entity, except that HDS owns beneficially and of record all the issued and outstanding stock of the Subsidiary. Each share of capital stock of the Subsidiary outstanding as of the date of this Agreement is duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights. No prior offer, issue, redemption, call, purchase, sale, transfer or other transaction of any nature with respect to the capital stock or equity interests of HDS, or any corporation or organization which has been merged into HDS, has given or may give rise to any valid claim or action by any person which is enforceable against HDS, the Surviving Corporation or any of their respective affiliates and, to the knowledge of the HDS Executives (as hereinafter defined), no fact or circumstance exists which could give rise to any such right, claim or action on behalf of any person.


     Section 3.5. Financial Statements. (a) HDS has made available to Medaphis the audited balance sheets of HDS as of March 31, 1995 and March 31, 1996, and the related audited statements of income, changes in stockholders' equity and cash flows for the respective fiscal years then ended including the notes to such financial statements, examined by and accompanied by the report of Deloitte & Touche LLP ("Deloitte & Touche"), independent public accountants (the balance sheet as of March 31, 1996 is referred to herein as the "1996 Balance Sheet"). All of the foregoing financial statements are collectively referred to as the "HDS Financial Statements." The HDS Financial Statements (i) have been prepared from, and are in accordance with, the books and records of HDS and (ii), as applicable, present fairly the financial position, results of operations, changes in stockholders' equity and cash flows of HDS as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied. The HDS Disclosure Letter sets forth a true and complete list of all loss contingencies (within the meaning of Statement of Financial Accounting Standards No. 5) of HDS existing as of March 31, 1996 exceeding $50,000 in the case of any single loss contingency or $100,000 in the case of all loss contingencies.


     (b) On the Closing Date, HDS and Subsidiary will not have any obligation or liability (including but not limited to indebtedness for borrowed money and capitalized lease obligations) that under generally accepted accounting principles is required to be recorded on a balance sheet as a long-term liability.

     Section 3.6. Absence of Certain Changes. (a) Since March 31, 1996, there has not been (i) any material adverse change in the assets, liabilities, results of operations, financial condition or business of HDS and Subsidiary taken as a whole, (ii) any material damage, destruction, loss or casualty to property or assets of HDS, whether or not covered by insurance, which property or assets are material to the operations or business of HDS and Subsidiary taken as a whole,
(iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of HDS, any redemption or other acquisition by HDS of any of the capital stock of HDS or any split, combination or reclassification of shares of capital stock declared or made by HDS or (iv) any agreement to do any of the foregoing.

     (b) Since March 31, 1996, there have not been (i) any extraordinary losses suffered, which, in the aggregate, have had an HDS Material Adverse Effect, (ii) any material assets mortgaged, pledged or made subject to any material lien, charge or other encumbrance, (iii) any material liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any material claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in the HDS Financial Statements or incurred in the ordinary course of business and consistent with past practice,
(v) any material guaranteed checks, notes or accounts receivable written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice, (vi) any write down (under Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") or otherwise) of the value of any material asset or investment on HDS's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (vii) any cancellation of any material debts or waiver of any material claims or rights of substantial value, or sale, transfer or other disposition of any material properties or assets (real, personal or mixed, tangible or intangible) of substantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice, (viii) any capital expenditure that would cause all capital expenditures since December 31, 1995, to exceed $500,000, (ix) any change in accounting practice relating to capitalized research and development, (x) any material transactions entered into other than in the ordinary course of business, (xi) any agreements to do any of the foregoing, or (xii) any other events, developments or conditions of any character that have had or are reasonably likely to have an HDS Material Adverse Effect other than events affecting businesses similar to HDS and Subsidiary generally.



     Section 3.7. Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending, or, to the knowledge of the HDS Executives, threatened against HDS or Subsidiary (or any of their officers or directors) before any court, arbitrator or administrative or governmental body, which, if finally determined adversely, are reasonably likely, individually or in the aggregate, to have an HDS Material Adverse Effect. All pending suits, actions, claims, proceedings or investigations of HDS or Subsidiary (or any of their officers or directors) before any court, arbitrator or administrative or governmental body are adequately provided for in the 1996 Balance Sheet if and to the extent such a provision is required by generally accepted accounting principles consistently applied. Neither HDS nor Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, and, to the knowledge of the HDS Executives, neither HDS nor Subsidiary is subject to any governmental restriction applicable to HDS, which is reasonably likely (i) to have an HDS Material Adverse Effect or (ii) to cause a material limitation on Medaphis's ability to operate the business of HDS and Subsidiary taken as a whole after the Closing.


     Section 3.8. Compliance with Law. HDS and Subsidiary each has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and each has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its business or its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have an HDS Material Adverse Effect.

     Section 3.9. Material Contracts. The HDS Disclosure Letter contains a correct and complete list of the following (other than accounts payable incurred in the ordinary course of business) (the "HDS Material Contracts"):

          (a) all bonds, debentures, notes, loans, mortgages, indentures or guarantees to which HDS or Subsidiary is a party or by which any one of its properties or assets (real, personal or mixed, tangible or intangible) is bound, in any case involving an amount in excess of $10,000 individually;

          (b) all leases to which HDS or Subsidiary is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound involving an annual rental payment in excess of $75,000 individually;

          (c) all credit or loan commitments in excess of $100,000 to HDS or Subsidiary which are outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

          (d) all contracts or agreements which limit or restrict in a substantial manner HDS, Subsidiary or any of the HDS Executives from engaging in any business in any jurisdiction and all contracts or agreements that limit or restrict others from competing with HDS or Subsidiary in any jurisdiction, other than contracts between HDS or Subsidiary and current or former employees of HDS or Subsidiary;

          (e) all contracts or agreements requiring HDS or Subsidiary to register its capital stock or securities under federal or state securities law; and

          (f) all existing contracts and commitments (other than those described in subparagraphs (a), (b), (c), (d) or (e) of this Section 3.9, the HDS Client Contracts and other agreements between HDS or Subsidiary and their clients that are not HDS Client Contracts, and the HDS Benefit Plans) to which

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

     HDS or Subsidiary is a party or by which its properties or assets may be bound involving an annual commitment or annual payment by any party to such contract or commitment of more than $75,000 individually.


     True and complete copies of all HDS Material Contracts, including all amendments, have been made available to Medaphis. The HDS Material Contracts are valid and enforceable in accordance with their respective terms with respect to HDS and, to the knowledge of the HDS Executives, valid and enforceable in accordance with their respective terms with respect to any other party to an HDS Material Contract, in each case to the extent material to the business and operations of HDS and subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Except for events or occurrences, the consequences of which, individually or in the aggregate, would not have an HDS Material Adverse Effect, there is not under any of the HDS Material Contracts any existing breach, default or event of default by HDS or Subsidiary or event that with notice or lapse of time or both would constitute a breach, default or event of default by HDS or Subsidiary, nor do the HDS Executives know of, and HDS has not received notice of, or made a claim with respect to, any breach or default by any other party to an HDS Material Contract.



     Section 3.10. HDS Client Contracts. The HDS Disclosure Letter sets forth a true and complete list of all agreements, contracts or commitments pursuant to which HDS or Subsidiary provides goods or services to its clients which (i) produced annual payments to HDS or Subsidiary in excess of $100,000 in the year ending March 31, 1996, or (ii) HDS reasonably expects to produce annual payments to HDS or Subsidiary in excess of $1,000,000 in the year ending March 31, 1997 (the "HDS Client Contracts"). The HDS Disclosure Letter contains an accurate description of (a) the terms and conditions of each oral HDS Client Contract;
(b) any and all disagreements, complaints, disputes or defaults known to the HDS Executives arising under or with respect to the HDS Client Contracts which could reasonably be expected to result in a client's termination of its HDS Client Contract or claim for damages against HDS or Subsidiary in excess of $300,000; and (c) all loans or advances made by HDS or Subsidiary to or on behalf of its clients, which description includes the dates of such loans or advances and the principal balance outstanding as of the date of the HDS Disclosure Letter under each such loan or advance. Except for provisions in HDS Client Contracts granting unilateral termination rights to clients of HDS upon notice to HDS, the execution, delivery and performance of this Agreement by HDS and the consummation of the transactions contemplated by this Agreement will not, with the passing of time or the giving of notice or both, violate, constitute a default under, result in the loss of any material benefit under the terms or provisions of, or give rise to a termination right under, any HDS Client Contract. True and complete copies of all written HDS Client Contracts, including all amendments, have been made available to Medaphis. The HDS Client Contracts are valid and enforceable in accordance with their respective terms with respect to HDS or Subsidiary, and, to the knowledge of the HDS Executives, are valid and enforceable in accordance with their respective terms with respect to any other party to an HDS Client Contract, in each case except as would not have an HDS Material Adverse Effect, and subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Except as would not have an HDS Material Adverse Effect, there is not under HDS Client Contracts any existing breach, default or event of default by HDS or Subsidiary, or event that with notice or lapse of time or both would constitute a breach, default or event of default by HDS or Subsidiary, nor do the HDS Executives know of, and HDS has not received notice of, or made a claim with respect to, any breach or default by any other party.


     Section 3.11. Tax Returns; Taxes. Each of HDS and Subsidiary has duly filed all federal, state, local and foreign tax returns required to be filed by it and has duly paid or made adequate provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessment which is due and payable with respect to taxes in such jurisdictions, whether or not in connection with such returns. The liability for taxes reflected in the 1996 Balance Sheet is sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended March 31, 1996 and for all years and periods ended prior to that date or that are attributable to differences in the time for recognition of income, deductions and other items for financial reporting and tax purposes. All deficiencies asserted as a result of any examinations by the Internal Revenue Service or any other taxing authority have been paid and fully settled. There are no pending claims asserted for taxes of HDS or Subsidiary or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of HDS or Subsidiary for any period. Each of HDS and Subsidiary has made all estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local, foreign and other laws. HDS has made available to Medaphis true, complete and correct copies of its federal income tax returns for the last three taxable years and made available all other tax returns requested by Medaphis.

     Section 3.12. Officers, Directors and Employees. The HDS Disclosure Letter contains a true and complete list of all of the officers and directors of HDS, specifying their office and annual rate of compensation, and a true and complete copy of the form of written employment agreement to which each full-time employee of HDS or Subsidiary is a party and a list of the employees of HDS or Subsidiary as of the date of this Agreement to whom HDS or Subsidiary has made oral commitments involving material terms which are binding on HDS or Subsidiary and that involve an amount in excess of $35,000.

     Section 3.13. Employee Benefit Plans.  (a) Definition of Benefit
Plans. For purposes of this Section 3.13, the term "HDS Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which HDS or any HDS ERISA Affiliate currently provides or, with respect to any multi-employer plans (as defined in ERISA section 4001(a)(3)) and pension benefit plans (as defined in ERISA section 3(3)) subject to Code section 412, at any time provided, benefits or compensation to or on behalf of employees or former employees of HDS or any HDS ERISA Affiliate, whether formal or informal, whether or not written, including but not limited to the following:

          (i) Arrangements -- any bonus, incentive compensation, stock option, deferred compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust;

          (ii) ERISA Plans -- any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, but not limited to, any multiemployer plan (as defined in Section 3(37) and Section 4001(a) (3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

          (iii) Other Employee Fringe Benefits -- any stock purchase, vacation, scholarship, sick days, day care, prepaid legal services, dependent care or other fringe benefits plans, programs, arrangements, contracts or practices.

     (b) HDS ERISA Affiliate. For purposes of this Section 3.13, the term "HDS ERISA Affiliate" means each trade or business (whether or not incorporated) which together with HDS is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code.

     (c) Identification of Benefits Plans. All of the HDS Benefit Plans are listed in the HDS Disclosure Letter.


     (d) Compliance With All Statutes, Orders and Rules. Each HDS Benefit Plan maintained by HDS and each HDS ERISA Affiliate is in compliance in all material respects with the requirements prescribed by and all statutes, orders and governmental rules and regulations applicable to HDS Benefit Plans. All reports and disclosures relating to HDS Benefit Plans required to be filed with or furnished to any governmental entity, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable laws except as would not have an HDS Material Adverse Effect.


     (e) MEPPA Liability/Post-Retirement Medical Benefits. Neither HDS nor any HDS ERISA Affiliate maintains, or has at anytime established or maintained, or has at any time been obligated to make, or made, contributions to or under any multiemployer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA). HDS does not maintain, nor has HDS at any time established or maintained, nor has HDS at any time been obligated to make, or made, contributions to or under any plan which provides post-retirement medical or health benefits with respect to employees of HDS. There is no lien upon any property of HDS or any HDS ERISA Affiliate outstanding pursuant to
Section 412(n) of the Code in favor of any HDS Benefit Plan. No assets of HDS or any HDS ERISA Affiliate have been provided as security for any HDS Benefit Plan pursuant to Section 401(a) (29) of the Code.


     (f) Documentation. HDS has made available to Medaphis a true and complete copy of the following documents, if applicable, with respect to each HDS Benefit Plan identified in the HDS Disclosure Letter: (1) all documents, including any insurance contracts and trust agreements, setting forth the terms of each HDS Benefit Plan, or if there are no such documents evidencing an HDS Benefit Plan, a full description of such HDS Benefit Plan, (2) the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries for each such HDS Benefit Plan, (3) the annual reports filed for the most recent three plan years and most recent financial statements or periodic accounting of related plan assets with respect to each HDS Benefit Plan, (4) the most recent favorable determination letter, opinion or ruling from the Internal Revenue Service ("IRS") for each HDS Benefit Plan, the assets of which are held in trust, to the effect that such trust is exempt from federal income tax, and any outstanding request for a determination letter and (5) each opinion or ruling from the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") with respect to any such HDS Benefit Plan.


     (g) Qualified Status. Each HDS Benefit Plan that is funded through a trust or insurance contract has at all times satisfied in all material respects, by its terms and in its operation, all applicable requirements for an exemption from federal income taxation under Section 501(a) of the Code. Except for the HDS Profit Sharing 401(k) Plan and the HDS Money Purchase Pension Plan (the "HDS Qualified Plans"), no HDS Benefit Plan meets or was intended to meet the requirements of Section 401(a) of the Code. Any determination letter issued by the IRS to the effect that the HDS Qualified Plans qualify under Section 401(a) of the Code and that the related trusts are exempt from taxation under Section 501(a) of the Code remains in effect and has not been revoked. The HDS Qualified Plans currently comply in form in all material respects with the requirements under Section 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. The HDS Qualified Plans have been administered according to their terms (except for those terms which are inconsistent with the changes in operations of a HDS Qualified Plan required by statutes, regulations, and rulings for which changes in plan terms are not yet required to be made, in which case the HDS Qualified Plans have been operated in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Section 401(a) of the Code.

     The HDS Profit Sharing 401(k) Plan has been tested for compliance with, and in all material respects has satisfied the requirements of, Section 401(k)(3) and 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

     (h) Legal Actions. To the knowledge of the HDS Executives, there are no actions, audits, suits or claims which are pending or threatened against any HDS Benefit Plan, any fiduciary of any of the HDS Benefit Plans with respect to the HDS Benefit Plans or against the assets of any of the HDS Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.


     (i) Funding. HDS and each HDS ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each HDS Benefit Plan and applicable law or required to be paid as expenses under such HDS Benefit Plan and no excise taxes in an aggregate amount in excess of $50,000 are assessable as a result of any nondeductible or other contributions made or not made to an HDS Benefit Plan. The assets of all HDS Benefit Plans which are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such HDS Benefit Plan equal or exceed the liabilities of each such plan. The liabilities of each other HDS Benefit Plan are properly and accurately reported on the financial statements and records of HDS to the extent required by law or accounting principles except as would not have an HDS Material Adverse Effect. The assets of each HDS Benefit Plan are reported at their then current fair market value on the books and records of each HDS Benefit Plan.


     (j) Liabilities. Neither HDS nor any HDS ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any person whomsoever as a result of HDS's or any HDS ERISA Affiliate's engaging in a prohibited transaction under ERISA or the Code, and the HDS Executives have no knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result of a breach of fiduciary duty under ERISA.

     (k) Excess Parachute Payments. No payment required to be made to any employee associated with HDS as a result of the transactions contemplated hereby under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

     (l) COBRA. HDS and each HDS ERISA Affiliate have complied with the continuation coverage requirements of Section 4980B of the Code.

     (m) No Acceleration of Liability Under Benefit Plans. The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any HDS Benefit Plan because of an acceleration or increase of any of the rights or benefits to which employees of HDS or any HDS ERISA Affiliate may be entitled thereunder.

     (n) Leased Employees. To the knowledge of the HDS Executives, HDS has made no representations or warranties (whether written or oral, express or implied) contractually or otherwise to any client or customer of HDS that HDS employees rendering services to such client or customer are not "leased employees" (within the meaning of Section 414(n) of the Code) or that such employees would not be required to participate under any pension benefit plan (within the meaning of Section 3(2) of ERISA) (a "Pension Benefit Plan") of such client or customer of HDS relating either to (a) providing benefits to employees of HDS under a Pension Benefit Plan of HDS or (b) making contributions to or reimbursing such client or customer for any contributions made to a Pension Benefit Plan of such client or customer on behalf of employees of HDS.

     (o) Defined Benefit Plans/Money Purchase Plans. No HDS Benefit Plan has suffered any accumulated funding deficiency within the meaning of Section 302 of ERISA and Section 412 of the Code. Neither HDS nor any HDS ERISA Affiliate has any outstanding liability under Section 4971 of the Code. No HDS Benefit Plan is subject to Title IV of ERISA.


     Section 3.14. Labor Relations. To the knowledge of the HDS Executives, each of HDS and Subsidiary is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. Except as would not result in an HDS Material Adverse Effect, there is no unlawful employment practice discrimination charge involving HDS or Subsidiary pending before the Equal Employment Opportunity Commission ("EEOC"), EEOC recognized state "referral agency" or any other governmental agency. There is no unfair labor practice or similar charge or complaint against HDS or Subsidiary pending before the National Labor Relations Board ("NLRB") or any comparable Canadian governmental agency. There is no labor strike, slowdown or stoppage actually pending or, to the knowledge of the HDS Executives, threatened against or involving or affecting HDS or Subsidiary and no labor union representation question exists under the National Labor Relations Act or any comparable Canadian law respecting any employees of HDS or Subsidiary. To the knowledge of the HDS Executives, no grievance or arbitration proceeding is pending against HDS or Subsidiary and no written claim therefor exists. There is no collective bargaining agreement that is binding on HDS or Subsidiary.


     Section 3.15. Insurance. HDS has provided to Medaphis a true and complete list of its current insurance coverages for HDS and Subsidiary, including names of carriers, amounts of coverage and premiums therefor. Each of HDS and Subsidiary believes that such corporation has been and is insured with respect to its properties and the conduct of its business in such amounts and against such risks as are reasonable in relation to its business and will use its reasonable efforts to maintain such insurance at least through the Effective Time. HDS has made available to Medaphis true and complete copies of all insurance policies covering HDS or Subsidiary, their properties, assets, employees or operations.

     Section 3.16. Title to Properties and Related Matters. (a) Each of HDS and Subsidiary has good and valid title to or valid leasehold interests in its properties reflected in the 1996 Balance Sheet or acquired after March 31, 1996 (other than properties sold or otherwise disposed of in the ordinary course of business), and all of such properties are held free and clear of all title defects, liens, encumbrances and restrictions, except, with respect to all such properties, (a) mortgages and liens securing debt reflected as liabilities on the 1996 Balance Sheet and (b) (i) liens for current taxes and assessments not in default, (ii) mechanics', carriers', workmen's, repairmen's, statutory or common law liens either not delinquent or being contested in good faith, and (iii) liens, mortgages, encumbrances, covenants, rights-of-way, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, which either individually or in the aggregate do not have a material adverse effect on HDS's or Subsidiary's use of the property affected. Notwithstanding the preceding sentence, HDS makes no representation or warranty in this Section 3.16 or otherwise regarding the validity of lessor's title to any such properties in which HDS or Subsidiary has a leasehold interest as lessee. Neither HDS nor Subsidiary has granted any security interests or other liens upon or factored the accounts receivable of HDS or Subsidiary.


     (b) The HDS Disclosure Letter sets forth a true and complete list of all leases and agreements of HDS or Subsidiary granting possession of or rights to real or personal property which provide for payments in excess of $75,000 annually (the "Scheduled Leases"). All such Scheduled Leases are in full force and effect and constitute the valid, binding and enforceable obligations of HDS or Subsidiary, and, to the knowledge of the HDS Executives, are valid, binding and enforceable in accordance with their respective terms with respect to each other party to a Scheduled Lease, subject in each case to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies and except as would not result in an HDS Material Adverse Effect. HDS or Subsidiary has physical possession of all real property, equipment and other assets which are covered by Scheduled Leases. Except as would not result in an HDS Material Adverse Effect, there are no existing defaults of HDS or Subsidiary with respect to such Scheduled Leases or, to the knowledge of the HDS Executives, of any of the other parties to such Scheduled Leases (or, to the knowledge of the HDS Executives, any events or conditions which, with notice or lapse of time, or both, would constitute a default).


     Section 3.17. Environmental Matters. To the actual knowledge of the HDS Executives, HDS is in compliance in all material respects with all statutes, regulations and ordinances relating to the protection of human health and the environment including, without limitation, the Clean Water Act, 33 U.S.C.
sec. 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
sec. 6901 et seq., the Clean Air Act, 42 U.S.C. sec. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. sec. 2601 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. sec. 11001 et seq., the regulations developed pursuant to these statutes and the corresponding state and local statutes, ordinances and regulations. There has been no release by HDS, Subsidiary or, to the actual knowledge of the HDS Executives, by any other person of a hazardous substance as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
sec. 9601(14), into the environment at any property owned or leased by HDS or Subsidiary (the "Premises") including, without limitation, any such release in the soil or groundwater underlying the Premises. To the actual knowledge of the HDS Executives, there is no asbestos, polychlorinated biphenyls or underground storage tanks located on the Premises and there have been no releases of asbestos, polychlorinated biphenyls or materials stored in underground storage tanks, including, without limitation, petroleum or petroleum-based materials. To the knowledge of the HDS Executives, neither HDS nor Subsidiary has received notice of any violation of any environmental statute or regulation by HDS or Subsidiary nor has it been advised of any claim or liability pursuant to any environmental statute or regulation brought by any governmental agency or private party against HDS or Subsidiary.

     Section 3.18. Patents, Trademarks, Trade Names. The HDS Disclosure Letter sets forth a true and complete list of (i) all patents, registered trademarks, registered trade names (including all federal and state registration pertaining thereto) and registered copyrights owned by HDS or Subsidiary and unregistered trademarks and trade names which are material to the business of HDS and Subsidiary taken as a whole (collectively, the "Proprietary Intellectual Property") and (ii) all patents, trademarks, trade names, copyrights, technology and processes used by HDS or Subsidiary in its business which are material to its business and are used pursuant to a license or other right granted by a third party (collectively, the "Licensed Intellectual Property", and together with the Proprietary Intellectual Property referred to as "Intellectual Property"), other than commercially available "shrink-wrap" software sold through retail channels. A true and complete list of all such licenses with respect to Licensed Intellectual Property is set forth in the HDS Disclosure Letter. To the knowledge of the HDS Executives, each of the federal and state registrations pertaining to the Proprietary Intellectual Property is valid and in full force and effect and all required filings in association with such registrations have been properly made and all required fees have been paid. Each of HDS and Subsidiary owns, or has the right to use pursuant to valid and effective agreements, in accordance with their respective terms (subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies), all Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate, constitute a breach of or a default under, or result in the loss of any material benefit under, the terms or provisions of any such agreement. To the knowledge of the HDS Executives, no written claims are pending against HDS or Subsidiary by any person with respect to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, and to the knowledge of the HDS Executives the current use by HDS and Subsidiary of the Intellectual Property does not infringe on the rights of any third party. The HDS Disclosure Letter sets forth a list of all jurisdictions in which HDS or Subsidiary is operating under a trade name, and each jurisdiction in which any such trade name is registered.

     Section 3.19. HDS Computer Software. (a) The HDS Disclosure Letter sets forth (i) a description of all software owned by each of HDS and Subsidiary and used or licensed to customers in connection with the business of HDS and Subsidiary (the "HDS Proprietary Software"); and (ii) a list of all software (other than the HDS Proprietary Software) used in connection with the business of HDS and Subsidiary (the "HDS Licensed Software" and together with the HDS Proprietary Software, the "HDS Software"), except that such list does not include HDS Licensed Software that is commercially available "shrink-wrap" software sold through retail channels. The HDS Software consists of: (i) source and object code embodied in magnetic media; and (ii) all development and procedural tools necessary to maintain the HDS Proprietary Software, including licenses to use compilers, assemblers, libraries and other such aids. To the knowledge of the HDS Executives, HDS employs individuals who are familiar with the business of such corporation and who are qualified to maintain the HDS Software and to use the computer hardware used by such corporation in its operations (the "HDS Hardware").

     (b) HDS has all right, title and interest in and to all patent, trade secret and copyright rights in the HDS Proprietary Software. HDS has developed the HDS Proprietary Software entirely through its own efforts for its own account. The HDS Proprietary Software is free and clear of all liens, claims and encumbrances, except for liens, claims and encumbrances involving an aggregate of not more than $100,000. The use of the HDS Licensed Software and the use and distribution of the HDS Proprietary Software does not breach any terms of any contract between HDS and Subsidiary and any third party, except for breaches of such contracts involving not more than $100,000 in the aggregate. The HDS Disclosure Letter sets forth a true and complete list of all license agreements in favor of HDS or Subsidiary relating to the HDS Licensed Software that is listed in the HDS Disclosure Letter pursuant to Section 3.19(a)(ii) (the "HDS License Agreements"). To the knowledge of the HDS Executives, HDS has been granted and has under the HDS License Agreements valid license rights with respect to the HDS Licensed Software. HDS is in compliance in all material respects with each of the material terms and conditions of each of the HDS License Agreements. In the case of any commercially available "shrink-wrap" software sold through retail channels (such as Lotus 1-2-3), to the knowledge of the HDS Executives (i) HDS has not made and is not using any unauthorized copies of any such software programs and (ii) none of the employees, agents or representatives of any of HDS or Subsidiary have made or are using any such unauthorized copies.


     (c) Except for infringements that involve in the aggregate not more than $500,000 or that do not have or would not have an HDS Material Adverse Effect, the HDS Proprietary Software does not and, to the actual knowledge of the HDS Executives, the HDS Licensed Software does not infringe any United States patent, copyright, or trade secret or any other intellectual property right of any third party. HDS has taken commercially reasonable actions to maintain in confidence the source code for the HDS Proprietary Software. The HDS Disclosure Letter sets forth a true and complete list of all source code escrow arrangements under which a third party may have a right to obtain source code for the HDS Proprietary Software. Source code for the HDS Proprietary Software has never been furnished to a third party, except that source code has been deposited with the escrow agent under the source code escrow agreements identified on the HDS Disclosure Letter.

     (d) To the knowledge of the HDS Executives, the HDS Proprietary Software was: (i) developed by HDS's employees working within the scope of their employment at the time of such development; (ii) developed by agents, consultants, contractors or others who have executed appropriate instruments of assignment in favor of HDS as assignee that have conveyed to HDS ownership of all of their intellectual property rights in the HDS Proprietary Software; or
(iii) acquired by HDS in connection with acquisitions in which HDS obtained appropriate representations and warranties from the transferring party relating to the title to such HDS Proprietary Software. To the knowledge of the HDS Executives, neither HDS nor Subsidiary has received notice from any third party claiming any right, title or interest in the HDS Proprietary Software.

     (e) There are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the HDS Proprietary Software by any independent sales person, distributor, sublicensee or other remarketer or sales organization.

     (f) Neither HDS nor Subsidiary has granted rights in the HDS Proprietary Software or HDS Licensed Software that is listed pursuant to Section 3.19(a)(ii) to any third party, except for rights granted to customers pursuant to contracts with customers which grants of rights are disclosed in the HDS Disclosure Letter.

     (g) To the knowledge of the HDS Executives, the HDS Software and the HDS Hardware are adequate in all material respects, when taken together with the other assets, resources and personnel of HDS and Subsidiary, to run the business of HDS and Subsidiary on the date of this Agreement in substantially the same manner as such business has operated since June 30, 1995. The HDS Disclosure Letter contains a summary description of any problems experienced by HDS or Subsidiary in the past twelve months with respect to the HDS Software or HDS Hardware and the provision of services to HDS clients which have arisen outside the ordinary course of business and resulted, or reasonably could be expected to result, in a material disruption of the provision of services by HDS or Subsidiary to such clients.

     Section 3.20. Proxy Statement and Registration Statement. The information with respect to HDS, its officers, directors and affiliates in the definitive proxy statement to be furnished to the stockholders of HDS (the "Proxy Statement") that will form a part of the Registration Statement on Form S-4 relating to the shares of Medaphis Common Stock to be issued in the Merger (the "Registration Statement") or in the Registration Statement will not, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of HDS or on the date of the stockholders' meeting referred to in
Section 5.5, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


     Section 3.21. Transactions with Affiliates. No holder of five percent or more of the issued and outstanding shares of HDS Capital Stock, officer or director of HDS or Subsidiary, or any immediate family member of any such stockholder, officer or director, or any entity in which any such person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons), has any beneficial interest in: (i) any contract, arrangement or understanding involving aggregate consideration of $100,000 or more with, or relating to, the business or operations of HDS or Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of HDS or Subsidiary in the amount of $100,000 or more; or (iii) any property (real, personal or mixed), tangible or intangible, with a value of $100,000 or more used or currently intended to be used in the business or operations of HDS or Subsidiary.

     Section 3.22. Brokers, Finders and Investment Bankers. Neither HDS nor any of its officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.


     Section 3.23. Disclosure. No representation, warranty or covenant made by HDS in this Agreement, the HDS Disclosure Letter or the Exhibits attached to this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES OF MEDAPHIS

     With such exceptions as are set forth in a letter (the "Medaphis Disclosure Letter") delivered by Medaphis to HDS prior to the date of this Agreement, Medaphis represents and warrants to HDS as follows:

     Section 4.1. Organization. Each of Medaphis and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Medaphis and each of its subsidiaries is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of Medaphis and its subsidiaries taken as a whole (such an effect, a "Medaphis Material Adverse Effect"). Medaphis has delivered to HDS accurate and complete copies of the Articles or Certificate of Incorporation and Bylaws, as currently in effect, of Medaphis and each of its subsidiaries, and has made available to HDS the minute books and stock records of Medaphis and each subsidiary. The Medaphis Disclosure Letter contains a true and correct list of all of the jurisdictions in which Medaphis or any of its subsidiaries is qualified to do business as a foreign corporation.


     Section 4.2. Authorization. Each of Medaphis and HDSSub has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Medaphis and HDSSub, the performance by each of Medaphis and HDSSub of its respective obligations under this Agreement and the consummation of the Merger and the other transactions provided for in this Agreement have been duly and validly authorized by all necessary corporate action on the part of Medaphis and HDSSub. The Boards of Directors of Medaphis and HDSSub have approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for in this Agreement. This Agreement has been duly executed and delivered by each of Medaphis and HDSSub and constitutes the valid and binding agreement of each of Medaphis and HDSSub, enforceable against each of Medaphis and HDSSub in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.



     Section 4.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under the terms or provisions of, (i) any term or provision of the Articles or Certificate of Incorporation or Bylaws of Medaphis or any of its subsidiaries,
(ii) any material contract, agreement, bond, note, mortgage or indenture to which Medaphis or any of its subsidiaries is a party or by which Medaphis, any of its subsidiaries or any of their respective properties is bound (a "Medaphis Material Contract"), (iii) any judgment, decree or order of any court or governmental authority or agency to which Medaphis or any of its subsidiaries is a party or by which Medaphis, any of its subsidiaries or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to Medaphis, or any of its subsidiaries, so as to have, in the case of subsections (ii) through (iv) above, a Medaphis Material Adverse Effect. Except for compliance with the applicable requirements of the HSR Act, the Securities Act, the Exchange Act, applicable state securities laws and the filing and recordation of the Certificate of Merger as required by the DGCL, no consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to Medaphis or any of its subsidiaries is required in connection with the execution, delivery or performance of this Agreement by Medaphis or HDSSub or the consummation of the transactions contemplated by this Agreement by Medaphis or HDSSub , the failure to obtain which would have a Medaphis Material Adverse Effect.

     Section 4.4. Capitalization of Medaphis. The authorized capital stock of Medaphis consists of 200,600,000 shares of capital stock consisting of 200,000,000 shares of voting common stock, $.01 par value and 600,000 shares of non-voting common stock, $.01 par value. At May 13, 1996, there were 64,953,205 shares of Medaphis Common Stock issued and outstanding and no shares of non-voting common stock were issued or outstanding. All shares of Medaphis Common Stock outstanding as of the date hereof are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights. The shares of Medaphis Common Stock to be issued in the Merger will be validly issued, fully paid, nonassessable and free of pre-emptive rights. The shares of Medaphis Common Stock issuable upon exercise of the Non-Qualified Options (and, to the extent Non-Qualified Options were not issued in substitution therefor, the Options) have been duly authorized and, when issued against payment therefor, will be validly issued, fully paid for and nonassessable and free of pre-emptive rights. Except as set forth in this Section 4.4, there are no shares of capital stock of Medaphis outstanding, and there are no subscriptions, options, convertible securities, calls, puts, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating Medaphis or any of its subsidiaries to purchase, redeem, issue, transfer, deliver or sell, or cause to be purchased, redeemed, issued, transferred, delivered or sold, additional shares of the capital stock or other securities of Medaphis or obligating Medaphis or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

     Section 4.5. Capital Stock of Medaphis Subsidiaries. The Medaphis Disclosure Letter sets forth a true and complete list of all corporations, partnerships and other entities in which Medaphis owns an equity interest (such corporations, partnerships and other entities being hereinafter referred to as the "Medaphis Subsidiaries"), the jurisdiction in which each Medaphis Subsidiary is incorporated or organized, and all shares of capital stock or other ownership interests authorized, issued and outstanding of each Medaphis Subsidiary. The outstanding shares of capital stock or other equity interests of each Medaphis Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. All shares of capital stock or other equity interests of each Medaphis Subsidiary owned by Medaphis or any of its subsidiaries are set forth in the Medaphis Disclosure Letter and are owned by Medaphis, either directly or indirectly, free and clear of all liens, encumbrances, equities or claims.


     Section 4.6. Medaphis Commission Reports. Medaphis has made available to HDS (i) Medaphis's Annual Report on Form 10-K for the year ended December 31, 1995, including all exhibits and items incorporated by reference, (ii) Medaphis's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, including all exhibits and items incorporated by reference, (iii) the proxy statement relating to Medaphis's Annual Meeting of Stockholders held on May 1, 1996 and (iv) all Current Reports on Form 8-K filed by Medaphis with the Commission since March 31, 1996, including all exhibits and items incorporated by reference (items (i) through (iv) in this sentence being referred to collectively as the "Medaphis Commission Reports"). As of their respective dates, the Medaphis Commission Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1994, Medaphis has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations promulgated under such acts, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations promulgated under such acts.

     Section 4.7. Financial Statements. Medaphis has delivered to HDS (i) the audited consolidated balance sheets of Medaphis and its subsidiaries as of December 31, 1995 and its audited consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, examined by and accompanied by the report of Deloitte & Touche, independent public accountants; and (ii) the unaudited consolidated balance sheet of Medaphis and its subsidiaries as of March 31, 1996, (the "Medaphis Balance Sheet") and its unaudited consolidated statements of operations, stockholders' equity and cash flows for the three-month period then ended (all of the financial statements referred to in this Section 4.7 are collectively referred to as the "Medaphis Financial Statements"). The Medaphis Financial Statements have been prepared from, and are in accordance with, the books and records of Medaphis and its consolidated subsidiaries and, as applicable, present fairly the consolidated financial position, consolidated results of operations, changes in stockholders' equity and consolidated cash flows of Medaphis and its consolidated subsidiaries as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied. The Medaphis Disclosure Letter sets forth a true and complete list of all loss contingencies (within the meaning of Statement of Financial Accounting Standards No. 5) of Medaphis existing as of December 31, 1995, exceeding $250,000 in the case of any single loss contingency or $1,000,000 in the case of all loss contingencies.

     Section 4.8. Absence of Certain Changes. (a) Since December 31, 1995, there has not been (i) any change in the assets, liabilities, results of operations, financial condition or business of Medaphis and its subsidiaries taken as a whole that has resulted in a Medaphis Material Adverse Effect, (ii) any damage, destruction, loss or casualty to property or assets of Medaphis or any of its subsidiaries, whether or not covered by insurance, which property or assets are material to the operations or business of Medaphis and its subsidiaries taken as a whole, (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of Medaphis or any redemption or other acquisition by Medaphis of any of the capital stock of Medaphis or any of its subsidiaries (except for the acquisition of Medaphis Common Stock in payment of the purchase price and related taxes upon the exercise of stock options) or any split, combination or reclassification of shares of capital stock declared or made by Medaphis, or (iv) any agreement to do any of the foregoing.


     (b) Since December 31, 1995, there have not been (i) any extraordinary losses suffered which, in the aggregate, have had a Medaphis Material Adverse Effect, (ii) any material assets mortgaged, pledged or made subject to any lien, charge or other encumbrance, (iii) any material liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any material claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in the Medaphis Financial Statements or incurred in the ordinary course of business and consistent with past practice, (v) any material guaranteed checks, notes or accounts receivable written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice, (vi) any write down (under SFAS No. 121 or otherwise) of the value of any material asset or investment on Medaphis's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (vii) any cancellation of any material debts or waiver of any material claims or rights of substantial value, or sale, transfer or other disposition of any properties or assets (real, personal or mixed, tangible or intangible) of substantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice and which in any event do not exceed $250,000 in the aggregate, (viii) any single capital expenditure or commitment in excess of $1,000,000 for additions to property or equipment, or aggregate capital expenditures and commitments in excess of $30,000,000 (on a consolidated basis) for additions to property or equipment, (ix) any transactions entered into other than in the ordinary course of business, (x) any agreements to do any of the foregoing, or (xi) any other events, developments or conditions of any character that have had or are reasonably likely to have a Medaphis Material Adverse Effect other than events affecting businesses similar to Medaphis and its subsidiaries generally.

     Section 4.9. Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending, or, to the knowledge of the Medaphis Executives, threatened against, relating to or involving Medaphis or any of its subsidiaries (or any of their officers or directors) before any court, arbitrator or administrative or governmental body, which, if finally determined adversely, are reasonably likely, individually or in the aggregate, to have a Medaphis Material Adverse Effect. All pending suits, actions, claims, proceedings or investigations relating to or involving Medaphis or any of its subsidiaries (or any of their officers or directors) before any court, arbitrator or administrative or governmental body are adequately provided for in the Medaphis Balance Sheet if and to the extent such a provision is required by generally accepted accounting principles. Neither Medaphis nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, and, to the knowledge of the Medaphis Executives, neither Medaphis nor any of its subsidiaries is subject to any governmental restriction applicable to Medaphis or any such subsidiary, which is reasonably likely (i) to have a Medaphis Material Adverse Effect or (ii) to cause a material limitation on Medaphis's and its subsidiaries' ability to operate the business of Medaphis and its subsidiaries after the Closing.


     Section 4.10. Compliance with Law. Each of Medaphis and its subsidiaries has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and each of Medaphis and its subsidiaries has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state, or municipality or any subdivision of any thereof to which its business or its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a Medaphis Material Adverse Effect.

     Section 4.11. Proxy Statement and Registration Statement. The information with respect to Medaphis and its subsidiaries and each of their respective officers, directors and affiliates in the Proxy Statement or in the Registration Statement, will not, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of HDS or on the date of the stockholders' meeting referred to in Section 5.5, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Proxy Statement will comply as to form with the applicable provisions of the Securities Act and the Exchange Act.

     Section 4.12. Tax Returns; Taxes. Each of Medaphis and its subsidiaries has duly filed all federal, state, local and foreign tax returns required to be filed by it and has duly paid or made adequate provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessment which is due and payable with respect to taxes in such jurisdictions, whether or not in connection with such returns. The liability for taxes reflected on the Medaphis Balance Sheet is sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended December 31, 1995 and for all years and periods ended prior to December 31, 1995 or are attributable to differences in the time for recognition of income, deductions and other items for financial reporting and tax purposes. All deficiencies asserted as a result of any examinations by the Internal Revenue Service or any other taxing authority have been paid and fully settled. There are no pending claims asserted for taxes of Medaphis or any of its subsidiaries or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Medaphis or any of its subsidiaries for any period. Medaphis and each of its subsidiaries have made all estimated income tax deposits and all other required tax payments or deposits and have complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local and other laws.

     Section 4.13. Billing and Collection Practices. (a) The current practices and procedures of Medaphis and its subsidiaries with respect to (i) billing on behalf of clients, (ii) receiving and processing Medicare and Medicaid payments due to clients, (iii) holding and transfer of such payments and (iv) method of determining and collecting the fees received by Medaphis and its subsidiaries for services provided by providers and physicians participating in the Medicare or Medicaid programs are not in violation of the restriction on assignment as set forth in 42 U.S.C. sec. 1395g(c), 42 U.S.C. sec. 1395u(b)(6) and 42 U.S.C. sec. 1396(a)(32), and
the regulations promulgated thereunder, or similar provisions of any state Medicaid program, except for such violations which in the aggregate would not have a Medaphis Material Adverse Effect.

     (b) Neither Medaphis nor any of its subsidiaries is engaged in any activity, whether alone or in concert with one of its clients, which would constitute a violation of any federal laws or the law of any state (including but not limited to (i) federal antifraud and abuse or similar laws pertaining to the Medicare, Medicaid, or any other federal health or insurance program; (ii) state law pertaining to Medicaid or any other state health or insurance program;
(iii) state or federal laws pertaining to billings to insurance companies, health maintenance organizations, and other managed care plans or to insurance fraud; and (iv) Federal and state laws relating to collection agencies and the performance of collection services) prohibiting fraudulent or abusive or unlawful practices connected in any way with the provision of health care services, the billing for such services provided to a beneficiary of any state, federal or private health or insurance program or credit collection services, except for such violations which in the aggregate would not have a Medaphis Material Adverse Effect. Without limiting the generality of the foregoing, neither Medaphis nor any subsidiary has, directly or indirectly, paid, offered to pay or agreed to pay, or solicited or received, any fee, commission, sum of money, property or other remuneration to or from any person which the Medaphis Executives know or have reason to believe to have been illegal under (i) 42 U.S.C. sec. 1320a-7b(b) or (ii) any similar state law.

     (c) Medaphis and its subsidiaries are in compliance in all material respects with the applicable trust accounting statutes, rules and regulations of the various states and each has sufficient funds deposited in such trust accounts to cover all trust liabilities to clients of Medaphis and its subsidiaries.

     Section 4.14. Medaphis Employee Benefit Plans. Except as to matters of which HDS is aware,

          (a) Definition of Benefit Plans. For purposes of this Section 4.14, the term "Medaphis Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which Medaphis or a Medaphis ERISA Affiliate currently provides, or with respect to any multi-employer plans (as defined in ERISA Section 4001(a)(3)) and pension benefit plans (as defined in ERISA Section 3(3)) subject to Code
     Section 412, at any time provided, benefits or compensation to or on behalf of employees or former employees of Medaphis or a Medaphis ERISA Affiliate, whether formal or informal, whether or not written, including but not limited to the following:

             (1) Arrangements -- any bonus, incentive compensation, stock option, deferred compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust;

             (2) ERISA Plans -- any "employee benefit plan" (as defined in
        Section 3(3) of ERISA, including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

             (3) Other Employee Fringe Benefits -- any stock purchase, vacation, scholarship, day care, prepaid legal services, dependent care or other fringe benefit plans, programs, arrangements, contracts or practices.

          (b) Medaphis ERISA Affiliate. For purposes of this Section 4.14, the term "Medaphis ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Medaphis is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          (c) Identification of Benefit Plans. Except for Medaphis Benefit Plans which have been terminated and with respect to which neither Medaphis nor any Medaphis ERISA Affiliate has any financial, administrative or other liability, obligation or responsibility, Medaphis does not maintain, nor has at any time established or maintained, nor has at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any Medaphis Benefit Plan.

          (d) MEPPA Liability/Post-Retirement Medical Benefits. Neither Medaphis nor any Medaphis ERISA Affiliate maintains, nor has at any time established or maintained, nor has at any time been obligated to make, or made, contributions to or under any multi-employer plan. Medaphis does not maintain, nor has at any time established or maintained, nor has at any time been obligated to make, or made, contributions to or under (i) any plan which provides post-retirement medical or health benefits with respect to employees of Medaphis; (ii) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code; (iii) any defined benefit pension plan or money purchase pension plan subject to Title IV of ERISA; or (iv) any plan which provides retirement benefits in excess of the limitations in Sections 401(a)(17), 401(k), 401(m), 402(g) or 415 of the Code. There is no lien upon any property of Medaphis or any Medaphis ERISA Affiliate outstanding pursuant to Section 412(n) of the Code in favor of any Medaphis Benefit Plan. No assets of Medaphis or any Medaphis ERISA Affiliate have been provided as security for any Medaphis Benefit Plan pursuant to Section 401(a)(29) of the Code.

          (e) Qualified Status. Each Medaphis Benefit Plan that is funded through a trust or insurance contract has at all times satisfied in all material respects, by its terms and in its operation, all applicable requirements for an exemption from federal income taxation under Section 501(a) of the Code. Except for the plans identified as Qualified Plans in the Medaphis Disclosure Letter (the "Medaphis Qualified Plans"), no Medaphis Benefit Plan meets or was intended to meet the requirements of
     Section 401(a) of the Code. Any determination letter issued by the IRS to the effect that any of the Medaphis Qualified Plans qualifies under Section 401(a) of the Code and that the related trust is exempt from taxation under
     Section 501(a) of the Code remains in effect and has not been revoked. Each of the Medaphis Qualified Plans currently complies in form in all material respects with the requirements under Section 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. Each of the Medaphis Qualified Plans has been administered according to its terms (except for those terms which are inconsistent with the changes in operations of a Medaphis Qualified Plan required by statutes, regulations and rulings for which changes in plan terms are not yet required to be made, in which case such Medaphis Qualified Plan has been operated in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Section 401(a) of the Code. Each of the Medaphis Qualified Plans has been tested for compliance with, and in all material respects has satisfied the requirements of, Sections 401(k)(3) and 401(m)(2) of the Code for each plan year ending prior to the Effective Time.

          (f) Legal Actions. There are no actions, audits, suits or claims known to Medaphis which are pending or, to the knowledge of the Medaphis Executives, threatened against any Medaphis Benefit Plan, any fiduciary of any Medaphis Benefit Plans with respect to the Medaphis Benefit Plans or against the assets of any of the Medaphis Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.

          (g) Funding. Medaphis and each Medaphis ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each Medaphis Benefit Plan and applicable law or required to be paid as expenses under such Medaphis Benefit Plan, and no excise taxes in an aggregate amount in excess of $50,000 are assessable as a result of any nondeductible or other contributions made or not made to a Medaphis Benefit Plan.

          (h) Liabilities. Neither Medaphis nor any Medaphis ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any person whomsoever as a result of Medaphis' or any Medaphis ERISA Affiliate's engaging in a prohibited transaction under ERISA or the Code, and Medaphis has no knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result of a breach of fiduciary duty under ERISA.

     Section 4.15. Labor Relations. Each of Medaphis and its subsidiaries is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. Except as would not result in a Medaphis Material Adverse Effect, there is no unlawful employment practice discrimination charge involving Medaphis or any of its subsidiaries pending before the EEOC, EEOC recognized state "referral agency" or any other governmental agency. There is no unfair labor practice charge or complaint against Medaphis or any of its subsidiaries pending before the NLRB. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Medaphis Executives, threatened against or involving or affecting Medaphis or any of its subsidiaries and no NLRB representation question exists respecting any of their respective employees. To the knowledge of the Medaphis Executives, no grievance or arbitration proceeding is pending against Medaphis or any of its subsidiaries and no written claim for such a proceeding exists. There is no collective bargaining agreement that is binding on Medaphis or any of its subsidiaries.

     Section 4.16. Medaphis Computer Software and Hardware. (a) The software owned by Medaphis and its subsidiaries for license to or use in connection with the business of Medaphis and its subsidiaries (the "Medaphis Proprietary Software") consists of: (i) source and object code embodied in magnetic media; and (ii) all development and procedural tools necessary to maintain the Medaphis Proprietary Software, including licenses to use compilers, assemblers, libraries and other aids. To the knowledge of the Medaphis Executives, Medaphis and its subsidiaries employ individuals who are familiar with the business of Medaphis and its subsidiaries and who are qualified to maintain the Medaphis Proprietary Software and the related computer hardware used by Medaphis and its subsidiaries in their operations (the "Medaphis Hardware").

     (b) Medaphis and its subsidiaries have all right, title and interest in and to all patent, trade secret and copyright rights in the Medaphis Proprietary Software. Medaphis and its subsidiaries have developed the Medaphis Proprietary Software entirely through their own efforts for their own accounts and the Medaphis Proprietary Software is free and clear of all liens, claims and encumbrances, except for liens, claims and encumbrances involving an aggregate of not more than $100,000. The use of the software (other than the Medaphis Proprietary Software) used by Medaphis and its subsidiaries in connection with the business of Medaphis and its subsidiaries (the "Medaphis Licensed Software" and together with the Medaphis Proprietary Software, the "Medaphis Software") and the use and distribution of the Medaphis Proprietary Software does not breach any terms of any contract between Medaphis or any of its subsidiaries and any third party, except for breaches of such contracts involving not more than $100,000 in the aggregate. To the knowledge of the Medaphis Executives, Medaphis and its subsidiaries has been granted under the license agreements relating to the Medaphis Licensed Software (the "Medaphis License Agreements") valid and subsisting license rights with respect to all software comprising the Medaphis Licensed Software. Medaphis is in compliance in all respects with each of the material terms and conditions of each of the Medaphis License Agreements. In the case of any commercially available "shrink-wrap" software programs (such as Lotus 1-2-3), Medaphis and its subsidiaries have not made and are not using any unauthorized copies of any such software programs and, to the knowledge of the Medaphis Executives, none of the employees, agents or representatives of Medaphis or any of its subsidiaries have made or are using any such unauthorized copies.

     (c) Except for infringements that involve in the aggregate not more than $500,000 or that do not or would not have a Medaphis Material Adverse Effect, the Medaphis Proprietary Software and, to the knowledge of the Medaphis Executives, the Medaphis Licensed Software does not infringe any United States patent, copyright, or trade secret or any other intellectual property right of any third party. The source code for the Medaphis Proprietary Software has been maintained in confidence.

     (d) Neither Medaphis nor any of its subsidiaries has granted rights in the Medaphis Software to any third party.


     (e) To the knowledge of the Medaphis Executives, the Medaphis Software and the Medaphis Hardware are adequate in all material respects with the other assets of Medaphis to run the business of Medaphis and its subsidiaries in substantially the same manner as such business has operated since December 31, 1994. The Medaphis Disclosure Letter contains a summary description of any problems experienced by Medaphis and its subsidiaries in the past twelve months with respect to the Medaphis Software or Medaphis Hardware and the provision of services to Medaphis's and its subsidiaries' clients which have arisen outside the ordinary course of business and resulted, or reasonably could be expected to result, in any disruption of the provision of services by Medaphis and its subsidiaries to such clients.

     Section 4.17. Title to Properties and Related Matters. Each of Medaphis and its subsidiaries has good and valid title to or valid leasehold interest in its properties reflected in the Medaphis Balance Sheet or acquired after the date thereof (other than property sold or otherwise disposed of in the ordinary course of business), and all of such properties are held free and clear of all title defects, liens, encumbrances and restrictions, except, with respect to all such properties, (a) mortgages and liens securing debt reflected as liabilities on the Medaphis Balance Sheet and (b)(i) liens for current taxes and assessments not in default, (ii) mechanics', carriers', workmen's, materialmen's, repairmen's, statutory or common law liens either not delinquent or being contested in good faith, and (iii) liens, mortgages, encumbrances, covenants, rights of way, building or use restrictions, easements, exceptions, variances, reservations and other similar matters or limitations of any kind, if any, which either individually or in the aggregate do not have a material adverse effect on the use of the property affected by Medaphis or its subsidiaries, as applicable. Notwithstanding the preceding sentence, Medaphis and its subsidiaries make no representation or warranty in this Section 4.17 or otherwise regarding the validity of lessor's title to any such properties in which Medaphis or its subsidiaries have only a leasehold interest as lessee.

     Section 4.18. Environmental Matters. There has been no release of a hazardous substance, as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. sec. 9601(14), by Medaphis or any of its subsidiaries into the environment at any property owned, leased or used by Medaphis or any of its subsidiaries (the "Medaphis Premises") including, without limitation, any release in the soil or ground water underlying such Medaphis Premises, and, to the actual knowledge of the Medaphis Executives, there has been no such release by any other party at any of the Medaphis Premises. Neither Medaphis nor any of its subsidiaries has received notice of any violation of any environmental statute or regulation, nor has any such corporation been advised of any claim or liability pursuant to any environmental statute or regulation brought by any domestic or foreign governmental agency or private party, except such violations, claims and liabilities which in the aggregate would not have a Medaphis Material Adverse Effect.

     Section 4.19. Brokers, Finders and Investment Bankers. Neither Medaphis nor any subsidiary of Medaphis, or any of their respective officers, directors or employees, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.

     Section 4.20. Disclosure. No representation, warranty or covenant made by Medaphis in this Agreement, the Medaphis Disclosure Letter or the Exhibits hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE 5.

                        CERTAIN COVENANTS AND AGREEMENTS

     Section 5.1. Conduct of Business by HDS. From the date of this Agreement to the Effective Time or the termination of this Agreement, HDS will and will cause Subsidiary to, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the HDS Disclosure Letter or consented to in writing by Medaphis:

          (a) Carry on its businesses in the ordinary course in substantially the same manner as previously conducted and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment except those in the ordinary course of business and not otherwise prohibited under this Section 5.1, subject to the provisions of the proviso to the first sentence of Section 5.8;

          (b) Neither change nor amend its Certificate of Incorporation or Bylaws;

          (c) Not issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of HDS or

     Subsidiary or rights or obligations convertible into or exchangeable for any shares of the capital stock of HDS or Subsidiary and not make any changes (by split-up, stock dividend, combination, reorganization or otherwise) in the capital structure of HDS or Subsidiary; except that HDS shall be permitted to issue shares of HDS Common Stock upon exercise of Options outstanding on the date of this Agreement that are exercised in accordance with their terms as the same exist on the date of this Agreement;

          (d) Not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of HDS and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of HDS or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of HDS or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

          (e) Not acquire or enter into an agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

          (f) Use its reasonable efforts to preserve intact the corporate existence, goodwill and business organization of HDS and Subsidiary, to keep the officers and employees of HDS and Subsidiary available to Medaphis and to preserve the relationships of HDS and Subsidiary with customers, suppliers and others having business relations with HDS or Subsidiary;

          (g) Not (i) create, incur or assume any short-term debt for borrowed money, except in the ordinary course of business under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice, (iii) make any loans or advances to any other person, except in the ordinary course of business and consistent with past practice, (iv) make any capital contributions to, or investments in, any person, except in the ordinary course of business and consistent with past practices with respect to investments, or (v) make any capital expenditure that would cause all capital expenditures since December 31, 1995, to exceed $500,000;

          (h) Not enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors or grant any increase in the compensation of officers, directors or employees, whether now or in the future payable, including any increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment, other than raises or bonuses granted in the ordinary course of business or pursuant to written agreements in existence on the date of this Agreement;


          (i) Perform in all material respects all of its obligations under all HDS Client Contracts (except those being contested in good faith), and not amend any existing contract of HDS in a way that would result in the loss to HDS of a material benefit thereunder;



          (j) Use its reasonable efforts to maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that now maintained by HDS;


          (k) Use its reasonable efforts to continue to collect its accounts receivable and pay its accounts payable in the ordinary course of business and consistent with past practices;

          (l) Prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Medaphis, at its request, to review all such returns, reports, filings and amendments at HDS's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns;

          (m) Obtain on or prior to the Closing Date, Noncompetition and Nonsolicitation Agreements (in the form of Exhibit 5.1(m)(A)) with the stockholders specified in the HDS Disclosure Letter (the "Specified Stockholders") and Employment Agreements (in the form of Exhibit 5.1(m)(B)) with the employees of HDS specified in the HDS Disclosure Letter (the "Specified Employees"); and

          (n) Not take any action the effect of which would be to cause the Merger to be treated as a taxable transaction.

     In connection with the continued operation of the business of HDS and Subsidiary between the date of this Agreement and the Effective Time, HDS shall confer in good faith on a regular and frequent basis with one or more representatives of Medaphis designated in writing to report operational matters of materiality and the general status of ongoing operations. HDS acknowledges that Medaphis does not and will not waive any rights it may have under this Agreement as a result of such consultations.

     Section 5.2. Conduct of Business by Medaphis. From the date of this Agreement to the Effective Time, Medaphis will, and will cause each of its subsidiaries to, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the Medaphis Disclosure Letter or consented to in writing by HDS:

          (a) Carry on its businesses in the ordinary course in substantially the same manner as previously conducted;

          (b) Neither change nor amend its Articles or Certificate of Incorporation or Bylaws;

          (c) Other than pursuant to the exercise of employee stock options outstanding on the date of this Agreement, not issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of Medaphis or any of its subsidiaries or rights or obligations convertible into or exchangeable for any shares of the capital stock of Medaphis or any of its subsidiaries and not alter the terms of any presently outstanding options or make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of Medaphis or any of its subsidiaries; provided, however, that Medaphis shall have the right to issue capital stock or securities convertible into capital stock in transactions approved by the Board of Directors of Medaphis;

          (d) Not take any action the effect of which would be to cause the Merger to be treated as a taxable transaction; and

          (e) Use its reasonable efforts to preserve intact the corporate existence, goodwill and business organization of Medaphis and to preserve the relationships of Medaphis with customers, suppliers and others having business relations with Medaphis.


     Section 5.3. Inspection and Access to Information. (a) Between the date of this Agreement and the Effective Time, each party to this Agreement will provide each other party and its accountants, counsel and other authorized representatives full access, during reasonable business hours and under reasonable circumstances, to any and all of its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause their respective officers to furnish to the other party and its authorized representatives any and all financial, technical and operating data and other information pertaining to its business, as each other party shall from time to time reasonably request. HDS further acknowledges and agrees that, during the period beginning on the date of this Agreement and ending on June 20, 1996, Medaphis will be continuing its financial, legal and business due diligence review of HDS and Subsidiary as provided pursuant to this Section 5.3(a) (the "Medaphis Due Diligence Review"). In the event that any HDS Detrimental Information (as defined in Section 6.2(l)) shall become known to the Medaphis Executives during the Medaphis Due Diligence Review, Medaphis agrees to provide HDS with a brief written description of such information within five business days of the date of the obtaining of such knowledge, but in any event, Medaphis will notify HDS of such information and the failure of the condition set forth in Section 6.2(l) no later than the close of business on June 20, 1996.


     (b) All non-public information obtained by Medaphis or HDS or any of their representatives pursuant to this Agreement or in connection with the matters contemplated by this Agreement concerning the business, operations or affairs of the other will be kept confidential and will not be used for any purpose other than the consummation of the transactions contemplated by this Agreement, or be disclosed to any other person or entity, except for disclosure to its employees, agents and representatives who have a need to know the same, who have been advised of the confidential nature of such information and who agree to abide by the terms of this Section 5.3(b) and except for such disclosure as may be required by applicable law, court order or governmental agency request. If this Agreement is terminated, any non-public information furnished by any party to any other party to this Agreement will be promptly returned.

     Section 5.4. Registration Statement. (a) Medaphis shall prepare and file with the Commission as soon as is reasonably practicable the Registration Statement and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable. Medaphis also shall take any action required to be taken under state blue sky or securities laws in connection with the issuance of the Medaphis Common Stock pursuant to the Merger. Medaphis and HDS will furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders or shareholders and such other matters as may be necessary or advisable for the Registration Statement, the Proxy Statement, filings under the Blue Sky laws, and any other statement or application made by or on behalf of Medaphis or HDS to any governmental body in connection with the Merger and the other transactions contemplated by this Agreement.

     (b) Medaphis will indemnify and hold harmless each of HDS's directors, officers and other persons, if any, who control HDS (within the meaning of the Securities Act) from and against any losses, claims, damages, liabilities or judgments, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages, liabilities, or judgments (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or Registration Statement, or in any amendment or supplement thereto, or in any state application for qualification, permit, exemption or registration, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Medaphis shall not be liable, in any such case, to the extent that any such loss, claim, damage, liability, or judgment (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Proxy Statement or Registration Statement, or in any such amendment or supplement thereto, or in any such state application, or in any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Medaphis by or on behalf of HDS, or any officer, director or affiliate of HDS, for use therein.

     Section 5.5. HDS Stockholder Matters. HDS shall call a meeting of its stockholders to be held as soon as practicable after the date of this Agreement for the purpose of voting upon matters relating to this Agreement and the transactions contemplated by this Agreement. HDS will use its reasonable efforts to hold its stockholders' meeting as promptly as practicable and will, through its Board of Directors, recommend (subject to the provisions of the proviso to the first sentence of Section 5.8) to its stockholders approval of this Agreement and the transactions contemplated by this Agreement.

     Section 5.6. The Nasdaq National Market Additional Shares
Notification. Medaphis will file an additional shares notification with The Nasdaq National Market to approve for listing, subject to official notice of its issuance, the shares of Medaphis Common Stock to be issued in connection with the Merger and upon the exercise of the Non-Qualified Options (and, to the extent Non-Qualified Options were not issued in substitution therefor, the Options). Medaphis shall exercise reasonable good faith efforts to cause the shares of Medaphis Common Stock to be issued in the Merger to be approved for listing on The Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

     Section 5.7. HDS Affiliates. (a) HDS shall deliver to Medaphis a letter identifying all persons who are, at the time the Merger is submitted to a vote to the shareholders of HDS, "affiliates" of HDS for purposes of Rule 145 under the Securities Act. HDS shall cause each person who is identified as an "affiliate" in such letter to deliver to Medaphis on or prior to the Effective Time a written statement, in form satisfactory to Medaphis and HDS, that such person will not offer to sell, transfer or otherwise dispose of any of the shares of Medaphis Common Stock issued to such person pursuant to the Merger, except (i) in accordance with the applicable provisions of the Securities Act and the rules and regulations under the Securities Act and (ii) until such time as financial results covering at least thirty days of combined operations of Medaphis and HDS have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting

Policies; except that each affiliate shall be permitted to make sales to the extent permitted by applicable accounting rules and regulations promulgated by the Commission. Medaphis shall be entitled to place legends on any certificates of Medaphis Common Stock issued to such affiliates to restrict transfer of such shares as set forth above.

     (b) Medaphis shall take such action with respect to affiliates of Medaphis as is reasonably appropriate under applicable accounting rules and regulations promulgated by the Commission for the Merger to qualify as a "pooling of interests" for accounting purposes.

     Section 5.8. No Solicitation; Acquisition Proposals. From the date of this Agreement until the Effective Time or until this Agreement is terminated as provided in Article 8, HDS will not directly or indirectly (i) solicit or initiate (including by way of furnishing any information) discussions with or
(ii) enter into negotiations or agreements with, or furnish any information to, any corporation, partnership, person or other entity or group (other than Medaphis, an affiliate of Medaphis or their authorized representatives pursuant to Section 5.3) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (an "Acquisition Transaction") involving HDS; and HDS will instruct its officers, directors, advisors and other financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence; provided, however, that the actions prohibited by the foregoing clauses (i) and (ii) shall be subject to any action taken by the Board of Directors of HDS in the exercise of its good faith judgment as to its fiduciary duties to the stockholders of HDS, which judgment is based upon the advice of independent counsel that a failure of the Board of Directors to take such action would be likely to constitute a breach of its fiduciary duties to the stockholders of HDS. HDS will notify Medaphis promptly in writing if HDS becomes aware that any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated with HDS with respect to an Acquisition Transaction and will immediately after receipt provide to Medaphis a copy of any letter, proposal or other document in which any proposal for an Acquisition Transaction is made or expressed. HDS will immediately cease any existing activities, discussions or negotiations with any third parties which may have been conducted on or prior to the date hereof with respect to an Acquisition Transaction and shall direct and use reasonable efforts to cause its officers, advisors and representatives not to engage in any such activities, discussions or negotiations.

     Section 5.9. Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the parties hereto shall each use their reasonable, good faith efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated by this Agreement to be effected on or prior to June 30, 1996 in accordance with the terms of this Agreement and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

          (a) Subject to the provisions of Section 5.9(e), HDS and Medaphis shall promptly make their respective filings and submissions and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to obtain any required approval of any other federal, state or local governmental agency or regulatory body with jurisdiction over the transactions contemplated by this Agreement.

          (b) Subject to the provisions of Section 5.9(e), if any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated by this Agreement or seeks damages in connection with this Agreement, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

          (c) Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of HDS or Medaphis, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or that will or may result in the failure to satisfy any of the conditions specified in Article 6 and (ii) any failure of HDS or Medaphis, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          (d) Without the prior written consent of Medaphis, HDS will not terminate any employee if such termination would result in the payment of any amounts pursuant to "change in control" provisions of any employment agreement or arrangement.

          (e) With respect to filings under the HSR Act, Medaphis will coordinate on behalf of all parties and, except as may be required by law, shall determine in its sole judgment and discretion the timing of and, except with respect to matters relating specifically to HDS, the substance of all communications and filings made by the parties with any governmental antitrust authority regarding the transactions contemplated by this Agreement, including without limitation:

             (i) the timing of the HSR filings by any party;

             (ii) the extent to which it may be necessary to resolve or settle any concerns on the part of any governmental antitrust authority regarding the legality under any antitrust law of the Merger by entering into negotiations, providing information, making proposals, entering into and performing agreements or submitting to judicial or administrative orders;

             (iii) contesting the entry in a judicial or administrative proceeding brought under any antitrust law by any governmental antitrust authority or any other party of any permanent or preliminary injunction or other order that would make consummation of the Merger unlawful or would prevent or delay it;


             (iv) if such an injunction or other order has been issued in such a proceeding, taking any and all steps, including, without limitation, appeal, or the posting of bond, necessary to vacate, modify or suspend such injunction or order so as to permit the consummation of the Merger on the schedule contemplated by this Agreement;


             (v) responding to and complying with any request for additional information by any governmental antitrust authority; and


             (vi) determining any other appropriate response or initiative to avoid or eliminate impediments under any antitrust law that may be asserted by any governmental antitrust authority or any other party to the consummation of the transactions contemplated by this Agreement.


     Section 5.10. Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies (except as otherwise provided by Section 5.9(e)), employees or the general public shall be mutually agreed upon in advance (unless Medaphis or HDS is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable rule of The Nasdaq National Market and then only after making a reasonable attempt to comply with the provisions of this Section 5.10).

     Section 5.11. Financial Statements and Commission Reports. Prior to the Effective Time, each party to this Agreement shall deliver to the other, as soon as available but in no event later than 45 days after the end of each fiscal quarter, a consolidated balance sheet as of the last day of such fiscal period and the consolidated statements of income, stockholders' equity and cash flows of such party and its subsidiaries for the fiscal period then ended prepared in accordance with generally accepted accounting principles with such exceptions as are noted on such financial statements, and in the case of Medaphis, in accordance with the requirements of Form 10-Q (or Form 10-K as the case may be) under the Exchange Act. Prior to the Effective Time, Medaphis shall deliver to HDS as soon as available a copy of each form, report and other document filed by

Medaphis with the Commission after the date of this Agreement and shall otherwise keep HDS apprised of any material developments with respect to the business or financial condition of Medaphis.

     Section 5.12. Supplements to Disclosure Letters. From time to time prior to the Effective Time, HDS and Medaphis will each promptly supplement or amend the respective disclosure letters which they have delivered pursuant to this Agreement with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such disclosure letter or which is necessary to correct any information in any such disclosure letter which has been rendered inaccurate by such matter. No supplement or amendment to any such disclosure letter shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 6.2(a) or 6.3(a).

     Section 5.13. Pooling of Interests Accounting. From and after the date of this Agreement and until the Effective Time, neither Medaphis nor HDS nor any of their respective subsidiaries or other affiliates shall knowingly take, or knowingly fail to take, any action (other than actions expressly contemplated by this Agreement) that would jeopardize the treatment of Medaphis' acquisition of HDS as a "pooling of interests" for accounting purposes. Following the Effective Time, Medaphis shall use its reasonable, best efforts to conduct the business of Medaphis in a manner that would not jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes.

     Section 5.14. Accountant's Review Report. HDS agrees to exercise reasonable efforts to cause Deloitte & Touche to deliver to Medaphis prior to the filing of the Registration Statement a limited review report covering any unaudited financial statements of HDS included in the Registration Statement in form and substance reasonably acceptable to Medaphis (the " Deloitte & Touche Review Report").

     Section 5.15. Special Indemnification by Medaphis. (a) Subsequent to the Closing, Medaphis shall to the fullest extent permitted under Delaware corporate law, indemnify and hold harmless each present and former director, officer, employee and agent of HDS (collectively, the "Special Indemnified Parties") against all losses, claims, damages, liabilities or judgments, joint or several, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee or agent of HDS before the Closing, whether asserted or claimed prior to, at or after the Closing Date, for a period of six years after the Closing Date, in each case to the fullest extent permitted under Delaware corporate law (and shall pay any expenses in advance of the final disposition of such action or proceeding to each Special Indemnified Party to the fullest extent permitted under Delaware corporate law, upon receipt from the Special Indemnified Party to whom expenses are advanced of an undertaking to repay such advances as required under Delaware corporate law). In the event of any such claim, action, suit, proceeding or investigation, Medaphis, at its expense, shall have the right to defend such claim, action, suit, proceeding or investigation, unless there is, as determined by counsel to Medaphis, a conflict or reasonable likelihood of a conflict such that the representation of one or more of the Special Indemnified Parties would be impermissible under applicable standards of professional conduct, in which case, or in the case that Medaphis elects not to defend such claim, action, suit, proceeding or investigation, Medaphis shall pay the reasonable fees and expenses of counsel selected by the Special Indemnified Parties, which counsel shall be reasonably satisfactory to Medaphis, promptly after statements therefor are received, and Medaphis shall cooperate in the defense of any such matter; provided, however, that, in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

     (b) For a period of six years after the Closing Date, Medaphis agrees that it will not take any action to amend the Certificate of Incorporation or Bylaws of the Surviving Corporation to limit the indemnification available to the Special Indemnified Parties as described by Section 5.15(a).

     (c) Medaphis shall maintain, or cause the Surviving Corporation to maintain, directors' and officers' liability insurance for acts or omissions occurring through the Closing Date with respect to the Special Indemnified Parties having terms at least as advantageous to the Special Indemnified Parties as the directors' and officers' liability insurance policies of HDS currently in place, for a period of three years after the Closing Date.

     (d) In the event Medaphis or any of its respective successors or assigns
(i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Medaphis shall assume the obligations set forth in this Section 5.15.


     Section 5.16. Employees. (a) HDS 401(k) Plan. Medaphis will maintain the HDS 401(k) Plan in effect for employees of HDS and each HDS ERISA Affiliate for a period commencing on the Closing Date and ending September 30, 1997. Medaphis shall allow employees of HDS and each HDS ERISA Affiliate to participate in the HDS 401(k) Plan under the terms in effect under the HDS 401(k) Plan as of the Closing Date except for any changes to such plan that are required by law. At the end of such period, Medaphis shall cause employees of HDS and each HDS ERISA Affiliate to be eligible to participate in either the Medaphis 401(k) Plan or other similar plan providing benefits at a level at least as generous as the Medaphis 401(k) Plan (the "Replacement Plan"). Medaphis covenants that the service of each employee of HDS and each HDS ERISA Affiliate prior to the Closing Date shall be credited as service under the Replacement Plan for all purposes (including, without limitation, eligibility and vesting) for those employees of HDS and each HDS ERISA Affiliate who were participants in any 401(k) plan maintained by HDS or an HDS ERISA Affiliate as of the Closing Date. In addition, to the extent that the Replacement Plan provides for a level of employer matching and other employer contributions (not including elective contributions and other employee contributions) which are less than that provided under the HDS 401(k) Plan prior to the Closing Date, each employee of HDS and each HDS ERISA Affiliate as of the Closing Date shall be entitled to a bonus as of the date of their eligibility under the Replacement Plan, such bonus to be paid on or before December 31, 1997, equal to 75% of the difference between (A) and (B), where (A) is the employer matching contribution made to the HDS 401(k) Plan for the employee for the plan year ending September 30, 1997 and
(B) is the employer matching and other employer contributions that would be made under the Replacement Plan if such employee contributed the same percentage of his or her compensation to the Replacement Plan during a plan year.



     (b) HDS Health Plan. For a period of two years after the Closing Date, in addition to any other Medaphis group health plan offered to all Medaphis employees (the "Successor Plans"), Medaphis shall provide all employees of HDS and each HDS ERISA Affiliate with the opportunity to elect coverage for themselves and their dependents under the health maintenance organization sponsored by Blue Cross, the dental program sponsored by Prudential and the vision care program sponsored by Blue Cross in which HDS participates as of the Closing Date. Any Successor Plan shall meet the following requirements: (i) service with HDS and each HDS ERISA Affiliate prior to the Closing Date shall be credited against all eligibility and waiting period requirements under the Successor Plans for those employees of HDS and each HDS ERISA Affiliate (and their eligible dependents) who were eligible for coverage from HDS or an HDS ERISA Affiliate as of the Closing Date; (ii) the Successor Plans shall not provide for any pre-existing condition exclusion for those employees of HDS and each HDS ERISA Affiliate (and their dependents) and all qualified beneficiaries (as defined in Section 4980B(g)(i) of the Code) entitled to continuation coverage under COBRA (the "Qualified Beneficiaries") who were entitled to coverage from HDS or an HDS ERISA Affiliate as of the Closing Date; and (iii) the deductibles in effect under the Successor Plans for the plan year in which the Closing Date occurs shall be reduced by any amounts applied toward the deductibles under the HDS Benefit Plans for the plan year in which the Closing Date occurs provided such individuals submit evidence to Medaphis sufficient to demonstrate the amount so applied against any applicable deductibles in effect under any HDS Benefit Plan.



     (c) Other Benefits. For a period of two years after the Closing Date, Medaphis will provide all employees of HDS and each HDS ERISA Affiliate with substantially similar benefits, other than those benefits described in Sections 5.16(a) and (b) above, as provided by HDS and each HDS ERISA Affiliate to such employees as of the Closing Date or will pay such employees the economic equivalent of such benefits; provided, however, that Medaphis shall not be required to maintain any insurance benefit programs to the extent that such programs are unavailable from an insurance carrier or are only available on commercially unreasonable terms.

     Section 5.17. Certain Other Benefits. After the Effective Time, Medaphis will grant to employees of HDS and Subsidiary certain other benefits in the manner and to the extent provided in the Medaphis Disclosure Letter.

                                   ARTICLE 6.

                                   CONDITIONS

     Section 6.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:


          (a) HDS Stockholder Approval. The Merger, this Agreement and the transactions contemplated by this Agreement shall have been approved at the meeting of HDS Stockholders duly called and held in accordance with the DGCL by the holders of not less than eighty-five percent of the outstanding shares of HDS Series F Stock having the right to vote on such matters and holders of a majority of the outstanding shares of HDS Capital Stock (voting together as a class) having the right to vote on such matters.


          (b) Injunction. At the Effective Time there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the Merger may not be consummated as provided in this Agreement, no proceeding or lawsuit shall have been commenced by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any such agency indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

          (c) Tax Opinion. HDS and Medaphis shall each have received a written opinion of King & Spalding concerning certain federal income tax consequences of the Merger, substantially in the form attached as Exhibit 6.1(c).

          (d) Registration Statement. The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or under the proxy rules of the Commission pursuant to the Exchange Act and with respect to the transactions contemplated by this Agreement, shall be pending before or threatened by the Commission. All applicable state securities laws shall have been complied with in connection with the issuance of Medaphis Common Stock to be issued pursuant to the Merger, and no stop order suspending the effectiveness of any qualification or registration of such Medaphis Common Stock under such state securities laws shall have been issued and pending or threatened by the authorities of any such state. The prospectus that comprises part of the Registration Statement shall have been mailed or sent to HDS Stockholders not less than twenty business days prior to the meeting described in Section 6.1(a), as the term "business days" is defined for purposes of Form S-4 under the Securities Act.

          (e) Pooling. HDS and Medaphis shall have been advised in writing, as of the Effective Time, by Deloitte & Touche that, in accordance with generally accepted accounting principles, the Merger qualifies to be treated as a "pooling of interests" for accounting purposes.

          (f) The Nasdaq National Market Additional Shares Notification. The Medaphis Common Stock to be issued pursuant to this Agreement shall have been approved for listing on The Nasdaq National Market, subject only to official notice of issuance by Medaphis.

          (g) HSR Act. The applicable waiting periods shall have expired or been terminated early under the HSR Act.

     Section 6.2. Conditions to Obligations of Medaphis. The obligation of Medaphis to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of HDS set forth in Article 3 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time.

          (b) Performance of Obligations of HDS. HDS shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement.


          (c) Opinion of HDS Counsel. Medaphis shall have received an opinion of Seyfarth, Shaw, Fairweather & Geraldson, dated the Closing Date, substantially in the form attached as Exhibit 6.2(c).


          (d) Authorization of Merger. All corporate action necessary by HDS to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken.

          (e) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filing of the Delaware Certificate of Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of Medaphis and HDS following the Effective Time.

          (f) Certificates. HDS shall have furnished Medaphis with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 6.2(a), (b) and (d).

          (g) Accountant's Review Report and Letter. Medaphis shall have received: (i) the Deloitte & Touche Review Report in accordance with
     Section 5.14; and (ii) a letter from Deloitte & Touche dated the effective date of the Registration Statement under the Securities Act, with respect to certain financial and statistical information concerning HDS included in the Registration Statement in form and substance customary in transactions of the nature of the Merger.

          (h) Material Contracts. Medaphis shall have received consents to assignment of all HDS Material Contracts or written waivers of the provisions of any HDS Material Contracts requiring the consents of third parties as set forth in the HDS Disclosure Letter.

          (i) Resignation Letters. Each of the directors of HDS shall have tendered to Medaphis resignation letters in form and substance reasonably acceptable to Medaphis on or prior to the Closing Date, such resignations to be effective immediately following the Closing Date.

          (j) Dissenters' Rights. Holders of less than 10% of the outstanding HDS Capital Stock shall have exercised appraisal rights pursuant to the DGCL.

          (k) Options. At least 70% of the holders of Options shall have executed and delivered to Medaphis an Option Assumption Agreement with respect to each Option held by such holder on the Closing Date.


          (l) Due Diligence. During the course of the Medaphis Due Diligence Review, Medaphis shall not have discovered any HDS Detrimental Information. The term "HDS Detrimental Information" means any information concerning the assets, liabilities, results of operations, financial condition or business of HDS or Subsidiary, that (i) would have an HDS Material Adverse Effect,
     (ii) although it existed on the date of execution of this Agreement, it was not previously delivered by, or on behalf of, HDS to Medaphis and was not specifically set forth in or contemplated by the HDS Disclosure Letter as delivered on the date of this Agreement, (iii) is specific to HDS or Subsidiary (as opposed to general information concerning the industry or industries in which HDS or Subsidiary operate or the economy generally) and
     (iv) does not relate to prospective agreements of HDS, or any projections or other similar forward-looking information relating to HDS.


     Section 6.3. Conditions to Obligations of HDS. The obligation of HDS to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Medaphis set forth in Article 4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time.

          (b) Performance of Obligations by Medaphis. Medaphis shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement.

          (c) Opinion of Medaphis Counsel. HDS shall have received an opinion, dated the Closing Date, of King & Spalding, counsel to Medaphis, substantially in the form of Exhibit 6.3(c).

          (d) Authorization of Merger. All corporate action necessary by Medaphis to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken.

          (e) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filing of the Delaware Certificate of Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of Medaphis and HDS following the Effective Time.

          (f) Certificates. Medaphis shall have furnished HDS with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 6.3(a), (b) and (d).

          (g) Accountant's Report. HDS shall have received a letter from Deloitte & Touche dated the effective date of the Registration Statement under the Securities Act, with respect to certain financial and statistical information concerning Medaphis and its subsidiaries included or incorporated by reference in the Registration Statement, in form and substance customary in transactions of the nature of the Merger.

          (h) Fairness Opinion. The Board of Directors of HDS shall have received a written opinion of Hambrecht & Quist, dated on or before the Closing Date, to the effect that the Merger is fair to HDS and its stockholders from a financial point of view.

                                   ARTICLE 7.

                                    CLOSING

     The consummation of the transactions contemplated by this Agreement is referred to as the "Closing." The "Closing Date" is the date on which the Closing occurs. The Closing shall occur as soon following the HDS Stockholders' meeting described in Section 5.5 as is reasonably practicable and in any event within three business days of the satisfaction or waiver of the other conditions set forth in Article 6; except that under no circumstance shall the Closing take place on or after August 15, 1996. The Closing shall take place at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia, or at such other place as HDS and Medaphis may agree.

                                   ARTICLE 8.

                                  TERMINATION

     Section 8.1. Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of HDS:

          (a) by mutual agreement of the Boards of Directors of HDS and Medaphis;

          (b) by HDS, if any one or more of the conditions set forth in Sections
     6.1 and 6.3 are not complied with or performed and such noncompliance or nonperformance has not been cured or eliminated (or by its nature cannot be cured or eliminated) by Medaphis on or before August 15, 1996;

          (c) by Medaphis, if any one or more of the conditions set forth in Sections 6.1 and 6.2 are not complied with or performed and such noncompliance or nonperformance has not been cured or eliminated (or by its nature cannot be cured or eliminated) by HDS on or before August 15, 1996;

          (d) if, after the meeting of the HDS Stockholders contemplated by
     Section 5.5 has been held (after giving effect to any adjournments), the condition set forth in Section 6.1(a) has not been fulfilled, by HDS or Medaphis; and

          (e) by HDS if the Average Closing Price is less than $37.


     Section 8.2. Specific Performance and Other Remedies. The parties each acknowledge that the rights of each party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character, and that, if any party violates or fails or refuses to perform any covenant or agreement made by it in this Agreement, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that if either party violates or fails or refuses to perform any covenant or agreement made by such party in this Agreement, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief. If HDS fails to perform any of the covenants contained in Section 5.1(m) or Section 5.7(a), Medaphis's sole remedy is to terminate this Agreement pursuant to Section 8.1(c), because the condition set forth in Section 6.2(b) has not been satisfied.


     Section 8.3. Effect of Termination. In the event of termination of this Agreement pursuant to this Article 8, this Agreement shall forthwith become void and there shall be no liability on the part of any party or its respective officers, directors or stockholders, except for obligations under Section 5.3(b), Section 5.10, Section 8.4, Section 9.13 and this Section, all of which shall survive the termination. Notwithstanding the foregoing, nothing contained in this Section 8.3 shall relieve any party from liability for any breach of any covenant or agreement in this Agreement.

     Section 8.4. Termination Fee. If (A)(i) Medaphis terminates this Agreement pursuant to Section 8.1(c) as the result of the failure to satisfy the closing condition in Section 6.1(a), (ii) HDS terminates this Agreement pursuant to
Section 8.1(b) as a result of the failure to satisfy the closing condition in
Section 6.1(a), (iii) Medaphis terminates this Agreement pursuant to Section 8.1(d), or (iv) HDS terminates this Agreement pursuant to Section 8.1(d); and
(B) on or prior to the date scheduled for the meeting of HDS Stockholders specified in Section 5.5, any corporation, partnership, limited liability company, other type of entity, group or person makes a proposal or offer concerning an Acquisition Transaction involving HDS; and (C) prior to the expiration of 182 days after the date of a termination of this Agreement of the type described in (A), HDS engages in negotiations with or enters into a letter of intent, agreement in principle or definitive agreement with any corporation, partnership, limited liability company, other type of entity, group or person (except for Medaphis or its authorized representatives) concerning an Acquisition Transaction; and (D) such Acquisition Transaction is consummated during or after such 182-day period, then HDS shall within five business days after such consummation pay Medaphis a fee of $7,500,000 to reimburse and compensate Medaphis for its expense, time and effort in connection with the transactions contemplated by this Agreement.


     Except as provided in the second sentence of Section 9.4, in the event of a payment pursuant to this Section 8.4, such payment shall be in full satisfaction of all obligations and liabilities of the paying party to the other, arising out of the termination of this Agreement.

                                   ARTICLE 9.

                            MISCELLANEOUS PROVISIONS

     Section 9.1. Notices. Each notice, communication and delivery under this Agreement must be made in writing signed by the party making the same, must specify the Section pursuant to which it is given or being made, and must be delivered personally or by telecopy transmission (provided that any notice sent by telecopy transmission must also be sent by registered or certified mail) or sent by registered or certified mail or by any express mail service (with postage and other fees prepaid) as follows:

          To Medaphis:


               Medaphis Corporation

               2700 Cumberland Parkway
               Suite 300
               Atlanta, Georgia 30339
               Attn.: William R. Spalding
               Telecopy No.: (770) 431-1667

          with a copy to:

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia 30303
               Attn: Robert W. Miller, Esq.
               Telecopy No.: (404) 572-5146

          To HDS:


               Health Data Sciences Corporation

               268 West Hospitality Lane #300
               San Bernardino, California 92408
               Attn: Ralph A. Korpman, M.D.
               Telecopy No.: (909) 885-0124

          with a copy to:

               Seyfarth, Shaw, Fairweather & Geraldson
               2029 Century Park East
               Los Angeles, California 90067-3063
               Attn: Edward J. Pierce
               Telecopy No.: (310) 201-5219

or to such other representative or at such other address of a party as such party may furnish to the other parties in writing.

     Section 9.2. Disclosure Letters and Exhibits. The HDS Disclosure Letter and the Medaphis Disclosure Letter and all Exhibits are incorporated into this Agreement and are made a part of this Agreement as if set out in full in this Agreement.


     Section 9.3. Assignment; Successors in Interest. No assignment or transfer by Medaphis, HDSSub or HDS of their respective rights and obligations under this Agreement prior to the Closing shall be made except with the prior written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties and their permitted successors and assigns, and any reference to a party shall also be a reference to a permitted successor or assign.



     Section 9.4. Representations and Warranties. The representations and warranties set forth in this Agreement shall not survive the Closing. Notwithstanding anything to the contrary set forth in this Section 9.4, this Section shall not limit or restrict HDS's or Medaphis's remedies against the other or any other person for fraud, willful misconduct, or bad faith. The covenants and agreements of each of Medaphis,

HDSSub and HDS set forth in this Agreement shall survive the Closing and shall remain in full force and effect until performed or satisfied by the applicable party responsible for the same in this Agreement.


     Section 9.5. Number; Gender. Whenever this Agreement so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

     Section 9.6. Captions. The titles, captions and table of contents contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Exhibits are references to Exhibits to this Agreement and the HDS Disclosure Letter and the Medaphis Disclosure Letter.

     Section 9.7. Controlling Law; Integration; Amendment. (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to Delaware's choice of law rules and the parties agree that any legal proceeding instituted with respect to this Agreement shall be brought in Delaware and the parties submit to personal jurisdiction therein and agree that venue properly lies in Delaware. This Agreement supersedes all negotiations, agreements and understandings among the parties with respect to the subject matter of this Agreement and constitutes the entire agreement among the parties.

     (b) This Agreement may not be amended, modified or supplemented except by written agreement of the parties.

     Section 9.8. HDS and Medaphis Knowledge. As used in this Agreement, the terms "the knowledge of the HDS Executives," "known to the HDS Executives" or words of similar import used in this Agreement with respect to HDS shall mean the actual knowledge of any HDS Executive, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand. The "HDS Executives" shall consist of Ralph A. Korpman, M.D., Mr. Peter Gladkin and Ms. Janice E. Ticich. As used in this Agreement, the terms "the knowledge of the Medaphis Executives," "known to the Medaphis Executives" or words of similar import used in this Agreement with respect to Medaphis shall mean the actual knowledge of any Medaphis Executive, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand. The "Medaphis Executives" shall consist of Messrs. Randolph G. Brown, Timothy J. Kilgallon, Michael R. Cote and William R. Spalding.

     Section 9.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

     Section 9.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

     Section 9.11. Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties, and their permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement, other than Section 5.4 and
Section 5.15 which provide for certain benefits to the persons described in such sections.

     Section 9.12. Waiver. At any time prior to the Effective Time, the parties, by or pursuant to action taken by their respective Boards of Directors, may, to the extent legally permitted: (i) extend the time for the performance of any of the obligations or other acts of any other party; (ii) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant to this Agreement; (iii) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained in this Agreement; and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

     Section 9.13. Fees and Expenses. Medaphis shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including, but not limited to, the fees, costs and expenses of its financial advisors, accountants and counsel. HDS shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, but such fees, costs and expenses shall not exceed in the aggregate the sum of the amounts of fees specified in the HDS Disclosure Letter and the reasonable fees, costs and expenses of the accountants and counsel for HDS.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the date first above written.

                                 MEDAPHIS CORPORATION


                                 By:  /s/  RANDOLPH G. BROWN
                                     -------------------------------------------

                                   Title:  Chairman, CEO and President
                                          --------------------------------------



                                 HDSSUB, INC.

                                 By:  /s/  RANDOLPH G. BROWN
                                     -------------------------------------------

                                   Title:  Chairman, CEO and President
                                          --------------------------------------



                                 HEALTH DATA SCIENCES CORPORATION


                                 By:  /s/  RALPH A. KORPMAN, M.D.
                                     -------------------------------------------

                                   Title:  Chairman and Chief Executive Officer
                                          --------------------------------------

                                    ANNEX B

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SEC.262. APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection (d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this Chapter shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this Section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, 263 or 264 of this Chapter;

          (1) provided, however, that no appraisal rights under this Section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this Chapter.

          (2) Notwithstanding the provisions of subsection (b)(1) of this Section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this Chapter to accept for such stock anything except (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof; (ii) shares of stock of any other corporation or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares or fractional depositary receipts described in the foregoing clauses (i) and (ii); or (iv) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing clauses (i), (ii) and (iii) of this subsection.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this Chapter is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this Section, including those set forth in subsections (d) and (e), shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this Section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this Section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this Chapter, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this Section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with the provisions of subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Registrar in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publications as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with the provisions of this Section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this Section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this Section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any other state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this Section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this Section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either written 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this Section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX C

HAMBRECHT & QUISTLLC



                                                           ONE BUSH STREET


                                                       SAN FRANCISCO, CA 94104


                                                            (415)576-3300



May 22, 1996


Confidential

The Board of Directors
Health Data Sciences Corporation
268 West Hospitality Lane
Suite 300
San Bernardino, California 92408

Gentlemen:


You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "Common Stock") and the outstanding shares of preferred stock (the "Preferred Stock") of Health Data Sciences Corporation ("HDS" or the "Company") of the consideration to be received by such shareholders in connection with the proposed merger of HDSSub Corporation ("HDSSub"), a wholly-owned subsidiary of Medaphis Corporation ("Medaphis"), with and into HDS (the "Proposed Transaction") pursuant to the Merger Agreement to be dated as of May 23, 1996, among Medaphis, HDSSub, and HDS (the "Agreement").



We understand that the terms of the Agreement provide, among other things, that Medaphis will issue .7912 of a share of Medaphis common stock for each of the outstanding shares of Common Stock and Preferred Stock, as more fully set forth in the Agreement. We also understand that the Agreement provides that each unexpired and unexercised option to purchase common stock of HDS outstanding immediately prior to the Effective Time (as defined in the Agreement) shall be assumed by Medaphis. For purposes of this opinion, we have assumed that the Proposed Transaction will qualify as a tax-free reorganization under the United States Internal Revenue Code for the shareholders of the Company and that the Proposed Transaction will be accounted for as a pooling of interests.


Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of HDS in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion. In addition, Hambrecht & Quist, together with its affiliates, owns approximately 0.5% of the outstanding HDS Common Stock (on an as-converted basis).

We are familiar with Medaphis and have provided investment banking and other financial advisory services to Medaphis in the past, and we have received fees for rendering these services. Specifically, we acted as financial advisor to Medaphis in 1995 in connection with its acquisition of Healthcare Recoveries, Inc. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of Medaphis and receives customary compensation in connection therewith, and also provides research coverage for Medaphis. In the ordinary course of business, Hambrecht & Quist actively trades in the equity securities of Medaphis for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to Medaphis.

In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

          (i) reviewed the publicly available consolidated financial statements of Medaphis for recent years and interim periods to date and certain other relevant financial and operating data of Medaphis made available to us from published sources and from the internal records of Medaphis;

          (ii) discussed with certain members of the management of Medaphis the business, financial condition and prospects of Medaphis;


          (iii) reviewed certain financial and operating information, including certain projections of Medaphis, relating to Medaphis and discussed such projections with certain members of the management of Medaphis;


          (iv) reviewed the consolidated financial statements of HDS for recent years and interim periods to date and certain other relevant financial and operating data of HDS made available to us from the internal records of HDS;

          (v) reviewed certain internal financial and operating information, including certain projections, relating to HDS prepared by the senior management of HDS;


          (vi) discussed the business, financial condition and prospects of HDS with certain members of its senior management;


          (vii) compared certain financial information of HDS and Medaphis with certain financial information and the recent reported common stock prices and trading activity of companies engaged in businesses we consider comparable to that of HDS and Medaphis;

          (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

          (ix) reviewed the Agreement and certain ancillary agreements; and

          (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning Medaphis or HDS considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not prepared any independent valuation or appraisal of any of the assets or liabilities of Medaphis or HDS, nor have we conducted a physical inspection of the properties and facilities of either company. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed they reflect the best currently available estimates and judgments of the expected future financial performance of Medaphis and HDS, respectively. For purposes of this opinion, we have assumed that neither Medaphis nor HDS is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Medaphis common stock will trade subsequent to the Effective Time (as defined in the Agreement). We were not requested to, and did not, solicit indications of interest from any other parties in connection with a possible acquisition of, or business combination with, HDS.


It is understood that his letter is for the information of the Board of Directors only and may not be used for any purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the

Prospectus/Proxy Statement to be sent to the stockholders of HDS in connection with the Proposed Transaction and any filing made by HDS or Medaphis with the Securities and Exchange Commission with respect to the Proposed Transaction. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.


Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the consideration to be received by the holders of the Common Stock and the holders of the Preferred Stock in the Proposed Transaction is fair to such holders from a financial point of view. We express no opinion, however, as to the adequacy of any consideration received in the Proposed Transaction by Medaphis or any of its affiliates.

Very truly yours,

HAMBRECHT & QUIST LLC

By     /s/ David G. Golden

    ----------------------------------

           David G. Golden
          Managing Director

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following summary is qualified in its entirety by reference to the complete text of the statute, Certificate of Incorporation, Bylaws and agreement referred to below.

     The Registrant's Bylaws provide that each person who was or is made a party to, is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity), will be indemnified and held harmless by the Registrant to the fullest extent permitted by the Delaware General Corporation Law as it currently exists or is later amended.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     The Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

     In addition, the Registrant and Randolph G. Brown are parties to an agreement pursuant to which the Registrant has agreed to indemnify and hold harmless Mr. Brown to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or to such greater extent as such law may hereafter be amended.

     The Registrant maintains directors and officers liability insurance coverage. Such policies have a deductible of $350,000, and an annual per occurrence and aggregate cap on coverage of $25 million.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

a. Exhibits


EXHIBIT                                           DESCRIPTION
- -------       -----------------------------------------------------------------------------------
   2.1    --  Merger agreement dated as of May 23, 1996, by and among Registrant, HDSSub, Inc.
              and HDS, Inc. (attached as Annex A to the Proxy Statement/Prospectus forming a part of the Registration Statement). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.
   2.2    --  Merger Agreement dated as of March 15, 1996, by and among Registrant, BSGSub, Inc.
              and BSG Corporation. (incorporated by reference to Exhibit 2.1 to the Registrant's
              Registration Statement on Form S-4; File No. 333-2506).
   2.3    --  Merger Agreement dated as of March 12, 1996, by and among Registrant, Rapid Systems
              Solutions, Inc. and RipSub, Inc. (incorporated by reference to Exhibit 2.19 to
              Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).
   2.4    --  Merger Agreement dated as of December 29, 1995, by and among Registrant, CarSub
              Inc., and Medical Management Sciences, Inc. (incorporated by reference to Exhibit
              2.1 to Registrant's Current Report on Form 8-K filed on January 19, 1996).
   2.5    --  Merger Agreement dated as of October 13, 1995 by and among Registrant, NukSub, Inc.
              and Consort Technologies, Inc. (incorporated by reference to Exhibit 2.1 to
              Registrant's Current Report on Form 8-K filed on December 5, 1995).
   2.6    --  Merger Agreement dated as of January 29, 1995 by and among Registrant, BullSub,
              Inc., AUTOMATION ATWORK, ATWORK AUSTRALIA, ATWORK CANADA CORP., ATWORK-EUROPE AND
              ATWORK, U.K. (incorporated by reference to Exhibit 2.1 to Registrant's Registration
              Statement on Form S-4, File No. 33-88910).
   4.0    --  Indenture by and between Registrant and Trust Company Bank, as Trustee, dated
              December 30, 1992 (incorporated by reference to Exhibit 4 to Registrant's Current
              Report on Form 8-K filed on January 11, 1993).
   4.1    --  Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to
              Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).
   4.2    --  Form of Option Certificate relating to Stock Option Plan (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-1, File No. 33-42216).
   4.3    --  Form of Option Certificate relating to Registrant's Executive Performance Plan
              (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-1,
              File No. 33-42216).
   4.4    --  Form of Option Certificate relating to Registrant's Stock Option Plan for Employees of Acquired Companies (incorporated by reference to Exhibit 4.4 to Registration
              Statement on Form S-3, File No. 33-71552).
   4.5    --  Form of Option Certificate relating to Registrant's Restricted Stock Plan
              (incorporated by reference to Exhibit 4.5 to Registrant's Annual Report on Form
              10-K for the year ended December 31, 1995).
   4.6    --  Form of Option Certificate relating to Registrant's Non-Employee Director Stock
              Option Plan (incorporated by reference to Exhibit 4.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

EXHIBIT                                           DESCRIPTION
- -------       -----------------------------------------------------------------------------------
   4.7    --  Registration Rights Agreement, dated November 15, 1989, among Registrant,
              Prudential Venture Partners II and Rhode Island Securities Corporation
              (incorporated by reference to Exhibit 4.13 to Registration Statement on Form S-1,
              File No. 33-42216).
   4.8    --  Amendment No. 1 to Registration Rights Agreement, dated as of December 1, 1989, among Registrant and the several persons named therein (incorporated by reference to Exhibit 4.14 to Registration Statement on Form S-1, File No. 33-42216).
   4.9    --  Amended and Restated Registration Rights Agreement, effective as of December 1,
              1989, among Registrant and the several persons named therein (incorporated by reference to Exhibit 4.15 to Registration Statement on Form S-1, File No.
              33-42216).
   4.10   --  Registration Rights Agreement, dated as of March 17, 1995, by and among Registrant,
              David Michael Warner and John P. Holton (incorporated by reference to Exhibit 4.10 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).
   4.11   --  Form of Common Stock Purchase Warrant issued to Frederica Morf and Ursula Nelson
              (incorporated by reference to Exhibit 4.19 to Registrant's Annual Report on Form
              10-K for the year ended December 31, 1994).
   4.12   --  Form of Warrant Agreement between AdvaCare and certain litigants, entered into in settlement of litigation, dated June 30, 1994 (incorporated by reference to Exhibit
              4.22 to Registrant's Annual Report on Form 10-K for the year ended December 31,
              1994).
   4.13   --  Form of Amendment to Warrant Agreement between AdvaCare and certain litigants, entered into in settlement of litigation, dated November 30, 1994 (incorporated by reference to Exhibit 4.23 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).
   4.14   --  Form of Warrant issued to certain litigants in settlement of litigation
              (incorporated by reference to Exhibit 4.24 to Registrant's Annual Report on Form
              10-K for the year ended December 31, 1994).
   4.15   --  Form of Registration Rights Agreement among Registrant, Bryan Dieter and The
              Decision Support Group, Inc. (incorporated by reference to Exhibit 4.26 to
              Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).
   4.16   --  Form of Registration Rights Agreement among Registrant, Humana Inc. and Warburg,
              Pincus Capital Company, L.P. (incorporated by reference to Exhibit 4.15 to
              Registration Statement on Form S-4, File No. 33-96996).
   4.17   --  Form of Registration Rights Agreement among Registrant, Mahmoud R. Ghavi, Barry G.
              Wahlig, William L. McCready and Kimberly D. Elkins (incorporated by reference to
              Exhibit 4.1 to Registrant's Current Report on Form 8-K filed on December 5, 1995).
   4.18   --  Form of Registration Rights Agreement among Registrant, William J. DeZonia, Lori T.
              Caudill, Carol T. Shumaker, Alyson T. Stinson, James F. Thacker, James F. Thacker
              Retained Annuity Trust and Paulanne H. Thacker Retained Annuity Trust (incorporated by reference to Exhibit 4.1 to Registrant's Current Report on Form 8-K filed on
              January 19, 1996).
   4.19   --  Form of Registration Rights Agreement among Registrant, NFT Ventures, Inc. and NP
              Ventures, Ltd. (incorporated by reference to Exhibit 4.17 to the Registrant's
              Registration Statement on Form S-4, File No. 333-2506).
   4.20   --  Form of Registration Rights Agreement among Registrant, Michael Clark, Andrei
              Mitran, and Steven Thiedke (incorporated by reference to Exhibit 4.18 to the
              Registrant's Registration Statement on Form S-4, File No. 333-2506.)
  *5.1    --  Opinion of King & Spalding.
  *8.1    --  Opinion of King & Spalding as to tax matters.

EXHIBIT                                           DESCRIPTION
- -------       -----------------------------------------------------------------------------------
  10.1    --  Medaphis Corporation Re-engineering, Consolidation and Business Improvement Cash
              Incentive Plan, dated February 21, 1996 (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-4, File No. 333-2506).
  23.1    --  Consent of Deloitte & Touche LLP.
  23.2    --  Consent of Coopers & Lybrand L.L.P.
  23.3    --  Consent of Arthur Andersen LLP.
  23.4    --  Consent of Price Waterhouse LLP.
 *23.5    --  Consent of Hambrecht & Quist LLP.
  23.6    --  Consent of King & Spalding (included in Exhibit 5.1).
 *24.1    --  Power of attorney of the officers and directors of Registrant signing this
              Registration Statement (appears at page II-7).
 *99.1    --  Form of Proxy for HDS Common Stock, HDS Series B Preferred Stock and HDS Series C
              Preferred Stock.
 *99.2    --  Form of Proxy for HDS Series F Preferred Stock.


- ---------------


* Previously filed.


b. Financial Statement Schedules.

     None.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 31, 1996.


                                          MEDAPHIS CORPORATION

                                          By:    /s/  RANDOLPH G. BROWN
                                             -----------------------------------
                                                    Randolph G. Brown
                                            Chairman, Chief Executive Officer
                                                      and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on May 31, 1996.



                  SIGNATURE                                         TITLE
- ---------------------------------------------   ----------------------------------------------
                       *                        Chairman, Chief Executive Officer, President
- ---------------------------------------------     and Director
              Randolph G. Brown

                        *                       Senior Vice President -- Finance and Chief
- ---------------------------------------------     Financial Officer
               Michael R. Cote

                        *                       Vice President, Corporate Controller and Chief
- ---------------------------------------------     Accounting Officer (Principal Accounting
              James S. Douglass                   Officer)

                        *                       Director
- ---------------------------------------------
            Robert C. Bellas, Jr.

                        *                       Director
- ---------------------------------------------
          David R. Holbrooke, M.D.

                        *                       Director
- ---------------------------------------------
              David E. McDowell

                        *                       Director
- ---------------------------------------------
            Steven G. Papermaster

                        *                       Director
- ---------------------------------------------
               Dennis A. Pryor

*By:     /s/  RANDOLPH G. BROWN
     ----------------------------------------
              Randolph G. Brown
              Attorney-in-Fact

                               INDEX TO EXHIBITS


                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT                                     DESCRIPTION                                    PAGE
- -------       -----------------------------------------------------------------------  ------------
  2.1     --  Merger agreement dated as of May 23, 1996, by and among Registrant,
              HDSSub, Inc. and Health Data Sciences Corporation (attached as Annex A to the Proxy Statement/Prospectus forming a part of the Registration
              Statement). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request....................
  2.2     --  Merger Agreement dated as of March 15, 1996, by and among Registrant,
              BSGSub, Inc. and BSG Corporation. (incorporated by reference to Exhibit
              2.1 to the Registrant's Registration Statement on Form S-4; File No.
              333-2506)..............................................................
  2.3     --  Merger Agreement dated as of March 12, 1996, by and among Registrant,
              Rapid Systems Solutions, Inc. and RipSub, Inc. (incorporated by reference to Exhibit 2.19 to Registrant's Annual Report on Form 10-K
              for the year ended December 31, 1995)..................................
  2.4     --  Merger Agreement dated as of December 29, 1995, by and among
              Registrant, CarSub Inc., and Medical Management Sciences, Inc.
              (incorporated by reference to Exhibit 2.1 to Registrant's Current
              Report on Form 8-K filed on January 19, 1996)..........................
  2.5     --  Merger Agreement dated as of October 13, 1995 by and among Registrant,
              NukSub, Inc. and Consort Technologies, Inc. (incorporated by reference to Exhibit 2.1 to Registrant's Current Report on Form 8-K filed on
              December 5, 1995)......................................................
  2.6     --  Merger Agreement dated as of January 29, 1995 by and among Registrant,
              BullSub, Inc., AUTOMATION ATWORK, ATWORK AUSTRALIA, ATWORK CANADA
              CORP., ATWORK-EUROPE AND ATWORK, U.K. (incorporated by reference to
              Exhibit 2.1 to Registrant's Registration Statement on Form S-4, File
              No. 33-88910)..........................................................
  4.0     --  Indenture by and between Registrant and Trust Company Bank, as Trustee, dated December 30, 1992 (incorporated by reference to Exhibit 4 to
              Registrant's Current Report on Form 8-K filed on January 11, 1993).....
  4.1     --  Specimen Common Stock Certificate (incorporated by reference to Exhibit
              4.1 to Registrant's Annual Report on Form 10-K for the year ended
              December 31,
              1995)..................................................................
  4.2     --  Form of Option Certificate relating to Stock Option Plan (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-1, File
              No. 33-42216)..........................................................
  4.3     --  Form of Option Certificate relating to Registrant's Executive
              Performance Plan (incorporated by reference to Exhibit 4.3 to
              Registration Statement on Form S-1, File No. 33-42216).................
  4.4     --  Form of Option Certificate relating to Registrant's Stock Option Plan for Employees of Acquired Companies (incorporated by reference to
              Exhibit 4.4 to Registration Statement on Form S-3, File No.
              33-71552)..............................................................
  4.5     --  Form of Option Certificate relating to Registrant's Restricted Stock
              Plan (incorporated by reference to Exhibit 4.5 to Registrant's Annual
              Report on Form 10-K for the year ended December 31, 1995)..............

                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT                                     DESCRIPTION                                    PAGE
- -------       -----------------------------------------------------------------------  ------------
  4.6     --  Form of Option Certificate relating to Registrant's Non-Employee
              Director Stock Option Plan (incorporated by reference to Exhibit 4.6 to
              Registrant's Annual Report on Form 10-K for the year ended December 31,
              1995)..................................................................
  4.7     --  Registration Rights Agreement, dated November 15, 1989, among
              Registrant, Prudential Venture Partners II and Rhode Island Securities
              Corporation (incorporated by reference to Exhibit 4.13 to Registration
              Statement on Form S-1, File No. 33-42216)..............................
  4.8     --  Amendment No. 1 to Registration Rights Agreement, dated as of December
              1, 1989, among Registrant and the several persons named therein
              (incorporated by reference to Exhibit 4.14 to Registration Statement on
              Form S-1, File No. 33-42216)...........................................
  4.9     --  Amended and Restated Registration Rights Agreement, effective as of
              December 1, 1989, among Registrant and the several persons named therein (incorporated by reference to Exhibit 4.15 to Registration
              Statement on Form S-1, File No. 33-42216)..............................
  4.10    --  Registration Rights Agreement, dated as of March 17, 1995, by and among
              Registrant, David Michael Warner and John P. Holton (incorporated by reference to Exhibit 4.10 to Registrant's Annual Report on Form 10-K
              for the year ended December 31, 1994)..................................
  4.11    --  Form of Common Stock Purchase Warrant issued to Frederica Morf and
              Ursula Nelson (incorporated by reference to Exhibit 4.19 to
              Registrant's Annual Report on Form 10-K for the year ended December 31,
              1994)..................................................................
  4.12    --  Form of Warrant Agreement between AdvaCare and certain litigants, entered into in settlement of litigation, dated June 30, 1994
              (incorporated by reference to Exhibit 4.22 to Registrant's Annual
              Report on Form 10-K for the year ended December 31, 1994)..............
  4.13    --  Form of Amendment to Warrant Agreement between AdvaCare and certain litigants, entered into in settlement of litigation, dated November 30,
              1994 (incorporated by reference to Exhibit 4.23 to Registrant's Annual
              Report on Form 10-K for the year ended December 31, 1994)..............
  4.14    --  Form of Warrant issued to certain litigants in settlement of litigation
              (incorporated by reference to Exhibit 4.24 to Registrant's Annual
              Report on Form 10-K for the year ended December 31, 1994)..............
  4.15    --  Form of Registration Rights Agreement among Registrant, Bryan Dieter and The Decision Support Group, Inc. (incorporated by reference to
              Exhibit 4.26 to Registrant's Annual Report on Form 10-K for the year ended December 31,
              1994)..................................................................
  4.16    --  Form of Registration Rights Agreement among Registrant, Humana Inc. and
              Warburg, Pincus Capital Company, L.P. (incorporated by reference to
              Exhibit 4.15 to Registration Statement on Form S-4, File No.
              33-96996)..............................................................
  4.17    --  Form of Registration Rights Agreement among Registrant, Mahmoud R.
              Ghavi, Barry G. Wahlig, William L. McCready and Kimberly D. Elkins
              (incorporated by reference to Exhibit 4.1 to Registrant's Current
              Report on Form 8-K filed on December 5, 1995)..........................

                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT                                     DESCRIPTION                                    PAGE
- -------       -----------------------------------------------------------------------  ------------
  4.18    --  Form of Registration Rights Agreement among Registrant, William J.
              DeZonia, Lori T. Caudill, Carol T. Shumaker, Alyson T. Stinson, James
              F. Thacker, James F. Thacker Retained Annuity Trust and Paulanne H.
              Thacker Retained Annuity Trust (incorporated by reference to Exhibit
              4.1 to Registrant's Current Report on Form 8-K filed on January 19,
              1996)..................................................................
  4.19    --  Form of Registration Rights Agreement among Registrant, NFT Ventures,
              Inc. and NP Ventures, Ltd. (incorporated by reference to Exhibit 4.17 to the Registrant's Registration Statement on Form S-4, File No.
              333-2506)..............................................................
  4.20    --  Form of Registration Rights Agreement among Registrant, Michael Clark,
              Andrei Mitran, and Steven Thiedke (incorporated by reference to Exhibit
              4.18 to the Registrant's Registration Statement on Form S-4, File No.
              333-2506)..............................................................
  5.1     --  Opinion of King & Spalding.............................................
  8.1     --  Opinion of King & Spalding as to tax matters...........................
 10.1     --  Medaphis Corporation Re-engineering, Consolidation and Business
              Improvement Cash Incentive Plan, dated February 21, 1996 (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement
              on Form S-4, File No. 333-2506)........................................
 23.1     --  Consent of Deloitte & Touche LLP.......................................
 23.2     --  Consent of Coopers & Lybrand L.L.P. ...................................
 23.3     --  Consent of Arthur Andersen LLP. .......................................
 23.4     --  Consent of Price Waterhouse LLP. ......................................
 23.5     --  Consent of Hambrecht & Quist LLP. .....................................
 23.6     --  Consent of King & Spalding (included in Exhibit 5.1)...................
 24.1     --  Power of attorney of the officers and directors of Registrant signing this Registration Statement (appears at page II-7).....................
 99.1     --  Form of Proxy for HDS Common Stock, HDS Series B Preferred Stock and
              HDS Series C Preferred Stock...........................................
 99.2     --  Form of Proxy for HDS Series F Preferred Stock.........................